EXHIBIT 6.16

BORROWER'S STATEMENT

Date: May 31, 2024 **GF No: PL24-36114C**

Loan From: HouseMax Funding LLC

Property: SETTLEMENT DATE: May 31, 2024 / DISBURSEMENT DATE: May 31, 2024
274 Gabbro Gardens
Maxwell, TX 78656

Credits/Funds Received		
Loan Amount from HouseMax Funding LLC		$161,000.00
Total		**$161,000.00**
Less: Charges/Disbursements		
Loan Fees - LOAN NO. 115876 to HouseMax Funding LLC		$7,683.42
Origination Fee	$3,000.00	
Processing Fee	$1,495.00	
Flood Determination Fee	$45.00	
Insurance Fee	POC (B) $802.00	
Property Tax Holdback	$1,560.74	
Property Insurance Holdback	$247.67	
Debt Service Reserve	$1,302.59	
Prepaid Per Diem (5/31/24-6/1/24)	$32.42	
Escrow Fee to Benchmark Title, LLC - Escrow Fees		$500.00
Recording Fees to Benchmark Title, LLC - E-Recording Account		$142.50
Deed of Trust	$100.25	
Release of Lien	$42.25	
Title Insurance Fees to Benchmark Title, LLC		$585.50
LP - Single Issue to Benchmark Title, LLC	$1,153.00	
Renewal and extension /1 yr to Benchmark Title, LLC	($637.50)	
Not yet due/payable (LP Only) to Benchmark Title, LLC	$5.00	
T-19.2 LP - MSD End to Benchmark Title, LLC	$0.00	
T-27 Assignment of Rents End to Benchmark Title, LLC	$0.00	
T-30 Tax Deletion (LP Only) to Benchmark Title, LLC	$20.00	
T-33 Variable Rate End to Benchmark Title, LLC	$20.00	
T-36 Env. Protection End to Benchmark Title, LLC	$25.00	
$350 of Title Premium to Chicago Title Insurance Company		
State of TX Policy Guaranty Fee ($2/Policy) to Texas Title Insurance Guaranty Association		$2.00
Tax Certificate to Data Trace		$45.92
Real Property Taxes (Acct R187334) to Jenifer O'Kane Tax Assessor-Collector, Hays County		$3,076.90
Payoff Loan # 399453052 to FCI Lender Services Inc		$184,147.52
Unpaid Principal Balance	$182,478.75	
Interest Due 05/1/24-05/31/24	$1,569.77	
Estimated Payoff Charges from Servicer	$99.00	
Appraisal Fee to Colibri Appraisal Services LLC		$375.00
Appraisal Fee to Titan Valuation LLC		$600.00
Total Charges/Disbursements		**$197,158.76**
Net Amount Due by Borrower		**$36,158.76**

Printed at: 05/31/2024 (09:15 am)

Compliments of **Benchmark Title, LLC**

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of May 31, 2024, is entered into by TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), for the benefit of HouseMax Funding, LLC, a Texas limited liability company (“Lender”).

In consideration of the covenants, conditions, representations, and warranties contained in this Agreement, the parties agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings (all terms defined in this Section or in any other provision of this Agreement in the singular are to have the plural meanings when used in the plural and vice versa, and whenever the context requires, each gender shall include any other gender):

1.1. “Agreement” shall mean this Loan and Security Agreement together with all schedules and exhibits hereto, as amended, supplemented or otherwise modified from time to time.

1.2. “Applicable Law” shall mean: (a) with respect to matters relating to the creation, perfection and procedures relating to the enforcement of the liens created pursuant to a Security Instrument (including specifically, without limitation, the manner of establishing the amount of any deficiency for which Borrower is liable after any foreclosure of any Real Property Collateral), the laws of the state where the Real Property Collateral subject to such Security Instrument is located; or (b) with respect to any other Loan Document (including but not limited to the Note and this Agreement) the laws of the State of Texas (or any other jurisdiction whose laws are mandatorily applicable notwithstanding the parties' choice of Texas law). In either case, Applicable Law shall refer to such laws, as such laws now exist, or may be changed or amended or come into effect in the future.

1.3. “Attorneys’ Fees.” Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender as provided in the Loan Documents.

1.4. “Collateral” shall mean the collateral described in Section 2 below.

1.5. “Environmental Laws” shall mean any Governmental Requirements pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code (“U.S.C.”) §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C.

§§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001- 11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Collateral.

1.6. “Event of Default” shall mean any event specified in the Event of Default heading below.

1.7. “Governmental Authority” shall mean any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.8. “Governmental Requirements” shall mean any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.9. “Guarantor” shall mean Sachin Latawa, and any other guarantor of any Indebtedness evidenced by a Loan Document between Lender and any other guarantor.

1
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

1.10. “Guaranty” shall mean each Guaranty, Limited Guaranty, Springing Guaranty, or Guaranty of Completion of even date herewith executed by a Guarantor.

1.11. “Hazardous Materials” means any and all (a) substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as “hazardous wastes” under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as “hazardous substances” under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as “medical wastes” under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance;

(i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1.12. “Indebtedness” means the principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.12.1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.12.2. This Agreement;

1.12.3. The Security Instrument and all other Loan Documents;

1.12.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.12.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Secured Obligations evidenced by such document are secured by the terms of the Security Agreement, including, but not limited to, funds advanced to protect the security or priority of the Security Agreement; and

1.12.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

1.13. “Insurance Rating Requirements” means the requirements for a property insurance policy issued by an insurer having a claims-paying or financial strength rating of any one of the following:

(A) at least “A-:VIII” from A.M. Best Company, (B) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (C) at least “A-” from Standard & Poor’s Ratings Service.

1.14. “Lender Retained Funds” shall mean all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Appraisal Holdbacks, Debt Service Holdbacks, Default Reserves, Impounds, Construction Reserves, Construction Completion Holdbacks, Repair Holdbacks, Tax Holdbacks, Capital Expenditure Holdbacks and Insurance Holdbacks.

1.15. “Loan” shall mean the loan and financial accommodations made by the Lender to the Borrower in accordance with the terms of this Agreement and the Loan Documents.

1.16. “Loan Amount” shall mean One Hundred Sixty-One Thousand and 00/100 Dollars ($161,000.00).

2
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

1.17. “Loan Document(s)” means this Agreement, the Note, Security Agreement, and any other agreement executed in connection therewith, all other documents evidencing, securing or otherwise governing the Loan between Lender, Borrower, any guarantor, pledgor, or debtor, whether now existing or made in the future, and all amendments, modifications, and supplements thereto. Notwithstanding the foregoing, when used in the definitions of Indebtedness, Secured Obligations, and Obligations, and in relation to the discussion of the Secured Obligations, Obligations and Indebtedness that are secured by any Security Agreement, the term “Loan Documents” specifically excludes any Guaranty and Environmental Indemnity Agreement, each of which are not secured by any Security Agreement unless specifically identified therein.

1.18. “Maturity Date” shall mean June 1, 2054.

1.19. “Note(s)” means any and all promissory notes payable by Borrower, as maker to the order of Lender or order, executed concurrently herewith or subsequent to the execution of this Agreement, evidencing a loan from Lender to Borrower, together with any interest thereon at the rate provided in such promissory note and any modifications, extensions or renewals thereof, whether or not any such modification, extension is evidenced by a new or additional promissory note or notes. Note shall include the Secured Note of even date herewith payable by Borrower to the order of Lender in the amount of One Hundred Sixty-One Thousand and 00/100 Dollars ($161,000.00), which matures on the Maturity Date, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.20. “Person” means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

1.21. “Personal Property Collateral” shall mean any property pledged to secure the Note that is not Real Property Collateral, including but not limited to the Pledge.

1.22. “Pledge” shall mean the Ownership Interest Pledge Agreement of even date herewith made for the benefit of Lender.

1.23. “Real Property Collateral” shall mean all Mortgaged Property described in the Security Instrument(s), commonly known as 274 Gabbro Gdns, Maxwell, Texas 78656-2016.

1.24. “Secured Obligations” shall have the meaning defined in Section 2 below and shall include all Indebtedness, obligations, and liabilities of the Borrower under the Loan Documents, whether on account of principal, interest, indemnities, fees (including, without limitation, Attorneys’ Fees, remarketing fees, origination fees, collection fees, and all other professional fees), costs, expenses, taxes, or otherwise.

1.25. “Security Agreement” shall mean any and all agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract or otherwise creating, evidencing, governing or representing a security interest of Lender in the Collateral securing the Secured Obligations, including, but not limited to any Collateral Security Agreement, Security Instrument, or Ownership Interest Pledge Agreement, as applicable. The term shall refer to all Security Agreements both individually and collectively.

1.26. “Security Instrument(s)” shall mean any and all agreements of even date herewith that secure the Real Property Collateral, including but not limited to any (i) Deeds of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (ii) Mortgages, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iii) Deeds to Secure Debt, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, (iv) Security Deeds, Assignment of Leases and Rents, Fixture Filing, and Security Agreement, and (v) Mortgages.

1.27. “Tenant Affiliate” shall mean any occupant of the Real Property Collateral, other than Borrower, that that is directly or indirectly controlling, controlled by or under common control with, the Borrower.

Capitalized terms not otherwise defined shall have their respective meanings as defined in the Loan Documents.

3
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

2. GENERAL.

2.1. Amount and Purpose. In reliance on Borrower's representations and warranties, and subject to the terms and conditions in this Agreement and in the Loan Documents, Lender agrees to make the Loan to Borrower on the terms and conditions set forth in the Note, this Agreement and the other Loan Documents.

2.2. Payment. Borrower shall repay the Loan in accordance with the provisions of the Note. The principal balance outstanding under the Note shall be due and payable in full on the Maturity Date.

2.3. Loan Documentation and Security. Borrower shall execute and acknowledge, or obtain the execution and acknowledgment of, and deliver concurrently with this Agreement, the Loan Documents and other documents signed in connection with this Agreement. Any reference to the Loan Documents shall refer to such documents as they may be amended, renewed, or extended from time to time with the written approval of Lender. All of the Loan Documents shall be in form and substance satisfactory to Lender and shall include such consents from third parties as Lender deems necessary or appropriate.

2.4. Creation of Security Interest; Collateral. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of securing the full and timely payment and performance of the Secured Obligations for the benefit of Lender, Borrower hereby irrevocably and unconditionally grants, transfers, bargains, conveys and assigns to the Lender a continuing general, lien on, and security interest in, all the Borrower's estate, right, title, and interest that the Borrower now has or may later acquire in and to the following, which shall be collectively referred to as the "Collateral":

2.4.1. Real Property Collateral. All Real Property Collateral.

2.4.2. Personal Property Collateral. All Personal Property Collateral.

2.4.3. Borrower Funds. All of Borrower’s interest in and to the proceeds of the Secured Obligations, whether disbursed or not; all present and future monetary deposits given by Borrower to any public or private utility with respect to utility services furnished to the Real Property Collateral; all Lender Retained Funds; and all accounts maintained by the Borrower with Lender or any subsidiary or affiliate of Lender, including, without limitation, any accounts established in connection with the Secured Obligations regardless of whether or not such accounts are with Lender;

2.4.4. Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement and the Note. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity. Unless an agreement is made in writing or applicable law requires interest to be paid on the Lender Retained Funds, Lender shall not be required to pay Borrower any interest or earnings on the Lender Retained Funds.

2.4.5. Additional Property. Any additional personal property otherwise set forth in the Loan Documents;

2.4.6. Proceeds. All proceeds of, supporting obligations for, additions and accretions to, substitutions and replacements for, and changes in any of the Collateral described in this Agreement.

4
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

2.5. Secured Obligations. Borrower grants a security interest in the Collateral for the purpose of securing the following Secured Obligations:

2.5.1. Notes. Payment of all obligations at any time under any and all Notes.

2.5.2. Loan Documents. Payment and/or performance of each and every other obligation of Borrower under the Loan Documents;

2.5.3. Related Loan Documents. Payment and/or performance of each covenant and obligation on the part of Borrower or its affiliates to be performed pursuant to any and all Loan Documents that have been or may be executed by Borrower or its affiliates evidencing or securing one or more present or future loans by Lender or its affiliates to Borrower or its affiliates (each a “Related Loan,” and collectively, the “Related Loans”), whether now existing or made in the future, together with any and all modifications, extensions and renewals thereof; provided, however, that nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender’s intention, to make any Related Loan to Borrower or its affiliates;

2.5.4. Future Obligations. Payment to Lender of all future advances, Indebtedness and further sums and/or performance of such further obligations as Borrower may undertake to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, its successors and assigns, (it being contemplated by Borrower and Lender that Borrower may hereafter become indebted to Lender in such further sum or sums), when such borrower and/or obligations are evidenced by a written instrument reciting that it or they are secured by this Agreement and a related Security Instrument or Security Agreement; and

2.5.5. Modifications and Payments. Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations.

2.6. Application of Payments. Except as otherwise expressly provided by Governmental Requirements or any other provision of the Loan Documents, all payments received by Lender from Borrower under the Loan Documents shall be applied by Lender in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Agreement, the Note, the Security Agreement, or any other Loan Documents, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.7. Termination. This Agreement shall terminate following the repayment in full of all amounts due under the Note, this Agreement and any other documents evidencing the Loan, so long as no written claim has been made hereunder prior to such expiration date.

2.8. Debt Service Reserve. Out of the Loan proceeds, Lender will hold in reserve One Thousand Three Hundred Two and 59/100 Dollars ($1,302.59) as a debt service reserve (the “Debt Service Reserve”). Lender will use the Debt Service Reserve to pay the monthly debt service payments due under the Note (“Debt Service Payments”) until the Debt Service Reserve is exhausted. Accordingly, once the Debt Service Reserve is exhausted, and without further notice from Lender, Borrower shall begin tendering payments, if any, to Lender. Upon an Event of Default, Lender may use the Debt Service Reserve to protect its Security Instrument, by: (i) making payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the Loan, in Lender’s sole and absolute discretion. Should Lender be required to utilize the Debt Service Reserve for anything other than Debt Service Payments, Borrower shall be required to replenish funds in the Debt Service Reserve. The failure to replenish the Debt Service Reserve upon five (5) business days written notice by Lender to Borrower shall be an additional Event of Default under this Agreement. Upon full repayment of the Loan, and subject to any Prepayment Premium required in the Note, Lender shall credit the Debt Service Reserve balance and reduce any beneficiary demand accordingly.

5
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

2.9. Real Property Tax Holdback. Out of the loan proceeds, Lender’s servicer, may withhold a sum sufficient to pay property taxes on the Real Property Collateral through the Maturity Date as tax holdback (“Tax Holdback”). Borrower may request reimbursement from the Tax Holdback upon Borrower’s demonstration to Lender of payment of real property taxes. Upon an Event of Default, Lender may use the Tax Holdback to protect its Security Instrument, by: (i) making interest payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the loan, in Lender’s sole and absolute discretion. Should Lender be required to utilize the Tax Holdback for anything other than the payment of property taxes, Borrower shall be required to replenish funds in the Tax Holdback. The failure to replenish the Tax Holdback upon five (5) business days written notice from Lender to Borrower shall be an additional event of default under this Agreement. Upon full repayment of the loan, Lender shall credit any funds held in the Tax Holdback and reduce any beneficiary demand accordingly.

2.10. Insurance Holdback. Out of the Loan proceeds, Lender’s servicer, may withhold a sum sufficient to pay insurance premiums for hazard and liability policies on the Real Property Collateral through the Maturity Date as an insurance Holdback (“Insurance Holdback”). Lender shall use the Insurance Holdback to renew or otherwise pay insurance premiums as required under the Security Instrument. Upon an Event of Default, Lender may use the Insurance Holdback to protect its Security Instrument, by: (i) making interest payments hereunder, (ii) making protective advances under the Security Instrument, or (iii) paying down the principal amount owed on the Loan, in Lender’s sole and absolute discretion. Should Lender be required to utilize the Insurance Holdback for anything other than the payment of insurance premiums, Borrower shall be required to replenish funds in the Insurance Holdback. The failure to replenish the Insurance Holdback upon five (5) business days’ written notice from Lender to Borrower shall be an additional Event of Default under this Agreement. Upon full repayment of the Loan, Lender shall credit any funds held in the Insurance Holdback and reduce any beneficiary demand accordingly.

2.11. Insurance and Real Estate Taxes. In addition to the monthly payments due under the Loan, Borrower shall promptly remit to Lender sufficient funds on a monthly basis (an estimated 1/12 of the total annual amount due) to pay the annual real estate taxes, community association dues, fees, assessments and insurance premiums due on the Real Property Collateral, when such taxes or premiums are due so that Lender may pay them directly. In addition to the monthly impounds above, Lender may reserve sufficient funds at Loan closing to fund an initial escrow impound account for future payments which amounts shall be identified in any final settlement statement. Amounts withheld by Lender shall be estimates only, and Lender reserves the right to collect a cushion of impound funds. Borrower will also promptly provide to Lender all notices and written materials relating in any way to such taxes or insurance due. Lender shall have the right from time to time to review tax and insurance payment amounts and make adjustments upon notice to Borrower. Unless an agreement is made in writing or applicable law requires interest to be paid on the funds, Lender shall not be required to pay Borrower any interest or earnings on the funds.

2.12. Pledge and Grant of Security Interest. To secure the due and punctual payment and performance of all Secured Obligations due under the Note, Borrower hereby pledges, assigns, transfers, and delivers to Lender and hereby grants Lender a security interest in and to all of Borrower's right, title and interest in and to any funds retained by the Lender or its agents including but not limited to any Lender Retained Funds. The Lender Retained Funds shall be subject to the sole and absolute control of Lender during the term of this Agreement. Borrower shall execute such documents and take such other action as may be requested by Lender to ensure in Lender such sole and absolute control. Borrower shall have no right to the Lender Retained Funds except as provided in this Agreement. Upon the maturity of the Note, any remaining funds in the Lender Retained Funds shall be credited against amounts due under the Note. Upon the occurrence of an Event of Default hereunder, Lender shall have (i) the right to withdraw all or any portion of the Lender Retained Funds and apply the Lender Retained Funds against the amounts owing under the Note, or any other Loan Document in such order of priority as Lender may determine; (ii) all rights and remedies of a secured party under the Uniform Commercial Code; or (iii) the right to exercise all remedies under the Loan Documents or otherwise available in law or in equity.

6
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

3. BORROWER’S REPRESENTATIONS AND WARRANTIES. To induce Lender to make the Loan, Borrower represents and warrants as follows, which representations and warranties shall be true and correct as of the execution of this Agreement, as of the date of each Advance and at all times any Indebtedness exists, and shall survive the execution and delivery of the Loan Documents:

3.1. Capacity. Borrower and the individuals executing Loan Documents on Borrower’s behalf have the full power, authority, and legal right to execute and deliver, and to perform and observe the provisions of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, and to carry out the contemplated transactions. All signatures of Borrower and Guarantor, and the individuals executing Loan Documents on their respective behalf, are genuine.

3.2. Authority and Enforceability. Borrower’s execution, delivery, and performance of this Agreement, the other Loan Documents, and any other document, agreement, certificate, or instrument executed in connection with the Loan, have been duly authorized by all necessary corporate or other business entity action and do not and shall not require any registration with, consent, or approval of, notice to, or any action by any Person or Governmental Authority. Borrower has obtained or will obtain all approvals necessary for Borrower to comply with the Loan Documents. This Agreement, the Note, and the other Loan Documents executed in connection with the Loan, when executed and delivered by Borrower, shall constitute the legal, valid, binding, and joint and several obligations of Borrower enforceable in accordance with their respective terms.

3.3. Compliance with Other Instruments. The execution and delivery of this Agreement and the other Loan Documents, and compliance with their respective terms, and the issuance of the Note and other Loan Documents as contemplated in this Agreement, shall not result in a breach of any of the terms or conditions of, or result in the imposition of, any lien, charge, or encumbrance (except as created by this Agreement, the Security Agreement and the other Loan Documents) on any Collateral, or constitute a default (with due notice or lapse of time or both) or result in an occurrence of an event for which any holder or holders of indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment, or instrument to which Borrower is a party or by which Borrower or its properties may be bound or affected.

3.4. Compliance with Law. The execution and delivery of this Agreement, the Note, and the other Loan Documents, or any other document, agreement, certificate, or instrument to which Borrower is bound in connection with the Loan, do not conflict with, result in a breach or default under, or create any lien or charge under any provision of any Governmental Requirements to which it is subject and shall not violate any of the Governmental Requirements.

3.5. Adverse Events. Since the date of the financial statements delivered to Lender before execution of this Agreement, neither the condition (financial or otherwise) nor the business of Borrower and the Collateral have been materially adversely affected in any way.

3.6. Litigation. There are no actions, suits, investigations, or proceedings pending or, to Borrower’s knowledge after due inquiry and investigation, threatened against or affecting Borrower at law or in equity, before or by any Person or Governmental Authority, that, if adversely determined, would have a material adverse effect on the business, properties, or condition (financial or otherwise) of Borrower or on the validity or enforceability of this Agreement, any of the other Loan Documents, or the ability of Borrower to perform under any of the Loan Documents.

3.7. No Untrue Statements. All statements, representations, and warranties made by Borrower in this Agreement or any other Loan Document and any other agreement, document, certificate, or instrument previously furnished or to be furnished by Borrower to Lender under the Loan Documents (a) are and shall be true, correct, and complete in all material respects at the time they were made and as of the execution of this Agreement, (b) do not and shall not contain any untrue statement of a material fact, and (c) do not and shall not omit to state a material fact necessary to make the information in them neither misleading nor incomplete. Borrower understands that all such statements, representations, and warranties shall be deemed to have been relied on by Lender as a material inducement to make the Loan.

7
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

3.8. Policies of Insurance. Each copy of the insurance policies relating to the Collateral delivered to Lender by Borrower (a) is a true, correct, and complete copy of the respective original policy in effect on the date of this Agreement, and no amendments or modifications of said documents or instruments not included in such copies have been made, and (b) has not been terminated and is in full force and effect. Borrower is not in default in the observance or performance of its material obligations under said documents or instruments and Borrower has done all things required to be done as of the date of this Agreement to keep unimpaired its rights thereunder.

3.9. Financial Statements. All financial statements furnished to Lender are true and correct in all material respects, are prepared in accordance with generally accepted accounting principles, and do not omit any material fact the omission of which makes such statement or statements misleading. There are no facts that have not been disclosed to Lender by Borrower in writing that materially or adversely affect or could potentially in the future affect the Collateral or the business prospects, profits, or condition (financial or otherwise) of Borrower or any Guarantor or Borrower’s abilities to perform the Secured Obligations and pay the Indebtedness.

3.10. Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed by Borrower under the Governmental Requirements of each Governmental Authority with taxing power over Borrower, and Borrower has paid, or made provision for the payment of, all taxes, assessments, fees, Impositions (as defined in the Security Instrument), and other governmental charges that have or may have become due under said returns, or otherwise, or under any assessment received by Borrower except that such taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided.

3.11. Further Acts. Borrower shall, at its sole cost and expense, and without expense to Lender, do, execute, acknowledge, and deliver all and every such further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers, and assurances as Lender shall from time to time require, for the purpose of better assuring, conveying, assigning, transferring, pledging, mortgaging, warranting, and confirming to Lender the Collateral and rights, and as to Lender the security interest, conveyed or assigned by this Agreement or intended now or later so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement, or for filing, registering, or recording this Agreement and, on demand, shall execute and deliver, and authorizes Lender to execute in the name of Borrower, to the extent it may lawfully do so, one or more financing statements, chattel mortgages, or comparable security instruments, to evidence more effectively the lien of Lender on the Collateral.

3.12. Filing Fees. Borrower shall pay all filing, registration, or recording fees, all Governmental Authority stamp taxes and other fees, taxes, duties, imposts, assessments, and all other charges incident to, arising from, or in connection with the preparation, execution, delivery, and enforcement of the Note, this Agreement, the other Loan Documents, or any instrument of further assurance.

3.13. Entity Compliance. As long as any part of the Secured Obligation is owed by Borrower, Borrower, if a corporation, limited liability company, partnership, or trust shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights, and privileges as such entity under the laws of the state of its incorporation or formation, and shall comply with all Governmental Requirements of any Governmental Authority applicable to Borrower or to any Collateral or any part of it, and Borrower shall qualify and remain in good standing in each jurisdiction where it is required to be so under any applicable Governmental Requirement.

3.14.Improper Financial Transactions.

3.14.1. Borrower is, and shall remain at all times, in full compliance with all applicable laws and regulations of the United States of America that prohibit, regulate or restrict financial transactions, and any amendments or successors thereto and any applicable regulations promulgated thereunder (collectively, the “Financial Control Laws”), including but not limited to those related to money laundering offenses and related compliance and reporting requirements (including any money laundering offenses prohibited under the Money Laundering Control Act, 18 U.S.C. Section 1956 and 1957 and the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.) and the Foreign Assets Control Regulations, 31 C.F.R. Section 500 et seq.

8
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

3.14.2. Borrower represents and warrants that: Borrower is not a Barred Person (hereinafter defined); Borrower is not owned or controlled, directly or indirectly, by any Barred Person; and Borrower is not acting, directly or indirectly, for or on behalf of any Barred Person.

3.14.3. Borrower represents and warrants that it understands and has been advised by legal counsel on the requirements of the Financial Control Laws.

3.14.4. Under any provision of the Loan Documents where Lender shall have the right to approve or consent to any particular action, including, without limitation any (A) sale, transfer, assignment of any Collateral, or any direct or indirect ownership interest in Borrower, (B) leasing of any Collateral, or any portion thereof, or (C) incurring any additional financing secured by the Collateral, or any portion thereof, or by any direct or indirect ownership interest in Borrower, Lender shall have the right to withhold such approval or consent, in its sole discretion.

3.14.5. Borrower covenants and agrees that it will upon request provide Lender with (or cooperate with Lender in obtaining) information required by Lender for purposes of complying with any Financial Control Laws. As used in this Agreement, the term “Barred Person” shall mean (A) any person, group or entity named as a “Specially Designated National and Blocked Person” or as a person who commits, threatens to commit, supports, or is associated with terrorism as designated by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (B) any person, group or entity named in the lists maintained by the United States Department of Commerce (Denied Persons and Entities), (C) any government or citizen of any country that is subject to a United States Embargo identified in regulations promulgated by OFAC, and (D) any person, group or entity named as a denied or blocked person or terrorist in any other list maintained by any agency of the United States government.

3.15. Representation on Use of Proceeds. Borrower represents and warrants to Lender that the proceeds of the Loan will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

3.16. Brokerage Fees. Borrower represents and warrants to Lender that Borrower has not dealt with any Person, other than the parties identified in the final settlement statement, who are or may be entitled to any finder’s fee, brokerage commission, loan commission, or other sum in connection with the execution of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents, or the making of the Loan by Lender to Borrower, and Borrower indemnifies and agrees to hold Lender harmless from and against any and all loss, liability, or expense, including court costs and Attorneys’ Fees, that Lender may suffer or sustain if such warranty or representation proves inaccurate in whole or in part. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

3.17. Perfection and Priority of Security Interest. Borrower represents and warrants that unless otherwise previously disclosed to Lender in writing, Borrower has not entered into or granted any security agreements, or permitted the filing or attachment of any security interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan, that would be prior or that may in any way be superior to Lender’s security interests and rights in and to the Collateral.

3.18. Title to Property. Borrower represents and warrants that Borrower is the sole owner of and has good marketable title to the fee interest in the Collateral, free from any lien or encumbrance of any kind whatsoever.

4. INSURANCE. Lender's obligation to make the Loan and perform its duties under this Agreement shall be subject to the full and complete satisfaction of the following conditions precedent:

9
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

4.1. Casualty Insurance. Borrower shall at all times keep the Collateral insured for the benefit of Lender as follows, despite Governmental Requirements that may detrimentally affect Borrower’s ability to obtain or may materially increase the cost of such insurance coverage:

4.1.1. Against damage or loss by fire and such other hazards (including lightning, windstorm, hail, explosion, riot, acts of striking employees, civil commotion, vandalism, malicious mischief, aircraft, vehicle, and smoke) as are covered by the broadest form of extended coverage endorsement available from time to time, in an amount not less than the Full Insurable Value (as defined below) of the Collateral, with a deductible amount not to exceed an amount satisfactory to Lender; windstorm coverage is included under the extended coverage endorsement of most hazard policies, but in some states it may be excluded. If the hazard policy excludes the windstorm/hail endorsement a separate windstorm policy must be provided. The coverage amounts must equal that of the hazard policy;

4.1.2. Rent loss or business interruption or use and occupancy insurance on such basis and in such amounts and with such deductibles as are satisfactory to Lender;

4.1.3. Against damage or loss by flood if the Collateral is located in an area identified by the Secretary of Housing and Urban Development or any successor or other appropriate authority (governmental or private) as an area having special flood hazards and in which flood insurance is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented, or replaced from time to time, on such basis and in such amounts as Lender may require;

4.1.4. Against damage or loss from (a) sprinkler system leakage and (b) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping, and similar apparatus, on such basis and in such amounts as Lender may require;

4.1.5. During any alteration, construction, or replacement of Improvements, or any substantial portion of it, a Builder’s All Risk policy with extended coverage with course of construction and completed value endorsements and such other endorsements as may be required by Lender, including stipulations that coverage will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender, for an amount at least equal to the Full Insurable Value of the Improvements, and workers’ compensation, in statutory amounts, with provision for replacement with the coverage described herein, without gaps or lapsed coverage, for any completed portion of the Improvements; and

4.1.6. If applicable, against damage or loss by earthquake, in an amount and with a deductible satisfactory to Lender, if such insurance is required by Lender in the exercise of its business judgment in light of the commercial real estate practices existing at the time the insurance is issued and in the County where the Collateral is located.

4.2. Liability Insurance. Borrower shall procure and maintain workers’ compensation insurance for Borrower’s employees, public liability and comprehensive general liability insurance (owner’s and if required by Lender, general contractor’s) covering Borrower, and Lender against claims for bodily injury or death or for damage occurring in, on, about, or resulting from the Real Property Collateral, or any street, drive, sidewalk, curb, or passageway adjacent to it, in standard form and with such insurance company or companies and in an amount of at least as Lender may require, which insurance shall include completed operations, product liability, and blanket contractual liability coverage that insures contractual liability under the indemnifications set forth in this Agreement and the Loan Documents (but such coverage or its amount shall in no way limit such indemnification).

4.3. Other Insurance. Borrower shall procure and maintain such other insurance or such additional amounts of insurance, covering Borrower or the Collateral, as (a) may be required by the terms of any construction contract for construction on the Collateral or by any Governmental Authority, (b) may be specified in any other Loan Documents, or (c) may be required by Lender from time to time.

10
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

4.4. Form of Policies. All insurance policies required under this Section shall be fully paid for and nonassessable. The policies shall contain such provisions, endorsements, and expiration dates as Lender from time to time reasonably requests and shall be in such form and amounts, and be issued by such insurance companies doing business in the State where the Collateral is located, as Lender shall approve in Lender’s sole and absolute discretion. Unless otherwise expressly approved in writing by Lender, each insurer shall have a claims-paying or financial strength rating that satisfies the Insurance Rating Requirements. (All policies shall (a) contain a waiver of subrogation endorsement; (b) provide that the policy will not lapse or be canceled, amended, or materially altered (including by reduction in the scope or limits of coverage) without at least 30 days prior written notice to Lender; (c) with the exception of the comprehensive general liability policy, contain a mortgagee’s endorsement (438 BFU Endorsement or equivalent), and name Lender as insured; and (d) include such deductibles as Lender may approve. If a policy required under this Section contains a co-insurance or overage clause, the policy shall include a stipulated value or agreed amount endorsement acceptable to Lender.

4.5. Duplicate Originals or Certificates. Duplicate original policies evidencing the insurance required herein and any additional insurance that may be purchased on the Collateral by or on behalf of Borrower shall be deposited with and held by Lender and, in addition, Borrower shall deliver to Lender (a) receipts evidencing payment of all premiums on the policies and (b) duplicate original renewal policies or a binder with evidence satisfactory to Lender of payment of all premiums at least 30 days before the policy expires. In lieu of the duplicate original policies to be delivered to Lender provided for herein, Borrower may deliver an underlier of any blanket policy, and Borrower may also deliver original certificates from the issuing insurance company, evidencing that such policies are in full force and effect and containing information that, in Lender’s reasonable judgment, is sufficient to allow Lender to ascertain whether such policies comply with the requirements herein.

4.6. Increased Coverage. If Lender determines that the limits of any insurance carried by Borrower are inadequate or that additional coverage is required, Borrower shall, within 10 days after written notice from Lender, procure such additional coverage as Lender may require in Lender’s sole and absolute discretion.

4.7. No Separate Insurance. Borrower shall not carry separate or additional insurance concurrent in form or contributing in the event of loss with that required herein unless endorsed in favor of Lender as required by this Section and otherwise approved by Lender in all respects.

4.8. Transfer of Title. In the event of foreclosure of any Collateral or other transfer of title or assignment of any Collateral in extinguishment, in whole or in part, of the Secured Obligations and the Indebtedness, all right, title, and interest of Borrower in and to all insurance policies required herein or otherwise then in force with respect to the Collateral and all proceeds payable under, and unearned premiums on, such policies shall immediately vest in the purchaser or other transferee of the Collateral.

4.9. Replacement Cost. For purposes of this Agreement, the term “Full Insurable Value” means the actual cost of replacing the Collateral in question, without allowance for depreciation, as calculated from time to time (but not more often than once every calendar year) by the insurance company or companies holding such insurance or, at Lender’s request, by appraisal made by an appraiser, engineer, architect, or contractor proposed by Borrower and approved by said insurance company or companies and Lender. Borrower shall pay the cost of such appraisal.

4.10. No Warranty. No approval by Lender of any insurer may be construed to be a representation, certification, or warranty of its solvency and no approval by Lender as to the amount, type, or form of any insurance may be construed to be a representation, certification, or warranty of its sufficiency.

4.11. Lender’s Right to Obtain. Borrower shall deliver to Lender original policies or certificates evidencing such insurance at least 30 days before the existing policies expire. If any such policy is not so delivered to Lender or if any such policy is canceled, whether or not Lender has the policy in its possession, and no reinstatement or replacement policy is received before termination of insurance, Lender, without notice to or demand on Borrower, may (but is not obligated to) obtain such insurance insuring only Lender with such company as Lender may deem satisfactory, and pay the premium for such policies, and the amount of any premium so paid shall be charged to and promptly paid by Borrower or, at Lender’s option, may be added to the Indebtedness. Borrower acknowledges that, if Lender obtains insurance, it is for the sole benefit of Lender, and Borrower shall not rely on any insurance obtained by Lender to protect Borrower in any way.

11
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

4.12. Duty to Restore After Casualty. If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) results in damage to or loss or destruction of the Collateral, Borrower shall immediately give notice of such loss or damage to Lender and, if Lender so instructs, shall promptly, at Borrower’s sole cost and expense, regardless of whether any insurance proceeds will be sufficient for the purpose, commence and continue diligently to completion to restore, repair, replace, and rebuild the Collateral as nearly as possible to its value, condition, and character immediately before the damage, loss, or destruction.

5. BORROWER COVENANTS AND REPORTING REQUIREMENTS.

5.1. Financial Statements.

5.1.1. Borrower’s Financial Statements. Borrower shall furnish to Lender the following on receipt of Lender’s written request and without expense to Lender: (a) an annual statement of the operation of the Real Property Collateral prepared and certified by Borrower and any Tenant Affiliate, showing in reasonable detail satisfactory to Lender total Rents (as defined in the Security Instrument) received and total expenses together with an annual balance sheet and profit and loss statement, within 90 days after the close of each fiscal year of Borrower and any Tenant Affiliate, beginning with the fiscal year first ending after the date of recordation of the Security Instrument; (b) within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) interim statements of the operation of the Real Property Collateral showing in reasonable detail satisfactory to Lender total Rents and other income and receipts received and total expenses for the previous quarter, certified by Borrower; and (c) copies of Borrower’s and any Tenant Affiliate’s annual state and federal income tax returns within 30 days after filing them. Borrower shall keep accurate books and records, and allow Lender, its representatives and agents, on notice, at any time during normal business hours, access to such books and records regarding acquisition, construction, development, and operations of the Real Property Collateral, including any supporting or related vouchers or papers, shall allow Lender to make extracts or copies of any such papers, and shall furnish to Lender and its agents convenient facilities for the audit of any such statements, books, and records.

5.1.2. Recordkeeping. Borrower shall keep adequate records and books of account in accordance with generally accepted accounting principles and practices applied consistently throughout the period reported and shall permit Lender, by its agents, accountants, and attorneys, to examine Borrower’s records and books of account and to discuss the affairs, finances, and accounts of Borrower with the officers of Borrower, at such reasonable times as Lender may request.

5.1.3. Additional Financial Statements. Except to the extent already required herein, Borrower, its controlling shareholders, all Tenant Affiliates and all Guarantors of the Indebtedness, if any, shall deliver to Lender with reasonable promptness after the close of their respective fiscal years a balance sheet and profit and loss statement, prepared by the principal of the Borrower or an independent certified public accountant satisfactory to Lender, setting forth in each case, in comparative form, figures for the preceding year, which statements shall be accompanied by the unqualified opinion of the principal of the Borrower or such accountant as to their accuracy. Throughout the term of the Loan, Borrower, any Tenant Affiliate and any Guarantor shall deliver, with reasonable promptness, to Lender such other information with respect to Borrower, Tenant Affiliate or Guarantor as Lender may from time to time request. All financial statements of Borrower, Tenant Affiliate or Guarantor shall be prepared using reasonably accepted accounting practices applied on a consistent basis and shall be delivered in duplicate. Documents and information submitted by Borrower to Lender are submitted confidentially, and Lender shall not disclose them to third parties and shall limit access to them to what is necessary to service the Loan, accomplish the normal administrative, accounting, tax-reporting, and other necessary functions, to sell all or any part of the Loan and to report such information as required to the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Internal Revenue Service, and similar entities.

12
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

5.1.4. No Waiver of Default or Rights. Lender’s exercise of any right or remedy provided for herein shall not constitute a waiver of, or operate to cure, any default by Borrower under this Agreement, or preclude any other right or remedy that is otherwise available to Lender under this Agreement or Governmental Requirements.

5.2. Borrower’s Obligation to Notify Lender.

5.2.1. Bankruptcy, Insolvency, Transfer, or Encumbrance. Borrower shall notify Lender in writing, at or before the time of the occurrence of any Event of Default, of such event and shall promptly furnish Lender with any and all information on such event that Lender may request.

5.2.2. Government Notice. Borrower shall give immediate written notice to Lender of any notice, proceeding or inquiry by any Governmental Authority. Borrower shall provide such notice to Lender within five (5) days of Borrower’s knowledge, constructive or actual, of any such notice, proceeding or inquiry by any Government Authority.

5.3. Funds for Taxes, Insurance, and other Impositions. If Borrower is in default under this Agreement or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Impositions (as defined in the Security Instrument) as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions (as defined in the Security Instrument) under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Agreement in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender’s demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Agreement or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by the Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by the Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under the Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by the Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Agreement, or any other Loan Document.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns the Loan, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Agreement for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

5.4. Compliance with Law. Borrower shall: (a) maintain a yearly accounting cycle; (b) maintain in full force and effect all material licenses, permits, governmental authorizations, bonds, franchises, leases, trademarks, patents, contracts, and other rights necessary or desirable to the conduct of its business, or related to the Collateral; (c) continue in, and limit its operations to, substantially the same general lines of business as those presently conducted by it; (d) pay when due all taxes, license fees, and other charges upon the Collateral or upon Borrower's business, property or the income therefrom; and (e) comply with all Governmental Requirements.

13
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

5.5. Care of Collateral. Borrower shall: (a) keep the Collateral in good condition and repair; (b) restore and repair to the equivalent of its original condition all or any part of any Collateral that may be damaged or destroyed, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Agreement, Security Instrument, and Collateral Security Agreement; (c) comply with all laws affecting the Collateral or requiring that any alterations, repairs, replacements, or improvements be made thereon; (d) not commit or permit waste on or to any Collateral, or commit, suffer, or permit any act or violation of law to occur on it; (e) not abandon any Collateral; (f) notify Lender in writing of any condition of any Collateral that may have a significant and measurable effect on its market value; (g) do all other things that the character or use of the Collateral may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Agreement; (h) at all times warrant and defend Borrower's ownership and possession of the Collateral; and (i) keep the Collateral free from all liens, claims, encumbrances and security interests.

5.6. Transfer of Collateral. Borrower will not, without obtaining the prior written consent of Lender, transfer or permit any transfer of any Collateral or any part thereof to be made, or any interest therein to be created by way of a sale (except as expressly permitted herein), or by way of a grant of a security interest, or by way of a levy or other judicial process.

5.7. Indemnify Lender. Borrower shall indemnify and hold the Lender and its successors and assigns harmless from and against any and all losses, cost, expense (including, without limitation Attorneys’ Fees, consulting fees and court costs), demand, claim or lawsuit arising out of or related to or in any way connected with or arising out of Borrower’s breach of the provisions of this Agreement or any of the other Loan Documents. Lender may commence, appear in, or defend any action or proceeding purporting to affect the rights, duties, or liabilities of the parties to this Agreement, or the Collateral, and Borrower shall pay all of Lender’s reasonable costs and expenses so incurred on demand. If Borrower fails to provide such indemnity as the same accrues and as expenses are incurred, the amount not paid shall be added to the principal amount of the Note and bear interest thereon at the same rate then in effect (including any default rate in effect) and shall be secured by the same collateral as securing the Note and Loan Documents. This Section shall survive execution, delivery, performance, and termination of this Agreement and the other Loan Documents.

5.8. Estoppel Certificates. Within 10 days after Lender’s request for such information, Borrower shall execute and deliver to Lender, and to any third party designated by Lender, in recordable form, a certificate of the principal financial or accounting officer of Borrower (“Estoppel Certificate”), dated within 3 days after delivery of such statements, or the date of such request, as the case may be, reciting that the Loan Documents are unmodified and in full force and effect, or that the Loan Documents are in full force and effect as modified and specifying all modifications asserted by Borrower. Such certificate shall also recite the amount of the Indebtedness and cover other matters with respect to the Indebtedness or Secured Obligations as Lender may reasonably require, the date(s) through which payments due on the Indebtedness have been paid and the amount(s) of any payments previously made on the Indebtedness. The certificate shall include a detailed statement of any right of setoff, counterclaim, or other defense that Borrower contends exists against the Indebtedness or the Secured Obligations; a statement that such Person knows of no Event of Default or prospective Event of Default that has occurred and is continuing, or, if any Event of Default or prospective Event of Default has occurred and is continuing, a statement specifying the nature and period of its existence and what action Borrower has taken or proposes to take with respect to such matter; and, except as otherwise specified, a statement that Borrower has fulfilled all Secured Obligations that are required to be fulfilled on or before the date of such certificate.

14
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

5.8.1. Failure to Deliver Estoppel Certificate. If Borrower fails to execute and deliver the Estoppel Certificate within such 10-day period, (a) the Loan Documents shall, as to Borrower, conclusively be deemed to be either in full force and effect, without modification, or in full force and effect, modified in the manner and to the extent specified by Lender, whichever Lender reasonably and in good faith may represent; (b) the Indebtedness shall, as to Borrower, conclusively be deemed to be in the amount specified by Lender and no setoffs, counterclaims, or other defenses exist against the Indebtedness; and (c) Borrower shall conclusively be deemed to have irrevocably constituted and appointed Lender as Borrower’s special attorney-in-fact to execute and deliver such certificate to any third party.

5.8.2. Reliance on Estoppel Certificate. Borrower and Lender expressly agree that any certificate executed and delivered by Borrower, or any representation in lieu of a certificate made by Lender as provided for above, may be relied on by any prospective purchaser or any prospective assignee of any interest of Lender in the Note and other Indebtedness secured by the Security Instrument or in the Real Property Collateral, and by any other Person, without independent investigation or examination, to verify the accuracy, reasonableness, or good faith of the recitals in the certificate or representation.

5.9. Appraisal and Inspections. In addition to any other right to require an appraisal or inspection of the Real Property Collateral provided in the Loan Documents, Lender may from time to time, at Borrower’s expense, order an appraisal or inspection of any Real Property Collateral where:

5.9.1. There has been a change in any market conditions or other circumstances that in Lender’s sole and absolute discretion would make a prior appraisal no longer accurate;

5.9.2. The occurrence of any fact or circumstance which in Lender’s belief would alter the value or prior evaluated condition of any Real Property Collateral.

6. ENVIRONMENTAL MATTERS.

6.1. Environmental Indemnity Agreement. Concurrently with the execution of this Agreement, Borrower shall execute and deliver to Lender a separate Environmental Indemnity Agreement (“Environmental Indemnity”) in form and substance satisfactory to Lender, pursuant to which Borrower will indemnify, defend, and hold Lender harmless from and against any and all losses, damages, claims, costs, and expenses incurred by Lender as a result of the existence or alleged existence of hazardous or toxic substances on, under, or about the Real Property Collateral in violation of Environmental Laws as provided in the Environmental Indemnity. The obligations of the Borrower under the Environmental Indemnity shall not be secured by the Security Instrument.

6.2. Borrower’s Representations and Warranties. Borrower represents and warrants to Lender that each and every representation and warranty in the Environmental Indemnity (collectively “Environmental Representations”) is true and correct.

6.3. Survival of Representations and Warranties. The Environmental Representations shall be continuing and shall be true and correct from the date of this Agreement. The provisions of this Section shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

6.4. Notice to Lender. Borrower shall give prompt written notice to Lender of:

6.4.1. Any proceeding or inquiry by any Governmental Authority regarding the presence or threatened presence of any Hazardous Materials on the Real Property Collateral;

6.4.2. All claims made or threatened by any third party against Borrower or the Real Property Collateral relating to any loss or injury resulting from any Hazardous Materials;

6.4.3. Any notice given to Borrower under Environmental Laws; and

6.4.4. Discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property Collateral that could cause it or any part of it to be subject to any restrictions on the ownership, occupancy, transferability, or use of the Real Property Collateral under any Environmental Laws.

15
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

6.5. Lender’s Right to Join Legal Actions. Lender shall have the right, at its option, but at Borrower’s sole cost and expense, to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by or against Borrower or the Real Property Collateral in connection with any Environmental Laws.

7. DEFAULT AND REMEDIES.

7.1. Event of Default. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

7.1.1. Payment of Indebtedness. Borrower fails to pay any installment of interest and/or principal under the Note or any other Indebtedness when due and such failure continues for more than ten (10) days after the date such payment was due and payable whether on maturity, the date stipulated in any Loan Document, by acceleration, or otherwise.

7.1.2. Performance of Obligations. The failure, refusal, or neglect to perform and discharge fully and timely any of the Secured Obligations as and when required.

7.1.3. Judgment. If any final judgment, order, or decree is rendered against Borrower or a Guarantor and is not paid or executed on, or is not stayed by perfection of an appeal or other appropriate action, such as being bonded, or is not otherwise satisfied or disposed of to Lender’s satisfaction within 30 days after entry of the judgment, order, or decree.

7.1.4. Voluntary Bankruptcy. If Borrower or its affiliates, or any Guarantor or its affiliates (a) seeks entry of an order for relief as a debtor in a proceeding under the Bankruptcy Code; (b) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any part of its property; (c) files a petition seeking relief under the bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or any other competent jurisdiction; (d) makes a general assignment for the benefit of its creditors; or (e) states in writing its inability to pay its debts as they mature.

7.1.5. Involuntary Bankruptcy. If (a) a petition is filed against Borrower or any Guarantor seeking relief under any bankruptcy, arrangement, reorganization, or other debtor relief laws of the United States or any state or other competent jurisdiction; or (b) a court of competent jurisdiction enters an order, judgment, or decree appointing, without the consent of Borrower or any Guarantor, a receiver or trustee for it, or for all or any part of its property; and (c) such petition, order, judgment, or decree is not discharged or stayed within 30 days after its entry.

7.1.6. Foreclosure of Other Liens. If the holder of any lien or security interest on the Collateral (without implying Lender’s consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings to enforce its remedies thereunder and any such proceedings are not stayed or discharged within 30 days after institution of such foreclosure proceedings.

7.1.7. Sale, Encumbrance, or Other Transfer. If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower’s interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent; or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender’s express prior written consent thereto, which consent may be withheld in Lender’s absolute and sole discretion, then Lender, at Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

16
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

7.1.8. Title and Lien Priority. If Borrower’s, or any other pledgor of Collateral, as applicable, title to any or all of the Collateral or Lender’s security interest on the Collateral or the status of Lender’s lien as a lien and security interest in the priority position indicated in any Security Agreement on any Collateral is endangered in any manner, and Borrower fails to cure the same on Lender’s demand.

7.1.9. Other Defaults. The occurrence of an Event of Default or any default, as defined or described in the other Loan Documents, or the occurrence of a default on any Indebtedness or Secured Obligations.

7.1.10. Levy on Assets. A levy on any of the assets of Borrower or any Guarantor, and such levy is not stayed or abated within 30 days after such levy.

7.1.11. Breach of Representations. The breach of any representation, warranty, or covenant in this Agreement or other Loan Documents.

7.1.12. Default Under Prior Security Instrument, or Lien. The failure to pay on a timely basis, or the occurrence of any other default under any note, deed of trust, contract of sale, lien, charge, encumbrance, or security interest encumbering or affecting the Collateral and having priority over the lien of Lender.

7.1.13. Materially Adverse Event. The occurrence of any event that in Lender's judgment materially adversely affects (i) the ability of Borrower to perform any of its obligations under this Agreement or under any of the Loan Documents, including, without limitation, the occurrence of any event of dissolution or termination of Borrower, of any member of Borrower, or of any Guarantor; (ii) the business or financial condition of Borrower, or of any member of Borrower, or of any Guarantor; or (iii) the operation or value of the Collateral.

7.1.14. Violation of Governmental Requirements. The failure of Borrower, any tenant, or any other occupant of the Real Property Collateral to comply with any Governmental Requirement. Any potential violation by a tenant or other occupant of the Real Property Collateral of any Governmental Requirement is an Event of Default under the terms of this Agreement; and upon the occurrence of any such violation, Lender, at Lender’s option, may, without prior notice, declare all Indebtedness, regardless of the stated due date(s), immediately due and payable and may exercise all rights and remedies in this Agreement, and any other Loan Documents.

7.2. Remedies. On the occurrence of an Event of Default, Lender may, in addition to any other remedies that Lender may have under this Agreement or under the Loan Documents or by law, at its option and without prior demand or notice, take any or all of the following actions:

7.2.1. The Lender may, without prejudice to any of its other rights under any Loan Document or by Applicable Law, declare all Secured Obligations to be immediately due and payable without presentment, notice of intent to accelerate, representation, demand of payment or protest, which are hereby expressly waived.

7.2.2. The obligation of the Lender, if any, to make additional disbursements, advances (including Construction Disbursements), loans or financial accommodations of any kind to the Borrower shall immediately terminate upon the occurrence of an Event of Default.

7.2.3. If an Event of Default shall have occurred and be continuing, the Lender may exercise any remedy provided by any or all Security Agreements. In addition, the Lender may exercise in respect of any Collateral, in addition to other rights and remedies provided for herein (or in any Loan Document) or otherwise available to it, all the rights and remedies of a secured party under the applicable Uniform Commercial Code (the "Code") whether or not the Code applies to the affected Collateral, and also may (i) require the Borrower to, and the Borrower hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender that is reasonably convenient to both parties and (ii) without notice except as specified below or by Applicable Law, sell the Collateral or any part thereof in one or more lots at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefore, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

17
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

7.2.4. Unless otherwise required by Applicable Law, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, or then or at any time thereafter applied in whole or in part by the Lender against all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after the full, and final payment of all the Secured Obligations shall be paid over to the Borrower or to such other Person to which the Lender may be required under Applicable Law, or directed by a court of competent jurisdiction, to make payment of such surplus.

7.3. Rights and Remedies Cumulative. All rights and remedies provided for herein or in any other Loan Document are not exclusive, each shall be cumulative and in addition to any and all other rights and remedies existing at law or in equity, and all such remedies shall survive the acceleration of one or more of the Notes. Lender’s exercise or partial exercise of, or failure to exercise, any remedy shall not restrict Lender from further exercise of that remedy or any other available remedy. No extension of time for payment or performance of any obligation shall operate to release discharge, modify, change or affect the original liability of Borrower for any obligations, either in whole or in part.

7.4. Waiver of Marshalling. Despite the existence of interests in the Collateral other than that created by the Security Agreements, and despite any other provision of this Agreement, if Borrower defaults in paying the Indebtedness or in performing any Secured Obligations, Lender shall have the right, in Lender’s sole and absolute discretion, to establish the order in which the Collateral will be subjected to the remedies provided in this Agreement and Security Agreement and to establish the order in which all or any part of the Indebtedness secured by the Security Agreement is satisfied from the proceeds realized on the exercise of the remedies provided in the Security Agreement. Borrower and any Person who now has or later acquires any interest in the Collateral with actual or constructive notice of this Agreement and/or any Security Agreement waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Agreement, any Security Agreement or otherwise provided by Governmental Requirements.

7.5. Limitations on Borrower During Cure Period. For any period during which Borrower has an opportunity to cure an Event of Default in accordance with this Agreement, the Note, the Security Agreement or any other Loan Document, Borrower shall not (a) make any distributions to its members and (b) make any expenditures outside the ordinary course of business, except to cure a Default of this Agreement, the Note, the Security Agreement or any other Loan Document.

7.6. Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, and waives the damages themselves, whether or not accrued and whether or not known or suspected to exist in its favor.

18
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

8. GENERAL TERMS.

8.1. No Waiver by Lender. No waiver by Lender of any right or remedy provided by the Loan Documents or Governmental Requirements shall be effective unless such waiver is in writing and signed by authorized officer(s) of Lender. Waiver by Lender of any right or remedy granted to Lender under the Loan Documents or Governmental Requirements as to any transaction or occurrence shall not be deemed a waiver of any future transaction or occurrence. The acceptance of payment of any sum secured by the Collateral after its due date, or the payment by Lender of any Indebtedness or the performance by Lender of any Secured Obligations of Borrower under the Loan Documents, on Borrower’s failure to do so, or the addition of any payment so made by Lender to the Indebtedness secured by the Collateral, or the exercise of Lender’s right to enter the Real Property Collateral and receive and collect the Rents from it, or the assertion by Lender of any other right or remedy under the Loan Documents, shall not constitute a waiver of Lender’s right to require prompt performance of all other Secured Obligations of Borrower under the Loan Documents and payment of the Indebtedness, or to exercise any other right or remedy under the Loan Documents for any failure by Borrower to timely and fully pay the Indebtedness and perform its Secured Obligations under the Loan Documents. Lender may waive any right or remedy under the Loan Documents or Governmental Requirements without notice to or consent from Borrower, any Guarantor of the Indebtedness and of the Secured Obligations under the Loan Documents, or any holder or claimant of a lien or other interest in the Collateral that is junior to the lien of Lender, and without incurring liability to Borrower or any other Person by so doing.

8.2. Successors and Assigns. This Agreement is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Agreement. The terms of this Agreement shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Agreement cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Agreement, and may sell or assign participations or other interests in all or any part of this Agreement, all without notice to or the consent of Borrower.

8.3. Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by the Loan Documents shall be in writing; (b) each notice shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:	HouseMax Funding, LLC, a Texas limited liability company 1301 S Mo Pac Expy Ste 110 Austin, Texas 78746 With a copy to: Fay Servicing, LLC 425 South Financial Place Suite 2000 Chicago, Illinois 60605
Borrower:	TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC

19
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

To the extent permitted by Governmental Requirements, if there is more than one Borrower, notice to any Borrower shall constitute notice to all Borrowers. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address(es).

8.4. Authority to File Notices. Borrower irrevocably appoints, designates, and authorizes Lender as its agent (this agency being coupled with an interest) to file or send to any third party any notice or documents or take any other action that Lender reasonably deems necessary or desirable to protect its interest under this Agreement, or under the Loan Documents, and will on request by Lender, execute such additional documents as Lender may require to further evidence the grant of this right to Lender.

8.5. Attorney-in-Fact. Borrower irrevocably appoints Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, for purposes of accomplishing any of the foregoing. Borrower further nominates and appoints Lender as attorney-in-fact to perform all acts and execute all documents deemed necessary by Lender in furtherance of the terms of this Agreement; except, however, for receiving notice on behalf of Borrower.

8.6. Time. Time is of the essence in the Loan Documents.

8.7. Amendments, Termination, Waiver. No amendment, supplement, termination, or waiver of any provision of this Agreement or of any of the Loan Documents, nor consent to any departure by Borrower from the terms of this Agreement or of any of the other Loan Documents, shall be effective unless it is in writing and signed by Lender and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8. Headings. The article, section and paragraph headings in this Agreement are for reference only and in no way define, limit, extend, or interpret the scope of this Agreement or of any particular article or section.

8.9. Validity. If any provision of this Agreement is held to be invalid, that holding shall not affect in any respect the validity of the remainder of this Agreement.

8.10. Cross-Default. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender; shall, at Lender’s option, constitute an Event of Default under this Agreement. Notwithstanding anything contained in the Loan Documents to the contrary, any Loan sold, participated, or otherwise transferred to a third party shall not be cross-defaulted or cross-collateralized with any other loan not sold or transferred to the same third party. The following definitions shall apply to this Section:

“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.

“Control” and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.

“Person” means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

20
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

BORROWER’S INITIALS: SL

8.11. Survival of Warranties. All agreements, representations, and warranties made in this Agreement shall survive the execution and delivery of this Agreement, of the Loan Documents, and the making of the Loan under this Agreement and continue in full force and effect until the Secured Obligations have been fully paid and satisfied.

8.12. Attorney Fees. Borrower agrees to pay the following costs, expenses, and Attorneys’ Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys’ Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys’ Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys’ Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys’ Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys’ Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post- judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

8.13. Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Borrower in the State of Texas, except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

BORROWER’S INITIALS: SL

8.14. Legal Relationships. The relationship between Borrower and Lender is that of lender and borrower, and no partnership, joint venture, or other similar relationship shall be inferred from this Agreement. Borrower shall not have the right or authority to make representations, to act, or to incur debts or liabilities on behalf of Lender. Borrower is not executing this Agreement as an agent or nominee for an undisclosed principal, and no third-party beneficiaries are or shall be created by the execution of this Agreement.

21
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

8.15.Dispute Resolution: Waiver of Right to Jury Trial.

8.15.1. ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

8.15.2. WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER’S INITIALS: SL

8.16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. This Agreement shall be deemed fully executed and effective when all Parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

8.17. Severability. If any provision of the Loan Documents, or the application of them to the circumstances, is held void, invalid, or unenforceable by a court of competent jurisdiction, the Loan Documents, and the applications of such provision to other parties or circumstances, shall not be affected thereby, the provisions of the Loan Documents being severable in any such instance.

8.18. Cooperation. Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a rating agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan Documents, modifications to any documents to the Loan Documents, delivery of opinions of counsel acceptable to the rating agency or such other purchasers, participants or investors, and addressing such matters as the rating agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan Documents that would modify (i) the interest rate payable under the Note, (ii) the stated Maturity Date, (iii) the amortization of principal of the Note, or (iv) any other material terms or covenants of the Note. Borrower shall provide such information and documents relating to Borrower, the Collateral, any Leases (as defined in the Security Instrument), and any lessees as Lender or the rating agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the rating agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Collateral, and any lessee. Borrower acknowledges and agrees that certain information regarding the Loan and the parties thereto and the Real Property Collateral may be included in a private placement memorandum, prospectus, or other disclosure documents and consents to the release of such information to third parties.

22
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

8.19. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Agreement shall be the joint and several obligations of each such Person.

8.20. No Modifications or Amendments; No Waiver. Except as specified herein, the Loan Documents may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

8.21. Integration. This Agreement and all schedules and exhibits hereto referred to herein, together with the Note and the other Loan Documents, embody the final, entire agreement among the parties and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties. There are no oral agreements among the parties. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any Loan Document, the provision contained in this Agreement shall govern and control.

8.22. REMIC Savings Clause. Notwithstanding anything to the contrary in this Agreement, if the Loan is held by a “real estate investment conduit” (a “REMIC”) within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “IRS Code”), and following the release of any Real Property Collateral the ratio of the value of the Real Property Collateral securing the Loan is greater than 125% (based solely on the value of the real property and excluding personal property or going concern value, if any, as determined by Lender in its sole discretion, using any commercially reasonable method permitted to a REMIC under the IRS Code) to the outstanding principal balance of the Loan (such amount, the “REMIC LTV”), then Borrower shall pay down the principal balance of the Loan by an amount equal to the greater of (A) the amount of principal required to be paid pursuant to this Section and (B) the least of the following amounts: (1) if the released Real Property Collateral is sold in an arm’s length transaction with an unrelated third party, the net proceeds of such sale; (2) the fair market value of the released Real Property Collateral at the time of the release, as determined by Lender in its sole discretion using any commercially reasonable method permitted to a REMIC under the IRS Code; and (3) an amount such that the REMIC LTV does not increase due to the release.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS.

[SIGNATURES FOLLOW]

23
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

IN WITNESS WHEREOF, Borrower has executed this Agreement as of the date first written above by and through their duly authorized representatives.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

Delaware series limited liability company

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

24
© 2007 Geraci Law Firm; All Rights Reserved. Loan and Security Agreement Loan No. 115876		v184
Borrower’s Initials: SL

SECURED NOTE

NOTICE TO BORROWER: THIS DOCUMENT CONTAINS PROVISIONS FOR A VARIABLE INTEREST RATE

$161,000.00	Date: May 31, 2024
Travis County, Texas

Property Address:	274 Gabbro Gdns, Maxwell, Texas 78656-2016

FOR VALUE RECEIVED, the undersigned, TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), whose address is 103 Saddle Ridge Dr, Cedar Park, Texas 78613-7473, hereby promises to pay to HouseMax Funding, LLC, a Texas limited liability company, or order (“Lender”), whose address is 1301 S Mo Pac Expy Ste 110, Austin, Texas 78746, the principal sum of One Hundred Sixty-One Thousand and 00/100 Dollars ($161,000.00), together with interest on the entire Loan Amount of this Note, as follows:

1. Interest. Interest on the entire loan amount, including any Lender Retained Funds, will accrue from the date any proceeds have been distributed to or on behalf of the Borrower (the “Date of Advance”) at an annual rate equal to Seven and 25/100 Percent (7.25%) for the first eighty-four (84) months (“Initial Interest Rate”). The Initial Interest Rate will change as provided for herein.

1.1. Computation of Interest. Interest on this Note is computed on a 30/360 basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the entire Loan Amount, multiplied by a month of 30 days. Interest for the odd days before the first full month and any partial month in which the loan is repaid in full is calculated on the basis of the actual days and a 360-day year and shall include the day of payoff. All interest payable under this Note is computed using this method.

1.2. Interest Rate Changes. The Initial Interest Rate may change on June 1, 2031, and may change on the 1st day of the month every twelve (12) months thereafter to correspond with changes in the Index rate. Each date on which the interest rate may change shall be referred to herein as a “Change Date.”

1.3. Index. Commencing on the first Change Date, the interest rate will be based on an Index. “Index” shall mean the 30-day average Secured Overnight Financing Rate (“SOFR”), which is the compounded averages of the SOFR over rolling 30 calendar day periods, as published by the Federal Reserve Bank of New York. Any interest rate change shall be effective at the beginning of the business day on which such change becomes effective. The use of the term shall not constitute a representation of Lender as to a rate of interest that any borrower or class of borrower shall necessarily be entitled. The most recent Index value available as of the date forty-five (45) days before each Change Date is called the “Current Index,” provided that if the Current Index is less than zero, then the Current Index will be deemed to be zero for purposes of calculating the interest rate.

If the Index is no longer available, the Lender will choose a new index which is based upon comparable information and shall notify Borrower of this choice.

1.4. Calculation of Changes. Before each Change Date, Lender shall calculate the interest rate by adding Five and 25/100 Percent (5.25%) (the “Margin”) to the Current Index. Lender will then round the result of this addition to the nearest one-eighth of one percentage point (0.125%). Subject to the limits stated below, this rounded amount will be the new interest rate until the next Change Date.

1.5.Limits on Interest Rate.

1.5.1. Initial Interest Rate Limitation. The interest rate will not increase or decrease more than Five and 00/100 Percent (5%) from the Initial Interest Rate (“Initial Rate Cap”).

1
© 2007 Geraci Law Firm; All Rights Reserved. Note Loan No. 115876		v184
Borrower’s Initials: SL

1.5.2. Subsequent Interest Rate Limitation. For each subsequent Change Date, the interest rate shall not increase or decrease on any single Change Date by more than Two and 00/100 Percent (2%) (“Subsequent Rate Cap”) from the previous rate.

1.5.3. Minimum Interest Rate. The interest rate will never be less than Seven and 25/100 Percent (7.25%) (“Floor Rate”).

1.5.4. Maximum Interest Rate. The interest rate will never be greater than Five and 00/100 Percent (5%) above the Initial Interest Rate (“Maximum Interest Rate”).

1.6. Effective Date of Changes. The new interest rate will become effective on each Change Date and the new payment calculated using the new interest rate will become effective one month after each Change Date.

2. Payment Obligations.

2.1. In General. Borrower will make a payment each month until the entire indebtedness evidenced by this Note and all accrued and unpaid principal, interest and other charges due hereunder have been paid in full. If Borrower still owes amounts under this Note on June 1, 2054 (the “Maturity Date”), Borrower will pay those amounts in full on that date. Payments due under the Note shall be made in U.S. currency. Lender may charge a non-sufficient funds fee, in Lender’s discretion, for each payment that is returned unpaid by the Borrower’s bank. This charge may be in addition to any other charges provided for herein. Further, if any check or other instrument received by Lender as payment under the Note or the Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under this Note and the Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer’s check or cashier’s check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; (d) Electronic Funds Transfer; or (e) wire. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.2. Initial Interest-Only Payments. Interest-only payments shall be due and payable in consecutive monthly installments commencing with the first payment due on July 1, 2024 and continuing on the first day of every month thereafter for a period of one hundred twenty (120) consecutive months.

2.3. Payments of Principal and Interest. Beginning on July 1, 2034 and on the first day of every month thereafter, Borrower will make monthly payments of principal and interest amortized over two hundred seventy-six (276) months.

2.4. Change in Payment Calculations. On each Change Date, Lender shall calculate the new interest rate and the adjusted monthly payment amount in accordance with this Note.

2.5. Servicing Fees. In addition to any amounts due above, Borrower shall be responsible for all servicing costs. Servicing costs will be included in Borrower’s monthly statement provided by Lender’s loan servicer of Lender’s choice. In addition, servicing costs shall be billed to Borrower as incurred.

2.6. Balloon Payment. The payment schedule for this Loan requires that on the Maturity Date Borrower make a balloon payment of all unpaid principal, interest, charges, fees, costs and any other unpaid amounts due under the Loan Documents.

2.7. Debt Service Reserve. Pursuant to the terms of the Loan Agreement (as defined below), one or more of the payments due shall be paid from the Debt Service Reserve (as defined in the Loan Agreement).

2.8. Delivery of Payments. Payments due under this Note shall be made to Lender by electronic funds transfer by automated clearing house payments (“ACH Payments”). Borrower shall provide, and at all times maintain and control a valid account to be used for ACH Payments and shall ensure sufficient funds in the account to cover the amount of each payment or debit entry. Borrower’s failure to provide, maintain, or control a valid account to be used for ACH Payments or failure to deposit and/or maintain sufficient funds in the account for each debit entry, shall be a Default under this Note and the Loan Agreement. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2
© 2007 Geraci Law Firm; All Rights Reserved. Note Loan No. 115876		v184
Borrower’s Initials: SL

2.9. Order of Application of Payments. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest thereon under any provision of this Note, the Loan Agreement, or the Security Instrument, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.10. Other Terms. This Note is subject to the following additional terms as provided for in the Loan Agreement. See headings in Loan Agreement sections for applicability.

2.10.1. Debt Service Reserve;

2.10.2. Tax Holdback; and

2.10.3. Insurance Holdback.

3. Late Charge. Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within ten (10) days when due, a charge of 5 cents ($0.05) for each dollar ($1.00) that is not paid when due would be a reasonable estimate of expenses so incurred (the “Late Charge”). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4. Default. On (a) Borrower's failure to pay any installment or other sum due under this Note when due and payable (whether by extension, acceleration, or otherwise), (b) an Event of Default (as defined in the Loan Agreement), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

5. Prepayment.

5.1. Prepayment Premium. Borrower may prepay this Note in whole or in part at any time. However, if Borrower prepays this Note in whole or in part prior to the Maturity Date, Borrower shall pay a Prepayment Premium (“Prepayment Premium”) equal to the following:

(a) If prepayment is made on or before one year from the Date of Advance, Borrower shall pay a fee equal to 5.00% of the amount prepaid.

(b) If prepayment is made after one year from the Date of Advance, and on or before two years from the Date of Advance, Borrower shall pay a fee equal to 4.00% of the amount prepaid.

(c) If prepayment is made after two years from the Date of Advance, and on or before three years from the Date of Advance, Borrower shall pay a fee equal to 3.00% of the amount prepaid.

(d) If prepayment is made after three years from the Date of Advance, and on or before four years from the Date of Advance, Borrower shall pay a fee equal to 2.00% of the amount prepaid.

(e) If prepayment is made after four years from the Date of Advance, and on or before five years from the Date of Advance, Borrower shall pay a fee equal to 1.00% of the amount prepaid.

3
© 2007 Geraci Law Firm; All Rights Reserved. Note Loan No. 115876		v184
Borrower’s Initials: SL

After five years from the Date of Advance, Borrower may prepay this Note in whole or in part at any time without paying any premium. All prepayments of principal on this Note shall be applied to the most remote principal installment or installments then unpaid.

5.2. Ability to Pay Prepayment. Borrower shall have no right to prepay and Lender shall have no duty to accept full or partial prepayment of this Note without Borrower giving Lender thirty (30) days prior written notice of his, her or its intention to prepay this Note. Said notice shall include the amount Borrower intends to repay. Borrower shall pay Lender the principal due under this Note together with (a) any Prepayment Premium contemplated in this Note and (b) any accrued but yet unpaid interest and fees.

5.3. Prepayment Waivers. BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHT TO PREPAY THIS NOTE EXCEPT AS PROVIDED IN THIS SECTION. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT IF THE MATURITY DATE IS ACCELERATED BY LENDER PURSUANT TO THE LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, A JUNIOR LIEN LENDER OF THE PROPERTY), AND BORROWER OR ANY THIRD PERSON THEREAFTER SEEKS TO PAY OFF SUCH ACCELERATED INDEBTEDNESS OR PURCHASE THE PROPERTY AT A FORECLOSURE SALE (WHETHER JUDICIAL OR NON-JUDICIAL), SUCH PAYOFF OR PURCHASE SHALL CONSTITUTE A PREPAYMENT HEREUNDER AND THE PREPAYMENT PREMIUM SET FORTH ABOVE SHALL BE DUE IN THE EVENT PREPAYMENT OCCURS. BY INITIALING BELOW, BORROWER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT BORROWER SHALL PAY THE PREPAYMENT PREMIUM, EVEN IN THE CASE WHERE LENDER HAS ACCELERATED THE MATURITY DATE PURSUANT TO THE LOAN DOCUMENTS; THAT THE CALCULATION OF THE PREPAYMENT PREMIUM IS FAIR AND REASONABLE TO COMPENSATE LENDER FOR THE LOSS WHICH LENDER MAY INCUR AS A RESULT OF PREPAYMENT OF THIS NOTE; THAT BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE OR CLAIM TO HAVE UNDER TEXAS LAW; AND THAT LENDER HAS MADE THE LOAN EVIDENCED BY THIS NOTE IN RELIANCE ON THE AGREEMENTS AND WAIVERS OF BORROWER IN THIS SECTION AND LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS.

BORROWER’S INITIALS: SL

6. Interest on Default. If Borrower is in default under the Loan Documents, then at the sole and absolute discretion of Lender and without notice or opportunity to cure, the entire Loan Amount shall immediately bear an annual interest rate equal to the lesser of (a) Thirteen and 25/100 Percent (13.25%); or (b) the maximum interest rate allowed by law (the “Default Rate”). The Loan shall accrue interest at the Default Rate only until all defaults are cured and the Loan is reinstated. Borrower acknowledges, understands and agrees that in connection with any default: (i) Lender’s risk of nonpayment of the Loan will be materially increased; (ii) Lender’s ability to meet its other obligations and to take advantage of other investment opportunities will be adversely impacted; (iii) Lender may need to set aside funds in a loan loss reserve, repurchase the loan from a credit provider or otherwise impair their capital; (iv) Lender may be unable to raise additional funds from investors, credit facilities or other capital sources due to defaults in its portfolio; (v) the value of the Lender’s loan will materially decrease and may become unmarketable altogether; (vi) the value of Lender’s business enterprise will be reduced; (vii) Lender will incur additional costs and expenses arising from its loss of the use of the amounts due; (viii) the aforementioned list of risks, losses and damages is not exhaustive and Lender will suffer additional exposure to risk, losses and damages not specifically identified above; (ix) it is extremely difficult and impractical to determine such additional costs and expenses; (x) Lender is entitled to be compensated for such additional risks, costs, and expenses; and (xi) the increase to the Default Rate represents a fair and reasonable estimate of the additional risks, costs, and expenses Lender will incur by reason of Borrower’s default and the additional compensation Lender is entitled to receive for the harms incurred by Lender due to Borrower’s default. Interest at the Default Rate shall be payable by Borrower without prejudice to the rights of Lender to collect any other amounts to be paid under this Note (including, without limitation, late charges), the Loan Agreement, or the Security Instrument.

4
© 2007 Geraci Law Firm; All Rights Reserved. Note Loan No. 115876		v184
Borrower’s Initials: SL

7. Interest on Interest. If any interest payment under this Note is not paid when due, the unpaid interest shall be added to the principal of this Note, shall become and be treated as principal, and shall thereafter bear like interest.

8. Due-on-Sale. If Borrower (a) sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance as defined in the Security Instrument), transfers possession, or alienates all or any portion of the Collateral, or any of Borrower’s interest in the Collateral, or suffers its title to, or any interest in, the Collateral to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Collateral, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Real Property Collateral; or (b) if title to the Collateral becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent, or (c) if a junior voluntary or involuntary deed of trust or mortgage lien in favor of another lender encumbers the Real Property Collateral (other than a Permitted Encumbrance) without Lender’s express prior written consent thereto, which consent may be withheld in Lender’s absolute and sole discretion, then Lender, at Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

9. Waiver. Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note. Any such renewals or extensions may be made without notice to Borrower.

10. Notice. Any notice required to be provided in this Note shall be given in accordance with the notice requirements provided in the Loan Agreement.

11. Assignment. This Note is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Note. The terms of this Note shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Note cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

5
© 2007 Geraci Law Firm; All Rights Reserved. Note Loan No. 115876		v184
Borrower’s Initials: SL

12. Usury Savings Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness (as hereinafter defined), or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. Borrower acknowledges and agrees that the interest rate set forth in this Note was elected by the parties pursuant to an optional rate ceiling set forth in Subchapter A of Chapter 303 of the Texas Finance Code. For purposes of this Note, “Indebtedness” shall mean all indebtedness evidenced by this Note, and all amounts payable in the performance of any covenant or obligation in any of the other Loan Documents or any other communication or writing by or between Borrower and Lender related to the transaction or transactions that are the subject matter of the Loan Documents, or any part of such indebtedness. If the applicable law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Borrower. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Borrower for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of this Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Note or any other part of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this paragraph shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Indebtedness.

13. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents (as defined in the Loan Agreement).

14. Loan Agreement. This Note is also secured by and is subject to the provisions of that certain Loan and Security Agreement of even date herewith (the “Loan Agreement”) between Borrower and Lender, and all Collateral referenced and incorporated in the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Note, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

15. Counterparts. This Note may be signed in one or more counterparts, each of which shall be deemed an original. This Note shall be deemed fully executed and effective when all parties have executed at least one of the counterparts, even though no single counterpart bears all such signatures.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS.

 [SIGNATURES FOLLOW]

6
© 2007 Geraci Law Firm; All Rights Reserved. Note Loan No. 115876		v184
Borrower’s Initials: SL

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

Delaware series limited liability company

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

7
© 2007 Geraci Law Firm; All Rights Reserved. Note Loan No. 115876		v184
Borrower’s Initials: SL

24020533 DEED OF TRUST Total Pages: 31 Filed and Recorded: 05/31/2024 02:58:46 PM
WHEN RECORDED, RETURN TO: HouseMax Funding, LLC, a Texas limited liability company 1301 S Mo Pac Expy Ste 110 Austin, Texas 78746 Loan No. 115876 Property ID No.: R187334

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, FIXTURE

FILING, AND SECURITY AGREEMENT

Note Amount:	$161,000.00
Property Address:	274 Gabbro Gdns, Maxwell, Texas 78656-2016

THIS DOCUMENT CONSTITUTES A FIXTURE FILING IN ACCORDANCE WITH THE TEXAS

UNIFORM COMMERCIAL CODE.

This Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the “Security Instrument” or “Deed of Trust”) is made as of May 31, 2024, among TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), whose address is 103 Saddle Ridge Dr, Cedar Park, Texas 78613-7473; Tolesoaz Corp. d/b/a Total Lender Solutions, as trustee (“Trustee”) whose address is 5900 Balcones Drive, Suite 100, Austin, Texas 78731; and HouseMax Funding, LLC, a Texas limited liability company, as beneficiary (“Lender”), whose address is 1301 S Mo Pac Expy Ste 110, Austin, Texas 78746.

TRANSFER OF RIGHTS IN THE PROPERTY

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations (as defined in this Security Instrument), Borrower GRANTS, BARGAINS, SELLS, AND CONVEYS to Trustee the Mortgaged Property, with power of sale and right of entry, subject only to the Permitted Encumbrances, to have and to hold the Mortgaged Property to Trustee, its successors in trust, and the Trustee’s assigns forever, and Borrower does hereby bind itself, its successors, and its assigns to warrant and forever defend the title to the Mortgaged Property to Trustee against anyone lawfully claiming it or any part of it; provided, however, that if the Indebtedness is paid in full as and when it becomes due and payable and the Obligations are performed on or before the date they are to be performed and discharged, then the liens, security interests, estates, and rights granted by the Loan Documents shall terminate; otherwise, they shall remain in full force and effect. As additional security for the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Borrower grants to Lender a security interest in the Personalty, Fixtures, Leases, and Rents under Article Nine of the Uniform Commercial Code in effect in the state where the Mortgaged Property is located. Borrower further grants, bargains, conveys, assigns, transfers, and sets over to Trustee, acting as both a trustee and an agent for Lender under this Security Instrument, a security interest in and to all of Borrower’s right, title, and interest in, to, and under the Personalty, Fixtures, Leases, Rents, and Mortgaged Property (to the extent characterized as personal property) to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.

1
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

Borrower agrees to execute and deliver, from time to time, such further instruments, including, but not limited to, security agreements, assignments, and UCC financing statements, as may be requested by Lender to confirm the lien of this Security Instrument on any of the Mortgaged Property. Borrower further irrevocably grants, transfers, and assigns to Lender the Rents. This assignment of Rents is to be effective to create a present security interest in existing and future Rents of the Mortgaged Property.

TO MAINTAIN AND PROTECT THE SECURITY OF THIS SECURITY INSTRUMENT, TO SECURE THE FULL AND TIMELY PERFORMANCE BY BORROWER OF EACH AND EVERY OBLIGATION, COVENANT, AND AGREEMENT OF BORROWER UNDER THE LOAN DOCUMENTS, AND AS ADDITIONAL CONSIDERATION FOR THE INDEBTEDNESS AND OBLIGATIONS EVIDENCED BY THE LOAN DOCUMENTS, BORROWER HEREBY COVENANTS, REPRESENTS, AND AGREES AS FOLLOWS:

DEFINITIONS.

1. Definitions. For purposes of this Security Instrument, each of the following terms shall have the following respective meanings:

1.1 “Attorneys’ Fees.” Any and all attorney fees (including the allocated cost of in-house counsel), paralegal, and law clerk fees, including, without limitation, fees for advice, negotiation, consultation, arbitration, and litigation at the pretrial, trial, and appellate levels, and in any bankruptcy proceedings, and attorney costs and expenses incurred or paid by Lender in protecting its interests in the Mortgaged Property, including, but not limited to, any action for waste, and enforcing its rights under this Security Instrument.

1.2“Borrower.”

1.2.1. The named Borrower in this Security Instrument;

1.2.2. The obligor under the Note, whether or not named as Borrower in this Security Instrument; and

1.2.3. Subject to any limitations of assignment as provided for in the Loan Documents, the heirs, legatees, devisees, administrators, executors, successors in interest to the Mortgaged Property, and the assigns of any such Person.

All references to Borrower in the remainder of the Loan Documents shall mean the obligor under the Note.

1.3 “Event of Default.” An Event of Default as defined in the Loan Agreement.

2
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

1.4 “Fixtures.” All right, title, and interest of Borrower in and to all materials, supplies, equipment, apparatus, and other items now or later attached to, installed on or in the Land or the Improvements, or that in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the state where the Mortgaged Property is located, including the Uniform Commercial Code. “Fixtures” includes, without limitation, all items of Personalty to the extent that they may be deemed Fixtures under Governmental Requirements.

1.5 “Governmental Authority.” Any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.6 “Governmental Requirements.” Any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any Governmental Authority.

1.7 “Impositions.” All real estate and personal property taxes, water, gas, sewer, electricity, and other utility rates and charges; charges imposed under any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Mortgaged Property, and all other taxes, charges, and assessments and any interest, costs, or penalties of any kind and nature that at any time before or after the execution of this Security Instrument may be assessed, levied, or imposed on the Mortgaged Property or on its ownership, use, occupancy, or enjoyment.

1.8 “Improvements.” Any and all buildings, structures, improvements, fixtures, and appurtenances now and later placed on the Mortgaged Property, including, without limitation, all apparatus and equipment, whether or not physically affixed to the land or any building, which is used to provide or supply air cooling, air conditioning, heat, gas, water, light, power, refrigeration, ventilation, laundry, drying, dish washing, garbage disposal, or other services; and all elevators, escalators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, partitions, ducts, compressors, plumbing, ovens, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains, curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, pictures, antennas, pools, spas, pool and spa operation and maintenance equipment and apparatus, and trees and plants located on the Mortgaged Property, all of which, including replacements and additions, shall conclusively be deemed to be affixed to and be part of the Mortgaged Property conveyed to Trustee under this Security Instrument.

1.9 “Indebtedness.” The principal of, interest on, and all other amounts and payments due under or evidenced by the following:

1.9.1. The Note (including, without limitation, any prepayment premium, late payment, and other charges payable under the Note);

1.9.2. The Loan Agreement;

1.9.3. This Security Instrument and all other Loan Documents;

1.9.4. All funds later advanced by Lender to or for the benefit of Borrower under any provision of any of the Loan Documents;

1.9.5. Any future loans or amounts advanced by Lender to Borrower when evidenced by a written instrument or document that specifically recites that the Obligations evidenced by such document are secured by the terms of this Security Instrument, including, but not limited to, funds advanced to protect the security or priority of the Security Instrument; and

1.9.6. Any amendment, modification, extension, rearrangement, restatement, renewal, substitution, or replacement of any of the foregoing.

3
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

1.10 “Land.” The real estate or any interest in it described in Exhibit “A” attached to this Security Instrument and made a part of it, together with all Improvements and Fixtures and all rights, titles, and interests appurtenant to it.

1.11 “Leases.” Any and all leases, subleases, licenses, concessions, or other agreements (written or verbal, now or later in effect) that grant a possessory interest in and to, or the right to extract, mine, reside in, sell, or use the Mortgaged Property, and all other agreements, including, but not limited to, utility contracts, maintenance agreements, and service contracts that in any way relate to the use, occupancy, operation, maintenance, enjoyment, or ownership of the Mortgaged Property, except any and all leases, subleases, or other agreements under which Borrower is granted a possessory interest in the Land.

1.12 “Lender.” The named Lender in this Security Instrument and the owner and holder (including a pledgee) of any Note, Indebtedness, or Obligations secured by this Security Instrument, whether or not named as Lender in this Security Instrument, and the heirs, legatees, devisees, administrators, executors, successors, and assigns of any such Person.

1.13 “Loan.” The extension of credit made by Lender to Borrower under the terms of the Loan Documents.

1.14 “Loan Agreement.” The Loan and Security Agreement given by Borrower evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments thereto.

1.15 “Loan Documents.” Collectively, this Security Instrument, the Note, and all other instruments and agreements required to be executed by Borrower or any guarantor in connection with the Loan. Notwithstanding the foregoing, when used in the definitions of Indebtedness and Obligations, and in relation to the discussion of the Obligations and Indebtedness that are secured by this Security Instrument, the term “Loan Documents” specifically excludes any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, each of which are not secured by this Security Instrument.

1.16 “Mortgaged Property.” The Land, Improvements, Fixtures, Personalty, Leases, and Rents that is described as follows:

SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF,

commonly known as:	274 Gabbro Gdns, Maxwell, Texas 78656-2016 Property ID No.: R187334

together with:

1.16.1. All right, title, and interest (including any claim or demand or demand in law or equity) that Borrower now has or may later acquire in or to such Mortgaged Property; all easements, rights, privileges, tenements, hereditaments, and appurtenances belonging or in any way appertaining to the Mortgaged Property; all of the estate, right, title, interest, claim, demand, reversion, or remainder of Borrower in or to the Mortgaged Property, either at law or in equity, in possession or expectancy, now or later acquired; all crops growing or to be grown on the Mortgaged Property; all development rights or credits and air rights; all water and water rights (whether or not appurtenant to the Mortgaged Property) and shares of stock pertaining to such water or water rights, ownership of which affects the Mortgaged Property; all minerals, oil, gas, and other hydrocarbon substances and rights thereto in, on, under, or upon the Mortgaged Property and all royalties and profits from any such rights or shares of stock; all right, title, and interest of Borrower in and to any streets, ways, alleys, strips, or gores of land adjoining the Land or any part of it that Borrower now owns or at any time later acquires and all adjacent lands within enclosures or occupied by buildings partly situated on the Mortgaged Property;

4
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

1.16.2. All intangible Mortgaged Property and rights relating to the Mortgaged Property or its operation or used in connection with it, including, without limitation, permits, licenses, plans, specifications, construction contracts, subcontracts, bids, deposits for utility services, installations, refunds due Borrower, trade names, trademarks, and service marks;

1.16.3. All of the right, title, and interest of Borrower in and to the land lying in the bed of any street, road, highway, or avenue in front of or adjoining the Land;

1.16.4. Any and all awards previously made or later to be made by any Governmental Authority to the present and all subsequent owners of the Mortgaged Property that may be made with respect to the Mortgaged Property as a result of the exercise of the right of eminent domain, the alteration of the grade of any street, or any other injury to or decrease of value of the Mortgaged Property, which award or awards are assigned to Lender and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of any such award or awards from the authorities making them and to give proper receipts and acquittances for them;

1.16.5. All certificates of deposit of Borrower in Lender’s possession and all bank accounts of Borrower with Lender and their proceeds, and all deposits of Borrower with any Governmental Authority and/or public utility company that relate to the ownership of the Mortgaged Property;

1.16.6. All Leases of the Mortgaged Property or any part of it now or later entered into and all right, title, and interest of Borrower under such Leases, including cash or securities deposited by the tenants to secure performance of their obligations under such Leases (whether such cash or securities are to be held until the expiration of the terms of such Leases or applied to one or more of the installments of rent coming due immediately before the expiration of such terms), all rights to all insurance proceeds and unearned insurance premiums arising from or relating to the Mortgaged Property, all other rights and easements of Borrower now or later existing pertaining to the use and enjoyment of the Mortgaged Property, and all right, title, and interest of Borrower in and to all declarations of covenants, conditions, and restrictions as may affect or otherwise relate to the Mortgaged Property;

1.16.7. Any and all proceeds of any insurance policies covering the Mortgaged Property, whether or not such insurance policies were required by Lender as a condition of making the Loan secured by this Security Instrument or are required to be maintained by Borrower as provided below in this Security Instrument; which proceeds are assigned to Lender, and Lender, at its option, is authorized, directed, and empowered to collect and receive the proceeds of such insurance policies from the insurers issuing the same and to give proper receipts and acquittances for such policies, and to apply the same as provided below;

1.16.8. If the Mortgaged Property includes a leasehold estate, all of Borrower’s right, title, and interest in and to the lease, more particularly described in Exhibit “A” attached to this Security Instrument (the “Leasehold”) including, without limitation, the right to surrender, terminate, cancel, waive, change, supplement, grant subleases of, alter, or amend the Leasehold;

5
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

1.16.9. All plans and specifications for the Improvements; all contracts and subcontracts relating to the Improvements; all deposits (including tenants’ security deposits; provided, however, that if Lender acquires possession or control of tenants’ security deposits Lender shall use the tenants’ security deposits only for such purposes as Governmental Requirements permit), funds, accounts, contract rights, instruments, documents, general intangibles, and notes or chattel paper arising from or in connection with the Mortgaged Property; all permits, licenses, certificates, and other rights and privileges obtained in connection with the Mortgaged Property; all soils reports, engineering reports, land planning maps, drawings, construction contracts, notes, drafts, documents, engineering and architectural drawings, letters of credit, bonds, surety bonds, any other intangible rights relating to the Land and Improvements, surveys, and other reports, exhibits, or plans used or to be used in connection with the construction, planning, operation, or maintenance of the Land and Improvements and all amendments and modifications; all proceeds arising from or by virtue of the sale, lease, grant of option, or other disposition of all or any part of the Mortgaged Property (consent to same is not granted or implied); and all proceeds (including premium refunds) payable or to be payable under each insurance policy relating to the Mortgaged Property;

1.16.10. All trade names, trademarks, symbols, service marks, and goodwill associated with the Mortgaged Property and any and all state and federal applications and registrations now or later used in connection with the use or operation of the Mortgaged Property;

1.16.11. All tax refunds, bills, notes, inventories, accounts and charges receivable, credits, claims, securities, and documents of all kinds, and all instruments, contract rights, general intangibles, bonds and deposits, and all proceeds and products of the Mortgaged Property;

1.16.12. All money or other personal property of Borrower (including, without limitation, any instrument, deposit account, general intangible, or chattel paper, as defined in the Uniform Commercial Code) previously or later delivered to, deposited with, or that otherwise comes into Lender’s possession;

1.16.13. All accounts, contract rights, chattel paper, documents, instruments, books, records, claims against third parties, money, securities, drafts, notes, proceeds, and other items relating to the Mortgaged Property;

1.16.14. All construction, supply, engineering, and architectural contracts executed and to be executed by Borrower for the construction of the Improvements; and

1.16.15. All proceeds of any of the foregoing.

As used in this Security Instrument, “Mortgaged Property” is expressly defined as meaning all or, when the context permits or requires, any portion of it and all or, when the context permits or requires, any interest in it.

1.17 “Note.” The Secured Note payable by Borrower to the order of Lender in the principal amount of One Hundred Sixty-One Thousand and 00/100 Dollars ($161,000.00), which matures on June 1, 2054, evidencing the Loan, in such form as is acceptable to Lender, together with any and all rearrangements, extensions, renewals, substitutions, replacements, modifications, restatements, and amendments to the Secured Note.

1.18 “Obligations.” Any and all of the covenants, warranties, representations, and other obligations (other than to repay the Indebtedness) made or undertaken by Borrower to Lender or Trustee as set forth in the Loan Documents; any lease, sublease, or other agreement under which Borrower is granted a possessory interest in the Land; each obligation, covenant, and agreement of Borrower in the Loan Documents or in any other document executed by Borrower in connection with the loan(s) secured by this Security Instrument whether set forth in or incorporated into the Loan Documents by reference; each and every monetary provision of all covenants, conditions, and restrictions, if any, pertaining to the Mortgaged Property and on Lender’s written request, the enforcement by Borrower of any covenant by third parties to pay maintenance or other charges, if they have not been paid, or valid legal steps taken to enforce such payment within 90 days after such written request is made; if the Mortgaged Property consists of or includes a leasehold estate, each obligation, covenant, and agreement of Borrower arising under, or contained in, the instrument(s) creating any such leasehold; all agreements of Borrower to pay fees and charges to Lender whether or not set forth in this Security Instrument; and charges, as allowed by law, when they are made for any statement regarding the obligations secured by this Security Instrument.

6
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

The Obligations specifically exclude any Guaranty and the Environmental Indemnity Agreement dated the date of this Security Instrument, executed by Borrower and/or any guarantor of the Loan, which is not secured by this Security Instrument.

1.19 “Permitted Encumbrances.” At any particular time, (a) liens for taxes, assessments, or governmental charges not then due and payable or not then delinquent; (b) liens, easements, encumbrances, and restrictions on the Mortgaged Property that are allowed by Lender to appear in a TLTA title policy to be issued to Lender following recordation of the Security Instrument; and (c) liens in favor of or consented to in writing by Lender.

1.20 “Person.” Natural persons, corporations, partnerships, unincorporated associations, joint ventures, and any other form of legal entity.

1.21 “Personalty.” All of the right, title, and interest of Borrower in and to all tangible and intangible personal property, whether now owned or later acquired by Borrower, including, but not limited to, water rights (to the extent they may constitute personal property), all equipment, inventory, goods, consumer goods, accounts, chattel paper, instruments, money, general intangibles, letter-of-credit rights, deposit accounts, investment property, documents, minerals, crops, and timber (as those terms are defined in the Uniform Commercial Code) and that are now or at any later time located on, attached to, installed, placed, used on, in connection with, or are required for such attachment, installation, placement, or use on the Land, the Improvements, Fixtures, or on other goods located on the Land or Improvements, together with all additions, accessions, accessories, amendments, modifications to the Land or Improvements, extensions, renewals, and enlargements and proceeds of the Land or Improvements, substitutions for, and income and profits from, the Land or Improvements. The Personalty includes, but is not limited to, all goods, machinery, tools, equipment (including fire sprinklers and alarm systems); building materials, air conditioning, heating, refrigerating, electronic monitoring, entertainment, recreational, maintenance, extermination of vermin or insects, dust removal, refuse and garbage equipment; vehicle maintenance and repair equipment; office furniture (including tables, chairs, planters, desks, sofas, shelves, lockers, and cabinets); safes, furnishings, appliances (including ice-making machines, refrigerators, fans, water heaters, and incinerators); rugs, carpets, other floor coverings, draperies, drapery rods and brackets, awnings, window shades, venetian blinds, curtains, other window coverings; lamps, chandeliers, other lighting fixtures; office maintenance and other supplies; loan commitments, financing arrangements, bonds, construction contracts, leases, tenants’ security deposits, licenses, permits, sales contracts, option contracts, lease contracts, insurance policies, proceeds from policies, plans, specifications, surveys, books, records, funds, bank deposits; and all other intangible personal property. Personalty also includes any other portion or items of the Mortgaged Property that constitute personal property under the Uniform Commercial Code.

1.22 “Rents.” All rents, issues, revenues, income, proceeds, royalties, profits, license fees, prepaid municipal and utility fees, bonds, and other benefits to which Borrower or the record title owner of the Mortgaged Property may now or later be entitled from or which are derived from the Mortgaged Property, including, without limitation, sale proceeds of the Mortgaged Property; any room or space sales or rentals from the Mortgaged Property; and other benefits paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting, or otherwise enjoying or using the Mortgaged Property.

1.23 “Uniform Commercial Code.” The uniform commercial code as found in the statutes of the state in which the Mortgaged Property is located.

7
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

1.24 “Water Rights.” All water rights of whatever kind or character, surface or underground, appropriative, decreed, or vested, that are appurtenant to the Mortgaged Property or otherwise used or useful in connection with the intended development of the Mortgaged Property.

Any terms not otherwise defined in this Security Instrument shall have the meaning given them in the Loan Agreement and Note, dated of even date herewith between Borrower and Lender.

UNIFORM COVENANTS

2. Repair and Maintenance of Mortgaged Property. Borrower shall (a) keep the Mortgaged Property in good condition and repair; (b) not substantially alter, remove, or demolish the Mortgaged Property or any of the Improvements except when incident to the replacement of Fixtures, equipment, machinery, or appliances with items of like kind; (c) restore and repair to the equivalent of its original condition all or any part of the Mortgaged Property that may be damaged or destroyed, including, but not limited to, damage from termites and dry rot, soil subsidence, and construction defects, whether or not insurance proceeds are available to cover any part of the cost of such restoration and repair, and regardless of whether Lender permits the use of any insurance proceeds to be used for restoration under this Security Instrument; (d) pay when due all claims for labor performed, services performed, equipment provided and materials furnished in connection with the Mortgaged Property and not permit any mechanics’ or materialman’s lien to arise against the Mortgaged Property or furnish a loss or liability bond against such mechanics’ or materialman’s lien claims; (e) comply with all laws affecting the Mortgaged Property or requiring that any alterations, repairs, replacements, or improvements be made on it; (f) not commit or permit waste on or to the Mortgaged Property, or commit, suffer, or permit any act or violation of law to occur on it; (g) not abandon the Mortgaged Property; (h) cultivate, irrigate, fertilize, fumigate, and prune in accordance with prudent agricultural practices; (i) if required by Lender, provide for management satisfactory to Lender under a management contract approved by Lender; (j) notify Lender in writing of any condition at or on the Mortgaged Property that may have a significant and measurable effect on its market value; (k) if the Mortgaged Property is rental property, generally operate and maintain it in such manner as to realize its maximum rental potential; and (l) do all other things that the character or use of the Mortgaged Property may reasonably render necessary to maintain it in the same condition (reasonable wear and tear expected) as existed at the date of this Security Instrument.

3. Use of Mortgaged Property. Unless otherwise required by Governmental Requirements or unless Lender otherwise provides prior written consent, Borrower shall not change, nor allow changes in, the use of the Mortgaged Property from the current use of the Mortgaged Property as of the date of this Security Instrument. Borrower shall not initiate or acquiesce in a change in the zoning classification of the Mortgaged Property without Lender’s prior written consent.

8
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

4. Condemnation and Insurance Proceeds.

4.1 Assignment to Lender. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Mortgaged Property, or any part of it, or for conveyance in lieu of condemnation, are assigned to and shall be paid to Lender, regardless of whether Lender’s security is impaired. All causes of action, whether accrued before or after the date of this Security Instrument, of all types for damages or injury to the Mortgaged Property or any part of it, or in connection with any transaction financed by funds lent to Borrower by Lender and secured by this Security Instrument, or in connection with or affecting the Mortgaged Property or any part of it, including, without limitation, causes of action arising in tort or contract or in equity, are assigned to Lender as additional security, and the proceeds shall be paid to Lender. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement of such action. Borrower shall notify Lender in writing immediately on obtaining knowledge of any casualty damage to the Mortgaged Property or damage in any other manner in excess of $2,000.00 or knowledge of the institution of any proceeding relating to condemnation or other taking of or damage or injury to all or any portion of the Mortgaged Property. Lender, in its sole and absolute discretion, may participate in any such proceedings and may join Borrower in adjusting any loss covered by insurance. Borrower covenants and agrees with Lender, at Lender’s request, to make, execute, and deliver, at Borrower’s expense, any and all assignments and other instruments sufficient for the purpose of assigning the aforesaid award or awards, causes of action, or claims of damages or proceeds to Lender free, clear, and discharged of any and all encumbrances of any kind or nature.

4.2 Insurance Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Lender may become entitled with respect to the Mortgaged Property if any damage or injury occurs to the Mortgaged Property, other than by a partial condemnation or other partial taking of the Mortgaged Property, shall be paid over to Lender and shall be applied first toward reimbursement of all costs and expenses of Lender in connection with their recovery and disbursement, and shall then be applied as follows:

4.2.1. Lender shall consent to the application of such payments to the restoration of the Mortgaged Property so damaged only if Borrower has met all the following conditions (a breach of any one of which shall constitute a default under this Security Instrument, the Loan Agreement, the Note, and any other Loan Documents): (a) Borrower is not in default under any of the terms, covenants, and conditions of the Loan Documents; (b) all then-existing Leases affected in any way by such damage will continue in full force and effect; (c) Lender is satisfied that the insurance or award proceeds, plus any sums added by Borrower, shall be sufficient to fully restore and rebuild the Mortgaged Property under then current Governmental Requirements; (d) within 60 days after the damage to the Mortgaged Property, Borrower presents to Lender a restoration plan satisfactory to Lender and any local planning department, which includes cost estimates and schedules; (e) construction and completion of restoration and rebuilding of the Mortgaged Property shall be completed in accordance with plans and specifications and drawings submitted to Lender within 30 days after receipt by Lender of the restoration plan and thereafter approved by Lender, which plans, specifications, and drawings shall not be substantially modified, changed, or revised without Lender’s prior written consent; (f) within 3 months after such damage, Borrower and a licensed contractor satisfactory to Lender enter into a fixed price or guaranteed maximum price contract satisfactory to Lender, providing for complete restoration in accordance with such restoration plan for an amount not to exceed the amount of funds held or to be held by Lender; (g) all restoration of the Improvements so damaged or destroyed shall be made with reasonable promptness and shall be of a value at least equal to the value of the Improvements so damaged or destroyed before such damage or destruction; (h) Lender reasonably determines that there is an identified source (whether from income from the Mortgaged Property, rental loss insurance, or another source) sufficient to pay all debt service and operating expenses of the Mortgaged Property during its restoration as required above; and (i) any and all funds that are made available for restoration and rebuilding under this Section shall be disbursed, at Lender’s sole and absolute discretion to Lender, through Lender, the Trustee, or a title insurance or trust company satisfactory to Lender, in accordance with standard construction lending practices, including a reasonable fee payable to Lender from such funds and, if Lender requests, mechanics’ lien waivers and title insurance date-downs, and the provision of payment and performance bonds by Borrower, or in any other manner approved by Lender in Lender’s sole and absolute discretion; or

9
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

4.2.2. If fewer than all conditions (a) through (i) above are satisfied, then such payments shall be applied in the sole and absolute discretion of Lender (a) to the payment or prepayment, with any applicable prepayment premium, of any Indebtedness secured by this Security Instrument in such order as Lender may determine, or (b) to the reimbursement of Borrower’s expenses incurred in the rebuilding and restoration of the Mortgaged Property. If Lender elects under this Section to make any funds available to restore the Mortgaged Property, then all of conditions (a) through (i) above shall apply, except for such conditions that Lender, in its sole and absolute discretion, may waive.

4.3 Material Loss Not Covered. If any material part of the Mortgaged Property is damaged or destroyed and the loss, measured by the replacement cost of the Improvements according to then current Governmental Requirements, is not adequately covered by insurance proceeds collected or in the process of collection, Borrower shall deposit with Lender, within 30 days after Lender’s request, the amount of the loss not so covered.

4.4 Total Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a total condemnation or other total taking of the Mortgaged Property shall be paid over to Lender and shall be applied first to reimbursement of all Lender’s costs and expenses in connection with their recovery, and shall then be applied to the payment of any Indebtedness secured by this Security Instrument in such order as Lender may determine, until the Indebtedness secured by this Security Instrument has been paid and satisfied in full. Any surplus remaining after payment and satisfaction of the Indebtedness secured by this Security Instrument shall be paid to Borrower as its interest may then appear.

4.5 Partial Condemnation Payments. All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action, and payments (“Awarded Funds”) that Borrower may receive or to which Borrower may become entitled with respect to the Mortgaged Property in the event of a partial condemnation or other partial taking of the Mortgaged Property, unless Borrower and Lender otherwise agree in writing, shall be divided into two portions, one equal to the principal balance of the Note at the time of receipt of such Awarded Funds and the other equal to the amount by which such Awarded Funds exceed the principal balance of the Note at the time of receipt of such Awarded Funds. The first such portion shall be applied to the sums secured by this Security Instrument, whether or not then due, including but not limited to principal, accrued interest, and advances, and in such order or combination as Lender may determine, with the balance of the funds paid to Borrower.

4.6 Cure of Waiver of Default. Any application of such Awarded Funds or any portion of it to any Indebtedness secured by this Security Instrument shall not be construed to cure or waive any default or notice of default under this Security Instrument or invalidate any act done under any such default or notice.

5. Taxes and Other Sums Due. Borrower shall promptly pay, satisfy, and discharge: (a) all Impositions affecting the Mortgaged Property before they become delinquent; (b) such other amounts, chargeable against Borrower or the Mortgaged Property, as Lender reasonably deems necessary to protect and preserve the Mortgaged Property, this Security Instrument, or Lender’s security for the performance of the Obligations; (c) all encumbrances, charges, and liens on the Mortgaged Property, with interest, which in Lender’s judgment are, or appear to be, prior or superior to the lien of this Security Instrument or all costs necessary to obtain protection against such lien or charge by title insurance endorsement or surety company bond; (d) such other charges as Lender deems reasonable for services rendered by Lender at Borrower’s request; and (e) all costs, fees, and expenses incurred by Lender in connection with this Security Instrument, whether or not specified in this Security Instrument.

10
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

On Lender’s request, Borrower shall promptly furnish Lender with all notices of sums due for any amounts specified in the preceding clauses 5(a) through (e), and, on payment, with written evidence of such payment. If Borrower fails to promptly make any payment required under this Section, Lender may (but is not obligated to) make such payment. Borrower shall notify Lender immediately on receipt by Borrower of notice of any increase in the assessed value of the Mortgaged Property and agrees that Lender, in Borrower’s name, may (but is not obligated to) contest by appropriate proceedings such increase in assessment. Without Lender’s prior written consent, Borrower shall not allow any lien inferior to the lien of this Security Instrument to be perfected against the Mortgaged Property and shall not permit any improvement bond for any unpaid special assessment to issue.

6. Leases of Mortgaged Property by Borrower. At Lender’s request, Borrower shall furnish Lender with executed copies of all Leases of the Mortgaged Property or any portion of it then in force. If Lender so requires, all Leases later entered into by Borrower are subject to Lender’s prior review and approval and must be acceptable to Lender in form and content. Each Lease must specifically provide, inter alia, that (a) it is subordinate to the lien of this Security Instrument; (b) the tenant attorns to Lender (and Borrower consents to any such attornment), such attornment to be effective on Lender’s acquisition of title to the Mortgaged Property; (c) the tenant agrees to execute such further evidence of attornment as Lender may from time to time request; (d) the tenant’s attornment shall not be terminated by foreclosure; and (e) Lender, at Lender’s option, may accept or reject such attornment. If Borrower learns that any tenant proposes to do, or is doing, any act that may give rise to any right of setoff against Rent, Borrower shall immediately (i) take measures reasonably calculated to prevent the accrual of any such right of setoff; (ii) notify Lender of all measures so taken and of the amount of any setoff claimed by any such tenant; and (iii) within 10 days after the accrual of any right of setoff against Rent, reimburse any tenant who has acquired such right, in full, or take other measures that will effectively discharge such setoff and ensure that rents subsequently due shall continue to be payable without claim of setoff or deduction.

At Lender’s request, Borrower shall assign to Lender, by written instrument satisfactory to Lender, all Leases of the Mortgaged Property, and all security deposits made by tenants in connection with such Leases. On assignment to Lender of any such Lease, Lender shall succeed to all rights and powers of Borrower with respect to such Lease, and Lender, in Lender’s sole and absolute discretion, shall have the right to modify, extend, or terminate such Lease and to execute other further leases with respect to the Mortgaged Property that is the subject of such assigned Lease.

Neither Borrower, tenant nor any other occupant of the Mortgaged Property shall use the Mortgaged Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations; nor shall Borrower, tenant or any other occupant cause the Mortgaged Property to become subject to any use that is not in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations.

If Borrower suspects any tenant or other occupant of the Mortgaged Property is using the Mortgaged Property in a manner that is not in compliance with any Governmental Requirement to which Borrower, tenant, or any other occupant of the Mortgaged Property is subject, Borrower shall immediately take appropriate action to remedy the violation, and shall notify Lender of any potential violation within one (1) day of discovery of any such potential violation. Any potential violation by a tenant or any other occupant of the Mortgaged Property of any Governmental Requirement is an Event of Default under the terms of the Loan Agreement, the Note and this Security Instrument; and upon the occurrence of any such violation, Lender, at Lender’s option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

11
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

7. Right to Collect and Receive Rents. Despite any other provision of this Security Instrument, Lender grants permission to Borrower to collect and retain the Rents of the Mortgaged Property as they become due and payable; however, such permission to Borrower shall be automatically revoked on default by Borrower in payment of any Indebtedness secured by this Security Instrument or in the performance of any of the Obligations, and Lender shall have the rights set forth in the laws and regulations where the Mortgaged Property is located regardless of whether declaration of default has been delivered, and without regard to the adequacy of the security for the Indebtedness secured by this Security Instrument. Failure of or discontinuance by Lender at any time, or from time to time, to collect any such Rents shall not in any manner affect the subsequent enforcement by Lender at any time, or from time to time, of the right, power, and authority to collect these Rents. The receipt and application by Lender of all such Rents under this Security Instrument, after execution and delivery of declaration of default and demand for sale as provided in this Security Instrument or during the pendency of trustee’s sale proceedings under this Security Instrument or judicial foreclosure, shall neither cure such breach or default nor affect such sale proceedings, or any sale made under them, but such Rents, less all costs of operation, maintenance, collection, and Attorneys’ Fees, when received by Lender, may be applied in reduction of the entire Indebtedness from time to time secured by this Security Instrument, in such order as Lender may decide. Nothing in this Security Instrument, nor the exercise of Lender’s right to collect, nor an assumption by Lender of any tenancy, lease, or option, nor an assumption of liability under, nor a subordination of the lien or charge of this Security Instrument to, any such tenancy, lease, or option, shall be, or be construed to be, an affirmation by Lender of any tenancy, lease, or option.

If the Rents of the Mortgaged Property are not sufficient to meet the costs, if any, of taking control of and managing the Mortgaged Property and collecting the Rents, any funds expended by Lender for such purposes shall become an Indebtedness of Borrower to Lender secured by this Security Instrument. Unless Lender and Borrower agree in writing to other terms of payment, such amounts shall be payable on notice from Lender to Borrower requesting such payment and shall bear interest from the date of disbursement at the rate stated in the Note unless payment of interest at such rate would be contrary to Governmental Requirements, in which event the amounts shall bear interest at the highest rate that may be collected from Borrower under Governmental Requirements.

Borrower expressly understands and agrees that Lender will have no liability to Borrower or any other person for Lender’s failure or inability to collect Rents from the Mortgaged Property or for failing to collect such Rents in an amount that is equal to the fair market rental value of the Mortgaged Property. Borrower understands and agrees that neither the assignment of Rents to Lender nor the exercise by Lender of any of its rights or remedies under this Security Instrument shall be deemed to make Lender a “mortgagee-in-possession” or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it, unless and until Lender, in person or by agent, assumes actual possession of it. Nor shall appointment of a receiver for the Mortgaged Property by any court at the request of Lender or by agreement with Borrower, or the entering into possession of the Mortgaged Property or any part of it by such receiver be deemed to make Lender a mortgagee-in-possession or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment, or operation of all or any portion of it.

12
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower’s funds and property, but shall be promptly paid over to Lender.

8. Assignment of Causes of Action, Awards, and Damages. All causes of action, and all sums due or payable to Borrower for injury or damage to the Mortgaged Property, or as damages incurred in connection with the transactions in which the Loan secured by this Security Instrument was made, including, without limitation, causes of action and damages for breach of contract, fraud, concealment, construction defects, or other torts, or compensation for any conveyance in lieu of condemnation, are assigned to Lender, and all proceeds from such causes of action and all such sums shall be paid to Lender for credit against the Indebtedness secured by this Security Instrument. Borrower shall notify Lender immediately on receipt by Borrower of notice that any such sums have become due or payable and, immediately on receipt of any such sums, shall promptly remit such sums to Lender.

After deducting all expenses, including Attorneys’ Fees, incurred by Lender in recovering or collecting any sums under this Section, Lender may apply or release the balance of any funds received by it under this Section, or any part of such balance, as it elects. Lender, at its option, may appear in and prosecute in its own name any action or proceeding to enforce any cause of action assigned to it under this Section and may make any compromise or settlement in such action whatsoever. Borrower covenants that it shall execute and deliver to Lender such further assignments of any such compensation awards, damages, or causes of action as Lender may request from time to time. If Lender fails or does not elect to prosecute any such action or proceeding and Borrower elects to do so, Borrower may conduct the action or proceeding at its own expense and risk.

9. Defense of Security Instrument; Litigation. Borrower represents and warrants that this Security Instrument creates a first position lien and security interest against the Mortgaged Property. Borrower shall give Lender immediate written notice of any action or proceeding (including, without limitation, any judicial, whether civil, criminal, or probate, or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender’s security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender under the Loan Documents. Despite any other provision of this Security Instrument, Borrower agrees that Lender or Trustee may (but is not obligated to) commence, appear in, prosecute, defend, compromise, and settle, in Lender’s or Borrower’s name, and as attorney-in-fact for Borrower, and incur necessary costs and expenses, including Attorneys’ Fees in so doing, any action or proceeding, whether a civil, criminal, or probate judicial matter, nonjudicial proceeding, arbitration, or other alternative dispute resolution procedure, reasonably necessary to preserve or protect, or affecting or purporting to affect, the Mortgaged Property, this Security Instrument, Lender’s security for performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Loan Documents, and that if Lender and Trustee elect not to do so, Borrower shall commence, appear in, prosecute, and defend any such action or proceeding. Borrower shall pay all costs and expenses of Lender and Trustee, including costs of evidence of title and Attorneys’ Fees, in any such action or proceeding in which Lender or Trustee may appear or for which legal counsel is sought, whether by virtue of being made a party defendant or otherwise, and whether or not the interest of Lender or Trustee in the Mortgaged Property is directly questioned in such action or proceeding, including, without limitation, any action for the condemnation or partition of all or any portion of the Mortgaged Property and any action brought by Lender to foreclose this Security Instrument or to enforce any of its terms or provisions.

13
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

10. Borrower’s Failure to Comply With Security Instrument. If Borrower fails to make any payment or do any act required by this Security Instrument, or if there is any action or proceeding (including, without limitation, any judicial or nonjudicial proceeding to foreclose the lien of a junior or senior mortgage or deed of trust) affecting or purporting to affect the Mortgaged Property, this Security Instrument, Lender’s security for the performance of the Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Loan Agreement, the Note or this Security Instrument, Lender or Trustee may (but is not obligated to) (a) make any such payment or do any such act in such manner and to such extent as either deems necessary to preserve or protect the Mortgaged Property, this Security Instrument, or Lender’s security for the performance of Borrower’s Obligations and payment of the Indebtedness, or the rights or powers of Lender or Trustee under the Loan Documents, Lender and Trustee being authorized to enter on the Mortgaged Property for any such purpose; and (b) in exercising any such power, pay necessary expenses, retain attorneys, and pay Attorneys’ Fees incurred in connection with such action, without notice to or demand on Borrower and without releasing Borrower from any Obligations or Indebtedness.

11. Sums Advanced to Bear Interest and to Be Secured by Security Instrument. At Lender’s request, Borrower shall immediately pay any sums advanced or paid by Lender or Trustee under any provision of this Security Instrument or the other Loan Documents. Until so repaid, all such sums and all other sums payable to Lender and Trustee shall be added to, and become a part of, the Indebtedness secured by this Security Instrument and bear interest from the date of advancement or payment by Lender or Trustee at the Default Rate provided in the Note, regardless of whether an Event of Default has occurred, unless payment of interest at such rate would be contrary to Governmental Requirements. All sums advanced by Lender under this Security Instrument or the other Loan Documents, shall have the same priority to which the Security Instrument otherwise would be entitled as of the date this Security Instrument is executed and recorded, without regard to the fact that any such future advances may occur after this Security Instrument is executed, and shall conclusively be deemed to be mandatory advances required to preserve and protect this Security Instrument and Lender’s security for the performance of the Obligations and payment of the Indebtedness, and shall be secured by this Security Instrument to the same extent and with the same priority as the principal and interest payable under the Note.

12. Inspection of Mortgaged Property. In addition to any rights Lender may have under the laws and regulations where the Mortgaged Property is located, Lender may make, or authorize other persons, including, but not limited to, appraisers and prospective purchasers at any foreclosure sale commenced by Lender, to enter on or inspect the Mortgaged Property at reasonable times and for reasonable durations. Borrower shall permit all such entries and inspections to be made as long as Lender has given Borrower written notice of such inspection at least 24 hours before the entry and inspection.

13. Uniform Commercial Code Security Agreement. This Security Instrument is intended to be and shall constitute a security agreement under the Uniform Commercial Code for any of the Personalty specified as part of the Mortgaged Property that, under Governmental Requirements, may be subject to a security interest under the Uniform Commercial Code, and Borrower grants to Lender a security interest in those items. Borrower authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Borrower’s signature if permitted by law. Borrower agrees that Lender may file this Security Instrument, or a copy of it, in the real estate records or other appropriate index or in the Office of the Secretary of State and such other states as the Lender may elect, as a financing statement for any of the items specified above as part of the Mortgaged Property. Any reproduction of this Security Instrument or executed duplicate original of this Security Instrument, or a copy certified by a County Recorder in the state where the Mortgaged Property is located, or of any other security agreement or financing statement, shall be sufficient as a financing statement. In addition, Borrower agrees to execute and deliver to Lender, at Lender’s request, any UCC financing statements, as well as any extensions, renewals, and amendments, and copies of this Security Instrument in such form as Lender may require to perfect a security interest with respect to the Personalty. Borrower shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases of such statements, and shall pay all reasonable costs and expenses of any record searches for financing statements that Lender may reasonably require. Without the prior written consent of Lender, Borrower shall not create or suffer to be created any other security interest in the items, including any replacements and additions.

14
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

On any Event of Default, Lender shall have the remedies of a secured party under the Uniform Commercial Code and, at Lender’s option, may also invoke the remedies provided in the Non-Uniform Covenants section of this Security Instrument as to such items. In exercising any of these remedies, Lender may proceed against the items of Mortgaged Property and any items of Personalty separately or together and in any order whatsoever, without in any way affecting the availability of Lender’s remedies under the Uniform Commercial Code or of the remedies provided in the Non-Uniform Covenants section of this Security Instrument.

14. Fixture Filing. This Security Instrument constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code, as amended or recodified from time to time, covering any portion of the Mortgaged Property that now is or later may become a fixture attached to the Mortgaged Property or to any Improvement. The addresses of Borrower (“Debtor”) and Lender (“Secured Party”) are set forth on the first page of this Security Instrument.

15. Waiver of Statute of Limitations. Borrower waives the right to assert any statute of limitations as a defense to the Loan Documents and the Obligations secured by this Security Instrument, to the fullest extent permitted by Governmental Requirements.

16. Default. Any Event of Default, as defined in the Loan Agreement, shall constitute an "Event of Default" as that term is used in this Security Instrument (and the term "Default" shall mean any event which, with any required lapse of time or notice, may constitute an Event of Default, whether or not any such requirement for notice or lapse of time has been satisfied).

17.Acceleration on Transfer or Encumbrance.

17.1 Acceleration on Transfer or Encumbrance of Mortgaged Property. If Borrower sells, gives an option to purchase, exchanges, assigns, conveys, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super- voluntary liens which are deemed to have priority over the lien of the Security Instrument) (other than with a Permitted Encumbrance), transfers possession, or alienates all or any portion of the Mortgaged Property, or any of Borrower’s interest in the Mortgaged Property, or suffers its title to, or any interest in, the Mortgaged Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of any interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Mortgaged Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Mortgaged Property; or if title to such Mortgaged Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender’s prior written consent, then Lender, at Lender’s option, may, without prior notice, declare all sums secured by this Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents. For purposes of this Section “interest in the Mortgaged Property” means any legal or beneficial interest in the Mortgaged Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract, or escrow agreement, the intent of which is the transfer of title by Borrower to a purchaser at a future date.

15
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

17.2 Replacement Personalty. Notwithstanding anything to the contrary herein, Borrower may from time to time replace Personalty constituting a part of the Mortgaged Property, as long as (a) the replacements for such Personalty are of equivalent value and quality; (b) Borrower has good and clear title to such replacement Personalty free and clear of any and all liens, encumbrances, security interests, ownership interests, claims of title (contingent or otherwise), or charges of any kind, or the rights of any conditional sellers, vendors, or any other third parties in or to such replacement Personalty have been expressly subordinated to the lien of the Security Instrument in a manner satisfactory to Lender and at no cost to Lender; and (c) at Lender’s option, Borrower provides at no cost to Lender satisfactory evidence that the Security Instrument constitutes a valid and subsisting lien on and security interest in such replacement Personalty of the same priority as this Security Instrument has on the Mortgaged Property and is not subject to being subordinated or its priority affected under any Governmental Requirements.

17.3 Junior Liens. If Lender consents in writing, in Lender’s sole and absolute discretion, the due-on-encumbrance prohibition shall not apply to a junior voluntary deed of trust or mortgage lien in favor of another lender encumbering the Mortgaged Property (the principal balance of any such junior encumbrance shall be added to the principal balance of the Indebtedness for purposes of determining compliance with the financial covenants of the Loan Agreement and the Note). Borrower shall reimburse Lender for all out-of-pocket costs and expenses incurred in connection with such encumbrance. Should Borrower fail to obtain Lender’s express written consent to any junior voluntary lien, then Lender, at Lender’s option, may, without prior notice and subject to Applicable Law, declare all sums secured by this Security Instrument, regardless of any their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

18. Waiver of Marshaling. Despite the existence of interests in the Mortgaged Property other than that created by this Security Instrument, and despite any other provision of this Security Instrument, if Borrower defaults in paying the Indebtedness or in performing any Obligations, Lender shall have the right, in Lender’s sole and absolute discretion, to establish the order in which the Mortgaged Property will be subjected to the remedies provided in this Security Instrument and to establish the order in which all or any part of the Indebtedness secured by this Security Instrument is satisfied from the proceeds realized on the exercise of the remedies provided in this Security Instrument. Borrower and any person who now has or later acquires any interest in the Mortgaged Property with actual or constructive notice of this Security Instrument waives any and all rights to require a marshaling of assets in connection with the exercise of any of the remedies provided in this Security Instrument or otherwise provided by Governmental Requirements.

16
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

19. Consents and Modifications; Borrower and Lien Not Released. Despite Borrower’s default in the payment of any Indebtedness secured by this Security Instrument or in the performance of any Obligations under this Security Instrument or Borrower’s breach of any obligation, covenant, or agreement in the Loan Documents, Lender, at Lender’s option, without notice to or consent from Borrower, any guarantor of the Indebtedness and of Borrower’s Obligations under the Loan Documents, or any holder or claimant of a lien or interest in the Mortgaged Property that is junior to the lien of this Security Instrument, and without incurring liability to Borrower or any other person by so doing, may from time to time (a) extend the time for payment of all or any portion of Borrower’s Indebtedness under the Loan Documents; (b) accept a renewal note or notes, or release any person from liability, for all or any portion of such Indebtedness; (c) agree with Borrower to modify the terms and conditions of payment under the Loan Documents; (d) reduce the amount of the monthly installments due under the Note; (e) reconvey or release other or additional security for the repayment of Borrower’s Indebtedness under the Loan Documents; (f) approve the preparation or filing of any map or plat with respect to the Mortgaged Property; (g) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Security Instrument; and (h) agree with Borrower to modify the term, the rate of interest, or the period of amortization of the Note or alter the amount of the monthly installments payable under the Note. No action taken by Lender under this Section shall be effective unless it is in writing, subscribed by Lender, and, except as expressly stated in such writing, no such action will impair or affect (i) Borrower’s obligation to pay the Indebtedness secured by this Security Instrument and to observe all Obligations of Borrower contained in the Loan Documents; (ii) the guaranty of any Person of the payment of the Indebtedness secured by this Security Instrument; or (iii) the lien or priority of the lien of this Security Instrument. At Lender’s request, Borrower shall promptly pay Lender a reasonable service charge, together with all insurance premiums and Attorneys’ Fees as Lender may have advanced, for any action taken by Lender under this Section.

Whenever Lender’s consent or approval is specified as a condition of any provision of this Security Instrument, such consent or approval shall not be effective unless such consent or approval is in writing, signed by two authorized officers of Lender.

20. Future Advances. On request by Borrower, Lender, at Lender’s option, may make future advances to Borrower. All such future advances, with interest, shall be added to and become a part of the Indebtedness secured by this Security Instrument when evidenced by promissory notes reciting that such note(s) are secured by this Security Instrument.

21. Prepayment. If the Loan Documents provide for a fee or charge as consideration for the acceptance of prepayment of principal, Borrower agrees to pay said fee or charge if the Indebtedness or any part of it shall be paid, whether voluntarily or involuntarily, before the due date stated in the Note, even if Borrower has defaulted in payment or in the performance of any agreement under the Loan Documents and Lender has declared all sums secured by this Security Instrument immediately due and payable.

22. Governing Law; Consent to Jurisdiction and Venue. This Loan is made by Lender and accepted by Borrower in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Mortgaged Property under the Loan Documents shall be governed by and construed according to the laws of the state in which the Mortgaged Property is situated. To the fullest extent permitted by the law of the state in which the Mortgaged Property is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which the Mortgaged Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Mortgaged Property, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Borrower submits to personal jurisdiction in that forum for any and all purposes. Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue.

BORROWER’S INITIALS: SL

17
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

23. Taxation of Security Instrument. In the event of the enactment of any law deducting from the value of the Mortgaged Property any mortgage lien on it, or imposing on Lender the payment of all or part of the taxes, charges, or assessments previously paid by Borrower under this Security Instrument, or changing the law relating to the taxation of mortgages, debts secured by mortgages, or Lender’s interest in the Mortgaged Property so as to impose new incidents of tax on Lender, then Borrower shall pay such taxes or assessments or shall reimburse Lender for them; provided, however, that if in the opinion of Lender’s counsel such payment cannot lawfully be made by Borrower, then Lender may, at Lender’s option, declare all sums secured by this Security Instrument to be immediately due and payable without notice to Borrower. Lender may invoke any remedies permitted by this Security Instrument.

24. Mechanic’s Liens. Borrower shall pay from time to time when due, all lawful claims and demands of mechanics, materialmen, laborers, and others that, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part of it, or on the Rents arising therefrom, and in general shall do or cause to be done everything necessary so that the lien and security interest of this Security Instrument shall be fully preserved, at Borrower’s expense, without expense to Lender; provided, however, that if Governmental Requirements empower Borrower to discharge of record any mechanic’s, laborer’s, materialman’s, or other lien against the Mortgaged Property by the posting of a bond or other security, Borrower shall not have to make such payment if Borrower posts such bond or other security on the earlier of (a) 10 days after the filing or recording of same or (b) within the time prescribed by law, so as not to place the Mortgaged Property in jeopardy of a lien or forfeiture.

25. Liability for Acts or Omissions. Lender shall not be liable or responsible for its acts or omissions under this Security Instrument, except for Lender’s own gross negligence or willful misconduct, or be liable or responsible for any acts or omissions of any agent, attorney, or employee of Lender, if selected with reasonable care.

26. Notices. Except for any notice required by Governmental Requirements to be given in another manner, any notice required to be provided in this Security Instrument shall be given in accordance with the Loan Agreement.

27. Statement of Obligations. Except as otherwise provided by Governmental Requirements, at Lender’s request, Borrower shall promptly pay to Lender such fee as may then be provided by law as the maximum charge for each statement of obligations, Lender’s statement, Lender’s demand, payoff statement, or other statement on the condition of, or balance owed, under the Note or secured by this Security Instrument.

28. Remedies Are Cumulative. Each remedy in this Security Instrument is separate and distinct and is cumulative to all other rights and remedies provided by this Security Instrument or by Governmental Requirements, and each may be exercised concurrently, independently, or successively, in any order whatsoever.

29. Obligations of Borrower Joint and Several. If more than one Person is named as Borrower, each obligation of Borrower under this Security Instrument shall be the joint and several obligations of each such Person.

30. Delegation of Authority. Whenever this Security Instrument provides that Borrower authorizes and appoints Lender as Borrower’s attorney-in-fact to perform any act for or on behalf of Borrower or in the name, place, and stead of Borrower, Borrower expressly understands and agrees that this authority shall be deemed a power coupled with an interest and such power shall be irrevocable.

18
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

31. Funds for Taxes Insurance, and Impositions. If Borrower is in default under this Security Instrument or any of the Loan Documents, regardless of whether the default has been cured, then Lender may at any subsequent time, at its option to be exercised on 30 days written notice to Borrower, require Borrower to deposit with Lender or its designee, at the time of each payment of an installment of interest or principal under the Note, an additional amount sufficient to discharge the Impositions as they become due. The calculation of the amount payable and of the fractional part of it to be deposited with Lender shall be made by Lender in its sole and absolute discretion. These amounts shall be held by Lender or its designee not in trust and not as agent of Borrower and shall not bear interest, and shall be applied to the payment of any of the Impositions under the Loan Documents in such order or priority as Lender shall determine. If at any time within 30 days before the due date of these obligations the amounts then on deposit shall be insufficient to pay the obligations under the Note and this Security Instrument in full, Borrower shall deposit the amount of the deficiency with Lender within 10 days after Lender’s demand. If the amounts deposited are in excess of the actual obligations for which they were deposited, Lender may refund any such excess, or, at its option, may hold the excess in a reserve account, not in trust and not bearing interest, and reduce proportionately the required monthly deposits for the ensuing year. Nothing in this Section shall be deemed to affect any right or remedy of Lender under any other provision of this Security Instrument or under any statute or rule of law to pay any such amount and to add the amount so paid to the Indebtedness secured by this Security Instrument. Lender shall have no obligation to pay insurance premiums or taxes except to the extent the fund established under this Section is sufficient to pay such premiums or taxes, to obtain insurance, or to notify Borrower of any matters relative to the insurance or taxes for which the fund is established under this Section. Notwithstanding the preceding, Borrower and Lender may agree to impounds of taxes and insurance which impounds shall be identified in the Note.

Lender or its designee shall hold all amounts so deposited as additional security for the sums secured by this Security Instrument. Lender may, in its sole and absolute discretion and without regard to the adequacy of its security under this Security Instrument, apply such amounts or any portion of it to any Indebtedness secured by this Security Instrument, and such application shall not be construed to cure or waive any default or notice of default under this Security Instrument.

If Lender requires deposits to be made under this Section, Borrower shall deliver to Lender all tax bills, bond and assessment statements, statements for insurance premiums, and statements for any other obligations referred to above as soon as Borrower receives such documents.

If Lender sells or assigns this Security Instrument, Lender shall have the right to transfer all amounts deposited under this Section to the purchaser or assignee. After such a transfer, Lender shall be relieved and have no further liability under this Security Instrument for the application of such deposits, and Borrower shall look solely to such purchaser or assignee for such application and for all responsibility relating to such deposits.

32.General Provisions.

32.1 Successors and Assigns. This Security Instrument is made and entered into for the sole protection and benefit of Lender and Borrower and their successors and assigns, and no other Person or Persons shall have any right of action under this Security Instrument. The terms of this Security Instrument shall inure to the benefit of the successors and assigns of the parties, provided, however, that the Borrower's interest under this Security Instrument cannot be assigned or otherwise transferred without the prior consent of Lender. Lender in its sole discretion may transfer this Security Instrument, and may sell or assign participations or other interests in all or any part of this Security Instrument, all without notice to or the consent of Borrower.

19
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

32.2 Meaning of Certain Terms. As used in this Security Instrument and unless the context otherwise provides, the words “herein,” “hereunder” and “hereof” mean and include this Security Instrument as a whole, rather than any particular provision of it.

32.3 Authorized Agents. In exercising any right or remedy, or taking any action provided in this Security Instrument, Lender may act through its employees, agents, or independent contractors, as Lender expressly authorizes.

32.4 Gender and Number. Wherever the context so requires in this Security Instrument, the masculine gender includes the feminine and neuter, the singular number includes the plural, and vice versa.

32.5 Captions. Captions and section headings used in this Security Instrument are for convenience of reference only, are not a part of this Security Instrument, and shall not be used in construing it.

33. Dispute Resolution: Waiver of Right to Jury Trial.

33.1 ARBITRATION. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

33.2 WAIVER OF RIGHT TO JURY TRIAL. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT AND WAIVER OF RIGHT TO JURY TRIAL WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM (AS DEFINED IN THE ARBITRATION AGREEMENT) OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN.

BORROWER’S INITIALS: SL

33.3 PROVISIONAL REMEDIES; FORECLOSURE AND INJUNCTIVE RELIEF. Nothing in the Section above, shall be deemed to apply to or limit the right of Lender to: (a) exercise self- help remedies, (b) foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (c) obtain from a court provisional or ancillary remedies (including, but not limited to, injunctive relief, a writ of possession, prejudgment attachment, a protective order or the appointment of a receiver), or (d) pursue rights against Borrower or any other party in a third party proceeding in any action brought against Lender (including, but not limited to, actions in bankruptcy court). Lender may exercise the rights set forth in the foregoing clauses (a) through (d), inclusive, before, during, or after the pendency of any proceeding referred to in the Section above. Neither the exercise of self-help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies or the opposition to any such provisional remedies shall constitute a waiver of the right of any Borrower, Lender or any other party, including, but not limited to, the claimant in any such action, to require submission of the dispute, claim or controversy occasioning resort to such remedies to any proceeding referred to in the Section above.

34. Contractual Right to Appoint a Receiver Upon Default. Upon an Event of Default under this Security Instrument or a breach of any clause of any agreement signed in connection with the Loan to Borrower, Borrower agrees that Lender may appoint a receiver to control the Mortgaged Property within seven (7) days of any default. Borrower agrees to cooperate with the receiver and turn over all control to said receiver and otherwise cooperate with the receiver appointed by Lender.

20
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

35. Loan Agreement. This Security Instrument is subject to the provisions of the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Security Instrument, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

36. Condominium and Planned Unit Developments. If any of the Mortgaged Property includes a unit or units in, together with an undivided interest in the common elements of, a condominium project (the "Condominium Project") or a Planned Unit Development (“PUD”), the following additional requirements shall be in place.

36.1 Additional Security. If the owners association or other entity which acts for the Condominium Project and/or PUD (the "Owners Association") holds title to property for the benefit or use of its members or shareholders, the Mortgaged Property also includes Borrower's interest in the Owners Association and the uses, proceeds and benefits of Borrower's interest.

36.2 Obligations. Borrower shall perform all of Borrower's obligations under the Condominium Project's and/or PUD Constituent Documents. The "Constituent Documents" are the: (1) condominium declaration and/or any other document which creates the Condominium Project and or PUD; (2) any by-laws; (3) any code or regulations; (4) articles of incorporation, trust instrument or any equivalent document which create the Owners Association; and (5) other equivalent documents. Borrower shall promptly pay, when due, all dues and assessments imposed pursuant to the Constituent Documents.

36.3 Owners Association Policy Proceeds. If the Owners Association maintains a "master" or "blanket" policy on the Condominium Project or PUD and an event of a distribution of hazard insurance proceeds in lieu of restoration or repair following a loss to the Mortgaged Property, whether to the unit or to common elements, any proceeds payable to Borrower are hereby assigned and shall be paid to Lender for application to the sums secured by this Mortgage, whether or not then due, with any excess paid to Borrower.

36.4 Owners Association Liability Coverage. Borrower shall take such actions as may be reasonable to insure that the Owners Association maintains a public liability insurance policy acceptable in form, amount, and extent of coverage to Lender.

36.5 Consent of Lender. Borrower shall not, except after notice to Lender and with Lender's prior written consent, either partition or subdivide the Mortgaged Property or consent to:

36.5.1. the abandonment and/or termination of the Condominium Project or PUD, except for abandonment or termination required by law in the case of substantial destruction by fire or other casualty or in the case of taking by condemnation or eminent domain;

36.5.2. any amendment to any provision of the Constituent Documents if the provision is for the express benefit of Lender;

36.5.3. termination of professional management and assumption of self-management of the Owners Association; or

36.5.4. any action which would have the effect of rendering the any insurance coverage maintained by the Owners Association unacceptable to Lender.

21
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

NON-UNIFORM COVENANTS.

Notwithstanding anything to the contrary elsewhere in this Security Instrument, Borrower and Lender further covenant and agree as follows:

37. Acceleration and Sale on Default. If an Event of Default occurs, Lender, at its option, in addition to other remedies provided at law, may declare all sums secured by this Security Instrument immediately due and payable and may, at Lender’s option, direct Trustee to foreclose upon the Mortgage Property in accordance with Chapter 51 of the Texas Property Code, as the same may be amended from time to time.

Trustee, when requested to do so by Lender after such an Event of Default as aforesaid, shall sell all or any portion of the Mortgaged Property at public auction, to the highest bidder for cash, at the county courthouse of the county in Texas in which the Mortgaged Property or any part thereof is situated in the area in or about such courthouse designated for real property foreclosure sales in accordance with Applicable Law (or in the absence of such designation, in the area set forth in the notice of sale hereinafter described), between the hours of 10:00 o'clock A.M. and 4:00 o'clock P.M., on the first Tuesday of any month, after giving notice of the time, place and terms of said sale, and of the property to be sold in accordance with Applicable Laws in the State of Texas in effect at the time such notice is given, provided however, such sale shall begin at the time stated in such notice or within three (3) hours thereafter.

Notice of such proposed sale shall be given by posting written notice of the sale at the courthouse, and, except as otherwise permitted or required by Applicable Law, by filing a copy of the notice in the office of the county clerk of the county in which the sale is to be made at least twenty-one (21) days preceding the date of the sale. If the property to be sold is situated in more than one county, a notice shall be posted at the courthouse and filed with the county clerk of each county in which the property to be sold is situated. In addition, Lender shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of Lender. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, properly addressed to such debtor at the most recent address as shown by the records of Lender, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service.

Any notice that is required or permitted to be given to Borrower may be addressed to Borrower at Borrower’s address as stated on the first page hereof. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of Lender, be addressed to such other debtor at the address of Borrower as is shown by the records of Lender. Trustee may appoint any attorney-in-fact or agent to act in his or her stead as Trustee to perform all duties of the Trustee authorized herein. Borrower authorizes and empowers Trustee to sell the Mortgaged Property, together or in lots or parcels, as Trustee shall deem expedient; to receive the proceeds of said sale; and to execute and deliver to the purchaser or purchasers thereof good and sufficient deeds of conveyance thereto by fee simple title, with covenants of general warranty, and Borrower binds itself, himself or herself to warrant and forever defend the title of such purchaser or purchasers. Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement made at the initial time and place of sale, and from time to time later by public announcement made at the time and place of sale fixed by the preceding postponement. Any person, including Borrower, Trustee, or Lender, may purchase at such sale. Lender may offset its bid at such sale to the extent of the full amount owed to Lender under the Loan Documents, including, without limitation, Trustee’s fees, expenses of sale, and costs, expenses, and Attorneys’ Fees incurred by or on behalf of Lender in connection with collecting, litigating, or otherwise enforcing any right under the Loan Documents.

22
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

The proceeds or avails of any sale made under or by virtue of this Security Instrument, together with any other sums secured by this Security Instrument, which then may be held by the Trustee or Lender or any other person, shall be applied as follows: (1) To the payment of the costs and expenses of such sale, including Trustee’s fees, costs of title evidence, Attorneys’ Fees, and reasonable compensation to Lender and its agents and consultants, and of any judicial proceedings in which the same costs and expenses of sale may be made, and of all expenses, liabilities, and advances made or incurred by the Trustee or Lender under this Security Instrument, together with interest at the rate set forth in the Note on all advances made by the Trustee or Lender and all taxes or assessments, except any taxes, assessments, or other charges subject to which the Mortgaged Property was sold; (2) to the payment of the whole amount then due, owing, or unpaid on the Note for interest and principal, with interest on the unpaid principal at the Default Rate (as defined in the Note), from the due date of any such payment of principal until the same is paid; (3) to the payment of any other Indebtedness required to be paid by Borrower under any provision of this Security Instrument, the Note, or any of the other Loan Documents; and (4) to the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive it.

38. Trustee. The Trustee shall be deemed to have accepted the terms of this trust when this Security Instrument, duly executed and acknowledged, is made a public record as provided by law. The Trustee shall not be obligated to notify any party to this Security Instrument of any pending sale under any other Security Instrument or of any action or proceeding in which Borrower, Lender, or Trustee is a party, unless such sale relates to or reasonably might affect the Mortgaged Property, this Security Instrument, Lender’s security for the payment of the Indebtedness and the performance of the Obligations, or the rights or powers of Lender or Trustee under the Loan Documents, or unless such action or proceeding has been instituted by Trustee against the Mortgaged Property, Borrower, or Lender.

In case of any sale hereunder, all prerequisites to the sale shall be presumed to have been performed, and in conveyance given hereunder, all statements of facts or other recitals made therein as to any of the following, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true; i.e., the nonpayment of money secured; the request to Trustee to enforce this trust; the proper and due appointment of any substitute trustee; the advertisement of sale or time, place and manner of sale; or any other preliminary fact or thing. Trustee shall not be liable for any action taken or omitted to be taken by Trustee in good faith and reasonably believed to be within the discretion or power conferred upon Trustee by this Security Instrument and shall be answerable only for losses occurring through his or her gross negligence or willful misconduct. Borrower agrees to save and hold Trustee and Lender harmless from all loss and expense, including reasonable Attorneys’ Fee, costs of a title search or abstract, and preparation of survey, incurred by reason of any action, suit or proceeding (including an action, suit or proceeding to foreclose or to collect the debt secured hereby) in and to which Trustee or Lender may be or become a party by reason hereof, including but not limited to, condemnation, bankruptcy and administration proceedings, as well as any other proceeding wherein proof of claim is required by law to be filed or in which it becomes necessary to defend or uphold the terms of this Security Instrument, and in each such instance, all money paid or expended by Trustee or Lender, together with interest thereon from date of such payment at the rate set forth in said Note or at the Default Rate, whichever is higher, shall be so much additional indebtedness secured hereby and shall be immediately due and payable by Borrower.

39. Power of Trustee to Reconvey or Consent. At any time, without liability and without notice to Borrower, on Lender’s written request and presentation of the Note and this Security Instrument to Trustee for endorsement, and without altering or affecting (a) the personal liability of Borrower or any other person for the payment of the Indebtedness secured by this Security Instrument, or (b) the lien of this Security Instrument on the remainder of the Mortgaged Property as security for the repayment of the full amount of the Indebtedness then or later secured by this Security Instrument, (c) or any right or power of Lender or Trustee with respect to the remainder of the Mortgaged Property, Trustee may (i) reconvey or release any part of the Mortgaged Property from the lien of this Security Instrument; (ii) approve the preparation or filing of any map or plat of the Mortgaged Property; (iii) join in the granting of any easement burdening the Mortgaged Property; or (iv) enter into any extension or subordination agreement affecting the Mortgaged Property or the lien of this Security Instrument.

23
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

40. Duty to Reconvey. On Lender’s written request reciting that all sums secured hereby have been paid, surrender of the Note and this Security Instrument to Trustee for cancellation and retention by Trustee, and payment by Borrower of any reconveyance fees customarily charged by Trustee, Trustee shall reconvey, without warranty, the Mortgaged Property then held by Trustee under this Security Instrument. The recitals in such reconveyance of any matters of fact shall be conclusive proof of their truthfulness. The grantee in such reconveyance may be described as “the person or persons legally entitled to the Mortgaged Property.” Such request and reconveyance shall operate as a reassignment of the Rents assigned to Lender in this Security Instrument.

41. Substitution of Trustee. Lender, at Lender’s option, may from time to time, by written instrument, substitute a successor or successors to any Trustee named in or acting under this Security Instrument, which instrument, when executed and acknowledged by Lender and recorded in the office of the Recorder of the county or counties in which the Mortgaged Property is located, shall constitute conclusive proof of the proper substitution of such successor Trustee or Trustees, who shall, without conveyance from the predecessor Trustee, succeed to all right, title, estate, powers, and duties of such predecessor Trustee, including, without limitation, the power to reconvey the Mortgaged Property. To be effective, the instrument must contain the names of the original Borrower, Trustee, and Lender under this Security Instrument, the book and page or instrument or document number at which, and the county or counties in which, this Security Instrument is recorded, and the name and address of the substitute Trustee. If any notice of default has been recorded under this Security Instrument, this power of substitution cannot be exercised until all costs, fees, and expenses of the then acting Trustee have been paid. On such payment, the then acting Trustee shall endorse receipt of the payment on the instrument of substitution. The procedure provided in this Section for substitution of Trustees is not exclusive of other provisions for substitution provided by Governmental Requirements.

42. Collection of Rents. During an Event of Default, any and all Rents collected or received by Borrower shall be accepted and held for Lender in trust and shall not be commingled with Borrower’s funds and property, but shall be promptly paid over to Lender. This instrument constitutes an assignment of rents and a security instrument under Chapter 64, Texas Property Code (SB 889 as enacted June 2011) and affords Lender, as beneficiary hereunder, all rights and remedies of an assignee under Chapter 64, Texas Property Code. This assignment of rents secures the Indebtedness, and a security interest in all rents from the Mortgaged Property is hereby created under Chapter 64 of the Texas Property Code to secure the Obligations.

If the Lender deems it necessary or convenient to have the rents collected by a receiver appointed for that purpose following an event of default, the Lender may apply to a court of competent jurisdiction for the appointment of a receiver of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Indebtedness and without regard for the solvency of Borrower, any guarantor, or of any person, firm or other entity liable for the payment of the Indebtedness and shall have a receiver appointed. The Borrower further hereby consents to the appointment of a receiver should Lender elect to seek such relief.

24
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

43. Waiver of Right of Offset; Waiver of Deficiency Statutes. No portion of the Indebtedness secured by this Security Instrument shall be or be deemed to be offset or compensated by all or any part of any claim, cause of action, counterclaim, or cross-claim, whether liquidated or unliquidated, that Borrower may have or claim to have against Lender. To the extent permitted by law, Borrower expressly waives and relinquishes any and all rights and remedies under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended or re-codified (the “Deficiency Statutes”), including without limitation, the right to seek a credit against or offset of any deficiency judgment based on the fair market value of the Mortgaged Property sold at any judicial or non-judicial foreclosure; and to the extent permitted by law, Borrower agrees that Lender shall be entitled to seek a deficiency judgment from Borrower and/or any other party obligated on the Indebtedness secured hereby equal to the difference between the amount owing on the Indebtedness secured hereby and the foreclosure sales price. Alternatively, in the event the foregoing waiver is determined by a court of competent jurisdiction to be unenforceable, the following shall be the basis for the finder of fact's determination of the fair market value of the Mortgaged Property as of the date of the foreclosure sale in proceedings governed by any of the Deficiency Statues: (a) the Mortgaged Property shall be valued in an “as is” condition as of the date of the foreclosure sale, without any assumption or expectation that the Mortgaged Property will be repaired or improved in any manner before a resale of the Mortgaged Property after foreclosure: (b) the valuation shall be based upon an assumption that the foreclosure purchaser desires a resale of the Mortgaged Property for cash promptly (but not later than twelve

(12) months) following the foreclosure sale; (c) all reasonable closing costs customarily borne by the seller in commercial real estate transactions should be deducted from the gross fair market value of the Mortgaged Property, including without limitation, brokerage commissions, title insurance premiums, cost of a survey, tax prorations, Attorneys' Fees, and marketing costs; (d) the gross fair market value of the Mortgaged Property shall be further discounted to account for any estimated holding costs associated with maintaining the Mortgaged Property pending sale, including without limitation, utilities expenses, property management fees, security, taxes and assessments (without duplication), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the fair market value of the Mortgaged Property must be given by persons having at least five (5) years’ experience in appraising property similar to the Mortgaged Property and who have conducted and prepared a complete written appraisal of the Mortgaged Property and taking into consideration the factors set forth above.

44. NO SUBORDINATE FINANCING. NO FURTHER ENCUMBRANCES MAY BE RECORDED AGAINST THE REAL PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER. FAILURE TO COMPLY WITH THIS PROVISION SHALL CONSTITUTE AN EVENT OF DEFAULT AND, AT THE LENDER’S OPTION, THE LOAN SHALL IMMEDIATELY BECOME DUE AND PAYABLE. CONSENT TO ONE FURTHER ENCUMBRANCE SHALL NOT BE DEEMED TO BE A WAIVER OF THE RIGHT TO REQUIRE SUCH CONSENT TO FUTURE OR SUCCESSIVE ENCUMBRANCES.

45. WAIVER OF NOTICES. Except as provided in the Note and as otherwise provided herein, unless (and then to the extent not) prohibited by Applicable Law, the Borrower, and each surety, endorser, guarantor and other person liable or to become liable for payment of any of the Indebtedness:

(i)

waive: opportunity to cure breach or default; grace; all notices, demands and presentments for payment; all notices of dishonor, non-payment, acceleration of maturity or intention to accelerate maturity; protest; dishonor; all other notices whatsoever; and, diligence in taking any action to collect amounts secured hereunder or in the handling of any collateral securing the Obligations at any time; and,

(ii)

consent and agree (without notice of any of the following): to any substitution, subordination, exchange or release of any security for the Obligations or the release of any party primarily or secondarily liable on the Indebtedness; that the Lender shall not be required first to institute suit or exhaust his remedies against the Borrower or others liable or to become liable on the Obligations or to enforce his rights against them or any security therefor; and, to any extension, renewal, rearrangement, or postponement of the time or manner of payment of the Indebtedness and to any other indulgence with respect hereto or thereto. Borrower waives any right of redemption.

25
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

46. Usury Savings Provisions. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Indebtedness, or applicable United States federal law to the extent that such law permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. If the Applicable Law is ever judicially interpreted so as to render usurious any amount contracted for, charged, taken, reserved or received in respect of the Indebtedness, including by reason of the acceleration of the maturity or the prepayment thereof, then it is Borrower’s and Lender’s express intent that all amounts charged in excess of the Maximum Lawful Rate (as hereinafter defined) shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lender shall be credited on the principal balance of the Indebtedness (or, if the Indebtedness has been or would thereby be paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the Applicable Laws, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term hereof, then Borrower and Lender agree that Lender shall, with reasonable promptness after Lender discovers or is advised by Borrower that interest was received in an amount in excess of the Maximum Lawful Rate, either credit such excess interest against the Indebtedness then owing by Borrower to Lender and/or refund such excess interest to Grantor. Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Borrower will provide written notice to Lender, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Indebtedness then owing by Borrower to Lender. All sums contracted for, charged, taken, reserved or received by Lender for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated or spread, using the actuarial method, throughout the stated term of the Note (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note or any other part of the Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. The terms and provisions of this Section shall control and supersede every other term, covenant or provision contained herein, in any of the other Loan Documents or in any other document or instrument pertaining to the Indebtedness.

26
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

47. Covenants Running with the Land; Release. The Obligations contained in this Security Instrument are intended by Borrower, Lender, and Trustee to be, and shall be construed as, covenants running with the Mortgaged Property until the lien of this Security Instrument has been fully released by Lender. If the Indebtedness is paid in full in accordance with the terms of this Security Instrument and the Loan Documents, and if Borrower shall well and truly perform all of the Obligations and Borrower’s covenants contained herein, then this conveyance shall become null and void and the liens hereof shall be released upon Borrower’s request (as approved by Lender) and at Borrower’s expense.

48. PROPERTY INSURANCE DISCLOSURE. TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) BORROWER IS REQUIRED TO (i) KEEP THE MORTGAGED PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT SPECIFIED HEREIN; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER OR OTHERWISE AS PROVIDED HEREIN; AND (iii) NAME LENDER AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS AS PROVIDED HEREIN; (B) SUBJECT TO THE PROVISIONS HEREOF, BORROWER MUST, IF REQUIRED BY LENDER, DELIVER TO LENDER A COPY (OR COPIES) OF THE POLICY (OR POLICIES) AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) SUBJECT TO THE PROVISIONS HEREOF, IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN THE FOREGOING SUBPARTS (A) OR (B), LENDER MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER'S EXPENSE.

49. NO ORAL AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW]

27
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

IN WITNESS WHEREOF, Borrower has executed and delivered this Security Instrument as of the date first written above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

28
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Texas)

County of Williamson)

On May 31st, 2024 before me, David Sydney, Notary Public
Date — Here Insert Name of the Officer

Personally Appeared Sachin Latawa
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

DAVID SYDNEY
NOTARY PUBLIC
ID# 133160844
State of Texas
Comm. Exp. 06-16-2025

I certify under PENALTY OF PERJURY under the laws of the State of Texas that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

29

v184

Borrower's Initials: [initials]

EXHIBIT “A”

LEGAL PROPERTY DESCRIPTION

Lot 30, Block G, SUNSET OAKS SECTION 4, PHASE 2A, a subdivision in Hays County, Texas, according to the map or plat recorded under Clerk's File No. 22030469, Official Public Records, Hays County, Texas.

30
© 2007 Geraci Law Firm; All Rights Reserved. Deed of Trust | Loan No. 115876		v184
Borrower’s Initials: SL

THE STATE OF TEXAS

COUNTY OF HAYS

I hereby certify that this instrument was FILED on the date and the time stamped hereon by me and was duly RECORDED in the Records of Hays County, Texas.

24020533 DEEDOFTRUST

05/31/2024 02:58:46 PM Total Fees: $141.00

Elaine H. Cardenas, MBA, PhD,County Clerk Hays County, Texas

GUARANTY

THIS GUARANTY (“Guaranty”) is entered into and effective as of May 31, 2024, and is by and among Sachin Latawa, whose address for purposes of this Guaranty is 103 Saddle Ridge Dr, Cedar Park, Texas 78613-7473 (“Guarantor”); and HouseMax Funding, LLC, a Texas limited liability company (“Lender”), whose address for purposes of this Guaranty is 1301 S Mo Pac Expy Ste 110, Austin, Texas 78746, and is delivered to and in favor of Lender, its successors and assigns.

To induce Lender to make the Loan to TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), which Guarantor acknowledges that Lender would not do without this Guaranty, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor agrees as follows:

1.Guaranty.

1.1 Guaranty of Obligations. Guarantor guarantees to Lender, its successors, and assigns the full and faithful payment of all amounts owed and performance of each and every one of the obligations, responsibilities, and undertakings to be carried out, performed, or observed by Borrower under the Loan Agreement, the Note, the Security Agreement, any other agreement that now or later secures repayment of the Note, any other agreement that Guarantor now or later states is guaranteed, and any other agreement that Guarantor or Borrower signs in connection with the Loan obtained by Borrower. All these documents are collectively referred to as the “Loan Documents,” which Loan Documents evidence the “Loan.” The obligations guaranteed are referred to as the “Guaranteed Obligations.”

1.2 Guaranty of Borrower’s Performance. If at any time Borrower, or its successors or permitted assigns, fails, neglects or refuses to pay when due amounts or perform when due any of its obligations, responsibilities, or undertakings as expressly provided under the terms and conditions of the Loan Documents, Guarantor shall pay such amounts or perform or cause to be performed such obligations, responsibilities, or undertakings as required under the terms and conditions of the Loan Documents.

2. Absolute. This Guaranty is irrevocable, absolute, present, and unconditional. The obligations of Guarantor under this Guaranty shall not be affected, reduced, modified, or impaired on the happening from time to time of any of the following events, whether or not with notice to (except as notice is otherwise expressly required) or the consent of Guarantor:

2.1 Failure to Give Notice. The failure to give notice to Guarantor of the occurrence of a default under the terms and provisions of this Guaranty or the Loan Documents;

2.2 Modifications or Amendments. The modification or amendment, whether material or otherwise, of any obligation, covenant, or agreement set forth in this Guaranty or Loan Documents;

2.3 Lender’s Failure to Exercise Rights. Any failure, omission, delay by, or inability by Lender to assert or exercise any right, power, or remedy conferred on Lender in this Guaranty or the Loan Documents, including the failure to execute on collateral held for this Guaranty or the Loan Documents;

2.4 Release of Security. Any release of any real or personal property or other security now held or to be held by Lender for the performance of the Guaranteed Obligations;

2.5 Borrower’s Termination. A termination, dissolution, consolidation, or merger of Borrower with or into any other entity;

2.6 Borrower’s Bankruptcy. The voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of Borrower or its affiliate’s assets, the marshalling of Borrower or its affiliate’s assets and liabilities, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting Borrower, Guarantor, their affiliates, or any of the assets of either Borrower or Guarantor, or their affiliates;

2.7 Lender’s Assignment of Rights. The assignment of any right, title, or interest of Lender in this Guaranty or the Loan Documents to any other person; or

1
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

2.8 Extent of Guarantor’s Obligations. Any other cause or circumstance, foreseen or unforeseen, whether similar or dissimilar to any of the foregoing; it being the intent of Guarantor that its obligations under this Guaranty shall not be discharged, reduced, limited, or modified except by (a) payment of amounts owing pursuant to this Guaranty and/or Loan Documents (and then only to the extent of such payment or payments); and (b) full performance of obligations under this Guaranty and/or Loan Documents (and then only to the extent of such performed or discharged obligation or obligations).

2.9 Exercise of Lender Rights. Any action of Lender authorized herein.

3. Additional Credit. Additional credit under the Loan Documents may be granted from time to time at Borrower’s request and without further authorization from or notice to Guarantor and shall automatically be deemed part of the Guaranteed Obligations. Lender need not inquire into Borrower’s power or the authority of its members, officers, or agents acting or purporting to act on its behalf. Each credit granted to Borrower under the Loan Documents shall be deemed to have been granted at Guarantor’s insistence and request and in consideration of, and in reliance on, this Guaranty.

4. Guaranty of Payment. Subject to the limitations provided herein, Guarantor’s liability on this Guaranty is a guaranty of payment and performance, not of collectability.

5. Cessation of Liability. Guarantor’s liability under this Guaranty shall not in any way be affected by the cessation of Borrower’s liability for any reason other than full performance of all the obligations under the Loan Documents, including, without limitation, any and all obligations to indemnify Lender.

6. Authorization of Lender. Guarantor authorizes Lender, without notice or demand and without affecting its liability under this Guaranty, and without consent of Guarantor or prior notice to Guarantor, to:

6.1 Modify Loan Documents. Make any modifications to the Loan Documents;

6.2 Assign Guaranty. Assign the Loan Documents and this Guaranty;

6.3 Modify Security. Take, hold, or release security for the performance of the Guaranteed Obligations with the consent of the party providing such security;

6.4 Additional Guarantors. Accept or discharge, in whole or in part, additional guarantors;

6.5 Order of Sale. Direct the order and manner of any sale of all or any part of security now or later held under the Loan Documents or this Guaranty, and also bid at any such sale to the extent allowed by law; and

6.6 Application of Proceeds. Apply any payments or recovery from Borrower, Guarantor, or any source, and any proceeds of any security, to Borrower’s obligations under the Loan Documents in such manner, order, and priority as Lender may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of such application.

7. Lender’s Rights on Borrower’s Default. Guarantor agrees that on Borrower’s default Lender may elect to nonjudicially or judicially foreclose against all or part of the real or personal property securing Borrower’s obligations, or accept an assignment of any such security in lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with Borrower or Guarantor, or exercise any other remedy against Borrower or any security. No such action by Lender shall release or limit Guarantor’s liability to Lender, even if the effect of that action is to deprive Guarantor of the right to collect reimbursement from Borrower or any other person for any sums paid to Lender or bar or prejudice Guarantor’s rights of subrogation, contribution, or indemnity against Borrower or any other person. Without limiting the foregoing, it is understood and agreed that, on any foreclosure or assignment in lieu of foreclosure of any security held by Lender, such security shall no longer exist and that any right that Guarantor might otherwise have, on full payment of the Borrower’s obligations by Guarantor to Lender, to participate in any such security or to be subrogated to any rights of Lender with respect to any such security shall be nonexistent; nor shall Guarantor be deemed to have any right, title, interest, or claim under any circumstances in or to any real or personal property held by Lender or any third party following any foreclosure or assignment in lieu of foreclosure of any such security. Guarantor again specifically acknowledges and waives the above as more specifically provided for herein.

2
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

8. Effect of Borrower’s Bankruptcy. The liability of Guarantor under this Guaranty shall in no way be affected by:

8.1 Release of Borrower. Release or discharge of Borrower in any creditor proceeding, receivership, bankruptcy, or other release or discharge of Borrower, for any reason;

8.2 Modification of Borrower’s Liability. Impairment, limitation, or modification of Borrower’s liability or the estate, or of any remedy for the enforcement of Borrower’s liability, which may result from the operation of any present or future provision of the Bankruptcy Code (Title 11 of the United States Code, as amended; 11 U.S.C. §§ 101-1330) or any bankruptcy, insolvency, state or federal debtor relief statute, any other statute, or from the decision of any court;

8.3 Rejection of Debt. Rejection or disaffirmance of the Indebtedness, or any portion of the Indebtedness, in any such proceeding;

8.4 Cessation of Borrower’s Liability. Cessation, from any cause whatsoever, whether consensual or by operation of law, of Borrower’s liability to Lender resulting from any such proceeding; or

8.5 Modification and Replacement of Guaranteed Obligation. If the Guaranteed Obligations are restructured or replaced in connection with a bankruptcy proceeding or case, Guarantor shall remain liable as guarantor of such restructured or replaced obligation.

9. Subordination. Until the Guaranteed Obligations have been paid or otherwise discharged in full, Guarantor subordinates any and all liability or indebtedness of Borrower owed to Guarantor to the obligations of Borrower to Lender that arise under the Guaranteed Obligations.

10. Application of Payments. With or without notice to Guarantor, Lender, in its sole and absolute discretion may:

10.1 Priority of Payments. Apply any or all payments or recoveries from Borrower, from Guarantor, or from any other guarantor or endorser under this or any other instrument, or realized from any security, in such manner, order, or priority as Lender sees fit, to the indebtedness of Borrower to Lender under the Loan Documents, whether such indebtedness is guaranteed by this Guaranty or is otherwise secured or is due at the time of such application; and

10.2 Refund to Borrower. Refund to Borrower any payment received by Lender on any indebtedness guaranteed in this Guaranty, and payment of the amount refunded is fully guaranteed. Any recovery realized from any other guarantor under this or any other instrument shall be first credited on that portion of the indebtedness of Borrower to Lender that exceeds the maximum liability, if any, of Guarantor under this Guaranty.

11. Claims in Bankruptcy. Guarantor shall file all claims against Borrower in any bankruptcy or other proceeding in which the filing of claims is required or allowed by law on any indebtedness of Borrower to Guarantor, and shall assign to Lender all rights of Guarantor on any such indebtedness. If Guarantor does not file any such claim, Lender, as attorney-in-fact for Guarantor, is authorized to do so in Guarantor’s name, or, in Lender’s discretion, to assign the claim and to file a proof of claim in the name of Lender’s nominee. In all such cases, whether in bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Lender the full amount of any such claim, and, to the full extent necessary for that purpose, Guarantor assigns to Lender all of Guarantor’s rights to any such payments or distributions to which Guarantor would otherwise be entitled.

12. Representations and Warranties if Guarantor is an Entity. If Guarantor is an entity, Guarantor represents and warrants to Lender that:

12.1 Legal Status. Guarantor (a) is duly organized, validly existing under, and in good standing with, the laws of the state in which it is domiciled and in the state in which the property secured the Loan is located in; (b) has all requisite power, and has all material governmental licenses, authorizations, consents, and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in the state in which any property securing the loan is located in.

3
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

12.2 No Breach. Neither the execution and delivery of this Guaranty nor compliance with its terms and provisions shall conflict with or result in a breach of, or require any consent under, the organizational documents of Guarantor, or any agreement or instrument by which Guarantor is bound.

12.3 Authority and Power. Guarantor has all necessary power and authority to execute, deliver, and perform its obligations under this Guaranty. Guarantor’s execution, delivery, and performance of this Guaranty has been duly authorized by all necessary action on its part; and this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms. Guarantor shall, concurrently with the execution of this Guaranty, deliver to Lender a copy of a resolution of Guarantor’s managing member(s), if a limited liability company, or board of directors and/or shareholders, if a corporation, authorizing or ratifying execution of this Guaranty.

12.4 Financial Statements. All financial information furnished or to be furnished to Lender is or will be true and correct, does or will fairly represent the financial condition of Guarantor, and was or will be prepared in accordance with generally accepted accounting principles (“GAAP”).

12.5 Claims and Proceedings. There are no claims, actions, proceedings, or investigations pending against Guarantor.

13. Representations and Warranties if Guarantor is an Individual. If Guarantor is an individual, Guarantor represents and warrants to Lender that:

13.1 Legal Status. Guarantor has all requisite power and has all material governmental licenses, authorizations, consents, and approvals necessary to carry on his business as now being or as proposed to be conducted.

13.2 No Breach. Neither the execution and delivery of this Guaranty nor compliance with its terms and provisions shall conflict with or result in a breach of, or require any consent under any agreement or instrument by which Guarantor is bound.

13.3 Authority and Power. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes its legal, valid, and binding obligation, enforceable against Guarantor in accordance with its terms.

13.4 Financial Statements. All financial information furnished or to be furnished to Lender is or will be true and correct, does or will fairly represent the financial condition of Guarantor, and was or will be prepared in accordance with generally accepted accounting principles (“GAAP”).

13.5 Claims and Proceedings. There are no claims, actions, proceedings, or investigations pending against Guarantor.

14. Information Not Required. Guarantor represents that Guarantor is fully aware of Borrower’s financial condition and operation and is in a position by virtue of his, her, or its relationship to Borrower to obtain all necessary financial and operational information concerning Borrower. Lender need not disclose to Guarantor any information about:

14.1 Loan Documents. The Loan Documents or any modification of them, and any action or non-action in connection with them;

14.2 Other Guaranteed Obligations. Any other obligation guaranteed in this Guaranty;

14.3 Borrower’s Financial Condition. The financial condition or operation of Borrower; or

14.4 Other Guarantors. Any other guarantors.

15. Notice. Except for any notice required by Governmental Requirements to be given in another manner, (a) all notices required or permitted by this Guaranty shall be in writing; (b) each notice to Guarantor shall be sent (i) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (ii) by certified United States mail, postage prepaid, return receipt requested; or (iii) by nationally recognized overnight delivery service, marked for next-business-day delivery; and (c) all notices shall be addressed to the appropriate party at its address stated on Page 1 of this Guaranty or such other addresses as may be designated by notice given in compliance with this provision. Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; or (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

4
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

16. No Waiver Upon Lender’s Lack of Enforcement. No failure or delay by Lender, or its successors and assigns, in exercising any right, power, or privilege under this Guaranty shall operate as a waiver; nor shall any single or partial exercise of any right, power, or privilege preclude any other or further such exercise or the exercise of any other right, power, or privilege.

17. Governing Law; Consent to Jurisdiction and Venue. This Guaranty is made by Lender and accepted by Guarantor in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Guarantor submits to personal jurisdiction in that forum for any and all purposes. Guarantor waives any right Guarantor may have to assert the doctrine of forum non conveniens or to object to such venue.

GUARANTOR’S INITIALS: SL

18. Advice of Counsel. Guarantor expressly declares that it knows and understands the contents of this Guaranty and has either consulted or had the opportunity to consult with an attorney as to its form and content.

19. Attorney Fees. Guarantor agrees to pay the following costs, expenses, and Attorneys’ Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys’ Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys’ Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys’ Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys’ Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender shall be entitled to its Attorneys’ Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of this Guaranty into any judgment on this Guaranty.

20. Assignability. This Guaranty shall be binding on Guarantor and Guarantor’s heirs, representatives, successors and assigns and shall inure to the benefit of Lender, its successors and assigns, and their successors and assigns and respective personal representatives, successors, and assigns according to the context of this Guaranty. Guarantor shall not have the right to assign the obligations in this Guaranty. Lender may assign its rights under this Guaranty in connection with an assignment of all or part of the Guaranteed Obligation. Notice is hereby waived as to any such assignment by Lender.

5
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

21. Revival of Guaranty. If a claim (“Claim”) is made on Lender at any time (whether before or after payment or performance in full of any Guaranteed Obligation, and whether such claim is asserted in a bankruptcy proceeding or otherwise) for repayment or recovery of any amount or other value received by Lender (from any source) in payment of, or on account of, any Guaranteed Obligation, and if Lender repays such amount, returns value or otherwise becomes liable for all or part of such Claim by reason of (a) any judgment, decree, or order of any court or administrative body or (b) any settlement or compromise of such Claim, Guarantor shall remain severally liable to Lender for the amount so repaid or returned or for which Lender is liable to the same extent as if such payments or value had never been received by Lender, despite any termination of this Guaranty or the cancellation of any note or other document evidencing any Guaranteed Obligation.

22. Captions. The captions and section headings appearing in this Guaranty are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranty.

23. Severability. If any provision in this Guaranty is invalid and unenforceable in the jurisdiction whose law is applied to this Guaranty or in any particular context, then, to the fullest extent permitted by law, (a) the other provisions shall remain in full force and effect in such jurisdiction or context and shall be liberally construed in favor of Lender in order to carry out the parties’ intentions as nearly as possible, and (b) the invalidity or unenforceability of any provision in that jurisdiction or context shall not affect the validity or enforceability of such provision in any other jurisdiction.

24. Waivers. Without limiting any other provision of this Guaranty or any other Loan Document.

24.1 Waiver of Rights to Require Lender to Act. Guarantor waives the right to require Lender to:

24.1.1. Proceed against Borrower or any other person;

24.1.2. Proceed or exhaust any security held from any person;

24.1.3. Proceed against any other guarantor; or

24.1.4. Pursue any other remedy available to Lender.

24.2 Waivers Until Obligation Is Repaid. Until the Guaranteed Obligations have been paid or otherwise discharged in full:

24.2.1. Guarantor waives all rights of subrogation, indemnity, any rights to collect reimbursement from Borrower, and any right to enforce any remedy that Lender now has, or may have, against Borrower.

24.2.2. Guarantor waives any benefit of, and any right to participate in, any security now or later held by Lender.

24.2.3. Guarantor waives any defense it may have now or in the future based on any election of remedies by Lender that destroys Guarantor’s subrogation rights or Guarantor’s rights to proceed against Borrower for reimbursement, and Guarantor acknowledges that it shall be liable to Lender even though Guarantor may well have no such recourse against Borrower.

24.2.4. Guarantor waives notice of (a) acceptance and reliance on this Guaranty; (b) notice of renewal, extension, or modification of any Guaranteed Obligation under this Guaranty; and (c) notice of default or demand in the case of default.

24.2.5. Guarantor waives any right or defense it may now or hereafter have based on (a) Lender’s full or partial release of any party who may be obligated to Lender; (b) Lender’s full or partial release or impairment of any collateral for the Guaranteed Obligations; and (c) the modification or extension of the Guaranteed Obligations.

24.2.6. Guarantor waives any and all suretyship defenses now or later available to it under the law governing this Guaranty.

24.2.7. Without limiting the generality of any other waiver or provision of this Guaranty, Guarantor waives, to the maximum extent such waiver is permitted by law, any and all benefits or defenses arising directly or indirectly under the law governing this Guaranty.

6
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

24.2.8. Guarantor waives any statute of limitation affecting liability under this Guaranty or the enforceability of this Guaranty and further waives any defense that might otherwise exist because of the expiration of the statute of limitations on the Loan Documents.

24.2.9. Guarantor waives any duty of Lender to disclose to Guarantor any facts Lender may now know or later learn about Borrower or Borrower’s financial condition regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume, or has reason to believe that such facts are unknown to Guarantor, or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for and is capable of being and keeping informed of Borrower’s financial condition and of all circumstances bearing on the risk of nonpayment of any indebtedness guaranteed under this Guaranty.

24.2.10. Guarantor waives all notices to Guarantor.

24.2.11. In addition, Guarantor waives the benefit of any right of discharge under Chapter 43 of the Texas Civil Practice and Remedies Code and all other rights of sureties and guarantors thereunder.

24.2.12. Guarantor waives all rights to contest any deficiency asserted by Lender as set forth in Texas Property Code 51.003, 51.004 and 51.005.

25. Arbitration. Concurrently herewith, Borrower and Guarantor shall execute that certain Arbitration Agreement whereby Borrower, Guarantor, and Lender agree to arbitrate any disputes to resolve any Claims (as defined in the Arbitration Agreement).

26. Joint and Several. If this Guaranty is issued by more than one party or if any other party guarantees the obligations of Borrower, the obligations of Guarantor and any others under this Guaranty shall be joint and several.

27. Entire Agreement. This Guaranty embodies the entire agreement and understanding between Guarantor and Lender pertaining to the subject matter of this Guaranty, and supersedes all prior agreements, understandings, negotiations, representations, and discussions, whether verbal or written, of the parties, pertaining to that subject matter. Guarantor is not relying on any representations, warranties, or inducements from Lender that are not expressly stated in this Guaranty.

28. Further Assurances. Guarantor shall promptly and duly execute and deliver to Lender such further documents and assurances and take such further action as Lender may from time to time reasonably request, including, without limitation, any amendments to this Guaranty to establish and protect the rights, interests, and remedies created or intended to be created in favor of Lender.

29. Gender; Singular Includes Plural. As used in this Guaranty, the singular includes the plural, and the masculine includes the feminine and neuter, and vice versa, if the context so requires.

30. Nonwaiver. No provision of this Guaranty or right of Lender under this Guaranty can be waived, nor can Guarantor be released from its obligations under this Guaranty except by a writing duly executed by an authorized representative of Lender.

31. Continuing Liability. Guarantor shall continue to be liable under this Guaranty despite the transfer by Borrower of all or any portion of the property encumbered by the Loan Documents.

32. Time Is of the Essence. Time is of the essence under this Guaranty and any amendment, modification, or revision of this Guaranty.

33. Cumulative Rights. The extent of Guarantor’s liability and all rights, powers, and remedies of Lender under this Guaranty, and under any other agreement now or at any future time in force between Lender and Guarantor, shall be cumulative and not alternative, and such rights, powers, and remedies shall be in addition to all rights, powers, and remedies given to Lender by law. This Guaranty is in addition to and exclusive of the guaranty of any other guarantor of any indebtedness of Borrower to Lender.

7
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

34. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. GUARANTOR AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN, BORROWER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THE LOAN OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE LOAN AGREEMENT OR THE NOTE.

35. Separation of Parties. Guarantor is separate and distinct from Borrower. Borrower and Guarantor were solely responsible for all corporate structuring and Lender had no role in the corporate structuring of Borrower and/or Guarantor. Borrower and Guarantor have provided independent financial statements to Lender and Lender has relied on such financial statements in making loan to Borrower.

36. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents, each executed of even date herewith.

37. Community Property. If Guarantor (or any Guarantor, if more than one) is a married person, and the state of residence of Guarantor or Guarantor’s spouse (“Guarantor Spouse”) is a community property jurisdiction, then each of the following apply:

37.1 Guarantor (or each such married Guarantor, if more than one) agrees that Lender may satisfy Guarantor’s obligations under this Guaranty to the extent of all Guarantor’s separate property and against the marital community property of Guarantor and Guarantor Spouse.

37.2 If Guarantor Spouse is not also a Guarantor of the Loan, Guarantor certifies that none of the assets shown on his or her financial statements submitted to Lender for purposes of underwriting the Loan were either (i) Guarantor Spouse’s individual property, or (ii) community property under the sole management, control, and disposition of Guarantor Spouse.

37.3 If Guarantor Spouse is not also a Guarantor of this loan and Guarantor or Guarantor Spouse’s state of residence is Alaska, Arizona, Idaho, Louisiana, Nevada, New Mexico, Washington, or Wisconsin, Guarantor has caused Guarantor Spouse to acknowledge this Guaranty as required on the signature page of this Guaranty.

38. Loan Agreement. This Guaranty is subject to the provisions of the Loan Agreement, which is incorporated herein.

39. Security for Guaranty. This Guaranty is not secured by any Collateral (including but not limited to Real Property Collateral) which may secure the Loan, unless the Guarantor(s) are explicitly identified within the subject Security Agreement which also specifically, and separately, states that such Security Agreement secures the Guaranteed Obligations herein.

[SIGNATURES FOLLOW]

8
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

IN WITNESS WHEREOF, Guarantor has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

SACHIN LATAWA

/s/ Sachin Latawa
Sachin Latawa, an individual

9
© 2007 Geraci Law Firm; All Rights Reserved. Guaranty		v184
Loan No. 115876

OWNERSHIP INTEREST PLEDGE AGREEMENT

THIS OWNERSHIP INTEREST PLEDGE AGREEMENT (this "Agreement") dated as of May 31, 2024 is given by TIRIOS CORPORATION (“Pledgor"), in favor of HouseMax Funding, LLC, a Texas limited liability company (“Lender”).

RECITALS

A. TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”) executed that certain Secured Note for the benefit of Lender in the original principal amount of One Hundred Sixty-One Thousand and 00/100 Dollars ($161,000.00) of even date hereof (“Note”) which is secured by that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (“Security Instrument”) of even date herewith, for the benefit of Lender;

B. As a material inducement for Lender to make the Loan to Borrower, Pledgor agrees to pledge Pledgor’s now and after-acquired membership interests in TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Company”) to secure repayment of the Note. The Organizational Documents of the Company are attached hereto as Exhibit “A”.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. When used herein, (a) capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Loan Documents and (b) the following terms have the following meanings (such meanings to be applicable to both the singular and plural forms of such terms):

Agreement - see the introductory paragraph.

Borrower - see the recitals. Collateral - see Section 2. Company – see the recitals.

Company Interests – One Hundred Percent (100%) of all right, title and interest of Pledgor in and to the following: the Company, all profits, income, surplus, compensation, return of capital, distributions and other disbursements and payments to Company and/or Pledgor (including, without limitation, specific properties of the Company upon dissolution or otherwise), and all interests in Company now owned or hereafter acquired by Pledgor as a result of exchange offers, direct investments, contributions or otherwise; but excluding any obligation or liability of Pledgor with respect to the Company or any duty of Pledgor as an owner of the Company.

1
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

Default - the occurrence of any of the following events: (a) any Event of Default (as defined in the Loan Documents); or (b) any warranty of the Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Lender's security interest in any material portion of the Collateral is not perfected or the Lender's rights and remedies with respect to any material portion of the Collateral are materially impaired or otherwise materially adversely affected.

Other Liable Party – all other parties liable for some or all of the Obligations.

Pledged Property - all Company Interests; all property received in exchange or substitution for Company Interests; all dividends, distributions and other returns from Company Interests; all other property delivered by Pledgor to the Lender for the purpose of pledge under this Agreement; and all proceeds of any of the foregoing.

Pledgor - see the introductory paragraph.

UCC - the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2. Pledge. As security for the payment of all Obligations, Pledgor hereby pledges to the Lender, and grants to the Lender a continuing security interest in, all of the following (hereinafter, collectively, as the “Collateral”):

A. the Company Interests;

B. all cash and other property, of any kind or nature, distributed or payable at any time or from time to time by the Company to Pledgor, as a distribution, in complete or partial liquidation or otherwise, including, without limitation, Pledgor’s share of any revenues of the Company derived from any contract;

C. all patents and trademarks owned by or in the name of Company;

D. all other Pledged Property; and

E. all products and proceeds of all of the foregoing.

3.Delivery of Pledged Property.

(a) All certificates or instruments representing or evidencing any Collateral, including those representing or evidencing the Company Interests, shall be delivered to and held by or on behalf of the Lender pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary endorsements or instruments of transfer or assignment, duly executed in blank.

(b) Company shall cause the issuer of the Collateral to register the Collateral in Lender’s name in the manner required by Section 8-106(b) of the UCC.

4. Warranties. Pledgor warrants to Lender for the benefit of Lender that:

4.1 Ownership, No Liens, etc. Pledgor is the legal and beneficial owner of, and has good title to (and has full right and authority to pledge and assign) the Collateral, free and clear of all liens, options or other charges or encumbrances. No UCC financing statement covering any of the Collateral is presently on file in any public office other than those in favor of the Lender. This Agreement creates a legal and valid security interest in the Collateral which has been perfected as a first and prior lien on the Collateral. No "control" as defined in Article 8 of the UCC has been given to any Person other than the Lender.

2
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

4.2 Company Interests. Pledgor owns 100% of the outstanding ownership interest of the Company.

4.3 Authorization, Approval, etc. Except for the filing of UCC financing statements, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or any other Person is required for (i) the pledge by Pledgor of any Collateral pursuant to this Agreement, (ii) the execution, delivery and performance of this Agreement by Pledgor, (iii) the exercise by the Lender of the voting or other rights provided for in this Agreement or (iv) except as may be required in connection with a disposition of the Company Interests by laws affecting the offering and sale of securities generally, the exercise by the Lender of remedies in respect of the Collateral pursuant to this Agreement.

4.4 Uncertificated Nature of Company Interests. No right, title or interest of Pledgor in the Company is represented by a certificate of interest or instrument, except such certificates or instruments, if any, as have been delivered to the Lender and are held in its possession, together with transfer documents as required in this Agreement (and Pledgor covenants and agrees that any such certificates or instruments hereafter received by Pledgor with respect to any of the Collateral will be held in trust for the Lender for the benefit of the Lender and promptly delivered to the Lender). No Collateral is held in a securities account.

4.5 Other. (i) The pledge and delivery of the Collateral pursuant to this Agreement, together with the filing of appropriate UCC financing statements, will create a valid perfected security interest in the Collateral in favor of the Lender; and (ii) all Company Interests are duly authorized, validly issued, fully paid and non-assessable.

4.6. Payment and Performance of Obligations. Pledgor guarantees that Borrower will promptly pay, perform, observe, and satisfy all Obligations when due.

4.7. Ownership, Maintenance, and Preservation of Collateral; Compliance With Law.

4.7.1. Pledgor represents and warrants that it is (and as to any Collateral acquired hereafter agrees and warrants that it will at all times be and remain) the sole owner of the Collateral, free from any lien, security interest, or other claim, excepting only the security interest granted by this Agreement. Pledgor represents and warrants that it has not executed or authorized the filing of any financing statement covering any of the Collateral except in favor of Lender, and that no financing statement covering any of the Collateral is on file in any public office in any jurisdiction. Without Lender’s prior written consent, Pledgor will not execute, file, or authorize to be filed, in any jurisdiction, any financing statement covering any of the Collateral in which Lender is not named as the sole secured party. Pledgor represents and warrants that there is no personal property of any type or description that is leased to Pledgor, and agrees and warrants that Pledgor will not become the lessee of any personal property without Lender’s prior written consent.

4.7.2. Pledgor will comply with all applicable laws, ordinances, regulations, covenants, conditions, restrictions, and requirements of governmental authorities now or hereafter affecting the Collateral (collectively, “Applicable Law”). Pledgor agrees not to commit, suffer, or allow any act to be done in violation of Applicable Law and will make all payments required under Applicable Law.

3
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

4.7.3. In the performance of all such acts and all other acts required by this Agreement, Pledgor will promptly pay when due, at its own expense, all expenses incurred and will promptly pay, discharge, or otherwise satisfy all claims for labor performed and materials furnished in connection with the Collateral.

4.8. Litigation; Attorney Fees.

4.8.1. Pledgor will promptly notify Lender of the commencement or threat of commencement of any litigation that seeks to or could materially affect any of the Collateral, the security interest of this Agreement, or the rights or powers of Lender under this Agreement. Pledgor will, at its own expense, appear in and defend any such litigation. Lender will also have the right, but not the obligation, to appear in any such litigation, and Pledgor will pay all costs and expenses (including Attorneys’ Fees) of Lender in so appearing.

4.8.2. Pledgor agrees to pay the following costs, expenses, and Attorneys’ Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys’ Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys’ Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys’ Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys’ Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender shall be entitled to its Attorneys’ Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

4.9. Lender’s Right to Perform for Pledgor. If Pledgor fails to make any payment, perform any Obligation, or do any act set forth in or secured by this Agreement, Lender, at Lender’s option, without notice to or demand on Pledgor and without releasing Pledgor from the duty to make such payments, perform such Obligations, or do such acts, then or in the future, may make such payment, perform such Obligation or do such act in such manner and to such extent as Lender may deem necessary, in its sole discretion, to protect the security of this Agreement. Without limiting any foregoing clause, Lender may pay, purchase, contest, or compromise any encumbrance, charge, or lien that, in Lender’s sole judgment, appears to be prior or superior to this Agreement. In exercising any such power, Lender may pay all necessary expenses incurred, including Attorneys’ Fees. Pledgor will pay, immediately and without demand, all sums so expended by Lender with interest, from the date of expenditure, at the rate from time to time applicable under the Note.

4.10. Pledgor’s Additional Performance. Pledgor will execute any and all further agreements, assignments (including separate assignments of Third Party Agreements), documents, financing statements, and authorizations of financing statements, and take such other further acts, as Lender may reasonably request from time to time, in order to evidence, protect, perfect, or continue the security interest of Lender in the Collateral or otherwise carry out the purposes and intent of this Agreement.

4
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

4.11. Financing Statements. Pledgor authorizes Lender to file financing statements in all states, counties, and other jurisdictions as Lender may elect, without Pledgor’s signature if permitted by law. At Lender’s election, in addition to or instead of any other description of the Collateral, any financing statement description may use the terms “all assets,” “all personal property,” or words to similar effect.

4.12. Indemnity. Pledgor will indemnify, defend, and hold Lender harmless from and against all liabilities, claims, actions, costs, and expenses, including Attorneys’ Fees, arising from or related to Pledgor’s ownership or use of any of the Collateral, or Lender’s exercise of any of its rights or remedies under this Agreement.

5. Default; Remedies.

5.1. Events of Default. Each of the following will constitute an event of default under this Agreement:

5.1.1. Pledgor fails to pay any monetary amount due, as and when required, under this Agreement;

5.1.2. Pledgor defaults under or fails to perform, observe, or satisfy when due any nonmonetary condition, covenant, or other provision of this Agreement;

5.1.3. Any event of default occurs under any other Loan Document or Other Agreement, subject to any provision for notice and cure set forth in such Loan Document or Other Agreement;

5.1.4. Any representation or warranty in this Agreement or in any other instrument or agreement evidencing, securing, guaranteeing, or otherwise relating to any of the Obligations is or becomes untrue or misleading in any material respect;

5.1.5. Any claim of lien is filed against any of the Collateral, or occurrence of a default by Pledgor under any lien, mortgage, or security agreement that Lender has permitted;

5.1.6. Pledgor or any Other Liable Party ceases operations, is dissolved, or terminates its existence; or

5.1.7. Pledgor or any Other Liable Party makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing the inability to pay, its debts as they become due, or any bankruptcy, insolvency, reorganization, receivership, conservatorship, or debtor-relief proceeding is commenced with respect to Pledgor or any Other Liable Party; provided, however, that if such a proceeding is commenced with respect to Pledgor by a party other than Pledgor or any of Pledgor’s general partners or members, or if such a proceeding is commenced with respect to any Other Liable Party by a party other than such Other Liable Party or any of such Other Liable Party’s general partners or members, Pledgor or such Other Liable Party will have 15 calendar days to have the proceeding dismissed or discharged.

5
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

5.2. Lender’s Remedies.

5.2.1. If an event of default under this Agreement occurs, Lender may, at its sole option, without notice to or demand on Pledgor, do any one or more of the following:

(a) Declare any or all of the Obligations immediately due and payable, regardless of any otherwise applicable maturity date;

(b) After giving such notice as may be required by law, if any, foreclose on, sell, lease, license, or otherwise dispose of, nonjudicially and/or by judicial action, in any order, separately or together, at the same or different times and places, any or all of the Collateral and/or any other real or personal property security for the Obligations, without waiving any other part of any of the Collateral or any other such real or personal property security;

(c) Require Pledgor to assemble any or all of the Collateral and make it available to Lender at a place designated by Lender that is reasonably convenient to Pledgor and Lender;

(d) Without removal, render the Collateral unusable and dispose of it on the premises of Pledgor without judicial process, if Lender can do so without a breach of the peace, or by judicial process;

(e) Enter on any property where any of the Collateral may be located and possess and remove any or all of the Collateral without judicial process, if Lender can do so without a breach of the peace, or by judicial process;

(f) In any sale, lease, license, or other disposition of any Collateral, disclaim any or all warranties of any kind which by law may be disclaimed, and no such disclaimer shall be considered to affect the commercial reasonableness of such sale, lease, license or other disposition;

(g) Exclude Pledgor and its successors or assigns, agents, and employees from the Collateral, and hold, store, use, operate, manage, and control the Collateral, and collect and receive all rents, revenues, issues, income, and profits of the Collateral;

(h) Exercise any or all other remedies now or in the future available to a secured party under the UCC;

(i) Obtain the appointment of a receiver ex parte and without prior notice to Pledgor, which notice Pledgor hereby waives;

(j) Obtain specific performance of any covenant or agreement contained in this Agreement, or in aid of the execution of any power or remedy granted in this Agreement;

(k) Exercise rights of Pledgor as owner of the Company Interests, including payments; and

(l) Exercise any other legal, equitable, or contractual right or remedy against Pledgor and/or any security and/or any Other Liable Party.

5.2.2. No remedy provided or permitted under this Agreement is exclusive of any other, or of any remedy provided or permitted by law, equity, or any other instrument or agreement evidencing, securing, guaranteeing, or relating to any of the Obligations. Each remedy is cumulative and in addition to every other remedy. No exercise of remedies, including foreclosure, against any part of the Collateral will exhaust or extinguish Lender’s rights to exercise remedies, including foreclosure, against any other part of the Collateral until the Obligations are paid in full. No exercise of remedies will extinguish Lender’s rights to exercise remedies, including foreclosure, against the Collateral until the Obligations are paid in full. Lender may exercise any one or more of its remedies at its option without regard to the adequacy of its security.

6
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

5.2.3. Lender’s delay or omission in the exercise of any right, remedy, or power accruing on any event of default under this Agreement will not impair such right, remedy, or power or any other, nor will such delay or omission be deemed a waiver of or acquiescence in that or any other event of default.

5.3. Use of Proceeds. The proceeds of any disposition or use of Collateral will be applied in the following priority: (a) to pay expenses of taking, holding, preparing for disposition, selling, using, leasing, licensing, otherwise disposing of the Collateral, and the like, including Attorneys’ Fees and costs incurred by Lender; (b) to satisfy all remaining Obligations in such order as Lender may elect; and (c) to satisfy any indebtedness secured by any subordinate security interest in the Collateral, if an authenticated demand for such payment is received before distribution of the proceeds is completed. The disposition of any Collateral, the realization of any proceeds, the application of any proceeds, or any one or more of the foregoing shall not operate to cure any nonmonetary or monetary default in or reinstate the Obligations for any purpose, or otherwise affect in any way Lender’s rights and remedies with respect to any remaining Collateral, or any other real or personal property security, except to the extent otherwise required by law.

6. Miscellaneous Provisions.

6.1. Governing Law; Consent To Jurisdiction And Venue. This Agreement is made by Lender and accepted by Pledgor in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Real Property Collateral under the Loan Documents shall be governed by and construed according to the laws of the state in which each Real Property Collateral is situated. To the fullest extent permitted by the law of the state in which each Real Property Collateral is situated the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which each Real Property Collateral is situated). The Parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Pledgor submits to personal jurisdiction in that forum for any and all purposes. Pledgor waives any right Pledgor may have to assert the doctrine of forum non conveniens or to object to such venue.

PLEDGOR’S INITIALS:

6.2. Entire Agreement; Modification. The Loan Documents collectively constitute the entire understanding between Lender and Pledgor as to the matters contemplated in those documents and may not be modified, amended, or terminated except by written agreement signed by both parties.

6.3. Partial Invalidity. If any provision of this Agreement or the instruments or agreements reflecting the Obligations are held to be invalid, illegal, unenforceable, or voidable in any respect, no other provision of this Agreement, or of any such other instrument or agreement, will be affected thereby, and such other provisions will remain binding and enforceable.

7
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

6.4. Parties Benefited. This Agreement applies to, inures to the benefit of, and binds all parties to this Agreement and their respective heirs, legatees, devisees, administrators, executors, successors, and assigns (but this provision will not be interpreted to permit or validate any lien, encumbrance, assignment, or other transfer by Pledgor that is prohibited by other provisions of this Agreement or other Loan Documents). “Lender” means the owner and holder, including pledgees, of any of the Obligations.

6.5. Headings. Headings are used for convenience of reference only and do not define or limit the scope of this Agreement.

6.6. Written Notice; Delivery.

6.6.1. All notices contemplated under this Agreement will be given in writing, and will be sent (a) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (b) by certified United States mail, postage prepaid, return receipt requested; or (c) by nationally recognized overnight delivery service, marked for next-business-day delivery, with all charges prepaid or billed to sender’s account.

6.6.2. All notices will be addressed to the appropriate party at its address as follows or such other addresses as may be designated by notice given in compliance with this provision:

Lender:	HouseMax Funding, LLC, a Texas limited liability company 1301 S Mo Pac Expy Ste 110 Austin, Texas 78746 With a copy to: Fay Servicing, LLC 425 South Financial Place Suite 2000 Chicago, Illinois 60605
Pledgor:	TIRIOS CORPORATION 103 Saddle Ridge Dr Cedar Park, Texas 78613-7473

6.6.3. Notices will be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing; or (d) if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

6.7. Joint and Several Obligations. If more than one person has executed this Agreement as Pledgor, the obligations of all such persons will be joint and several. Any married person who executes this Agreement agrees that recourse may be had against his or her separate property and against community property. If Pledgor is a partnership, Pledgor’s obligations will be the joint and several obligations of all general partners in that partnership.

6.8. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents executed of even date herewith.

6.9. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

[SIGNATURES FOLLOW]

8
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

IN WITNESS WHEREOF, and intending to be legally bound, Pledgor has executed and delivered this Ownership Pledge Agreement as of the date first written above.

PLEDGOR:

TIRIOS CORPORATION

/s/ Sachin Latawa
Sachin Latawa, CEO

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY ACKNOWLEDGES AND CONSENTS TO THE OWNERSHIP PLEDGE AGREEMENT.

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

9
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

EXHIBIT “A”

ORGANIZATIONAL DOCUMENTS

10
© 2007 Geraci Law Firm; All Rights Reserved. Ownership Pledge Agreement		v184
Loan No. 115876

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "TIRIOS PROPCO SERIES LLC", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2023, AT 12:58 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7405709 8100
SR# 20231427813

Authentication: 203138599
Date: 04-13-23

1
© 2007 Geraci Law Firm; All Rights Reserved. Language Capacity Declaration		v184
Loan No. 115876

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:58 PM 04/13/2022
FILED 12:58 PM 04/13/2022
SR [illegible] - File Number [illegible]

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

Tirios Propco Series LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 8 The Green A (street), in the City of Dover, Zip Code 19901. The name of the Registered Agent as such address upon whom process against this limited liability company many be served is A Registered Agent, Inc

3. Series LLC. Notice is hereby given that, pursuant to Section 18-215(b) of the Delaware LLC Act, the Company has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

By ______________________ (signature)
Authorized Person

Name Clemen Cunningham
Print of Type

1
© 2007 Geraci Law Firm; All Rights Reserved. Language Capacity Declaration		v184
Loan No. 115876

STATUTE OF FRAUDS NOTICE

THIS STATUTE OF FRAUDS NOTICE is acknowledged and agreed to as of May 31, 2024, by and among TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”), Sachin Latawa (“Guarantor”), and HouseMax Funding, LLC, a Texas limited liability company.

As of the date set forth above, Lender, Borrower, and Guarantor have executed and entered into several instruments, agreements and documents relating to a $161,000.00 commercial loan from Lender to Borrower which is guaranteed by Guarantor. In connection therewith, and pursuant to §26.02 of the Texas Business and Commerce Code, Lender, Borrower and Guarantor hereby agree as follows:

THE WRITTEN DOCUMENTS, AGREEMENTS AND INSTRUMENTS REFERRED TO ABOVE REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW]

1
© 2007 Geraci Law Firm; All Rights Reserved. Statute of Frauds Notice		v184
Loan No. 115876

IN WITNESS WHEREOF, the parties have carefully read, fully understand and agree to the above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

GUARANTOR:

SACHIN LATAWA

/s/ Sachin Latawa
Sachin Latawa, an individual

2
© 2007 Geraci Law Firm; All Rights Reserved. Statute of Frauds Notice		v184
Loan No. 115876

COMPLIANCE AGREEMENT

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

If requested by Lender or an agent for Lender, the undersigned Borrower agrees to fully cooperate and adjust for clerical, typographical, or scriveners errors, including those concerning material terms, that may be present in any or all of the loan documents if deemed necessary or desirable in the reasonable discretion of Lender.

The undersigned Borrower agrees to comply with all above noted requests by Lender or Agent for Lender within 30 days from the date of mailing said requests. Borrower agrees to assume all costs including, by way of illustration and not limitation, actual expenses and legal fees for failing to comply with correction requests in such 30-day time period.

The undersigned Borrower does hereby so agree and covenant in order to assure that the Loan Documents executed this date will conform and be acceptable in the market place in the instance of transfer, sale or conveyance by Lender or its interest in and to said loan documentation.

[SIGNATURES FOLLOW]

1
© 2007 Geraci Law Firm; All Rights Reserved. Compliance Agreement		v184
Loan No. 115876

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/Sachin Latawa
Sachin Latawa, CEO

1
© 2007 Geraci Law Firm; All Rights Reserved. Compliance Agreement		v184
Loan No. 115876

HAZARD INSURANCE DISCLOSURE

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

Borrower shall maintain insurance coverage on any collateral being secured under the Loan during the entire life of the Loan. This insurance coverage, inclusive of any applicable earthquake coverage, must meet minimum requirements set by Lender.

NOTICE: AN INSURANCE POLICY AFFORDING THE MINIMALLY ACCEPTABLE COVERAGE MUST BE KEPT IN FORCE FOR THE TERM OF THE LOAN. SHOULD YOU FAIL EITHER TO MAINTAIN COVERAGE OR TO PAY ANY PREMIUM WHEN DUE AND THE POLICY IS CANCELLED, THE LOAN WILL BE IN DEFAULT UNDER ANY TERMS OF THE LOAN AGREEMENT AND ANY SECURITY INSTRUMENT. AS SUCH, THE LENDER MAY, UPON LEARNING OF THE DEFAULT, OBTAIN INSURANCE AT YOUR EXPENSE TO PROTECT ITS INTEREST IN THE LOAN SECURITY.

Lender shall not, as a condition of receiving, renewing or extending a loan secured by real property:

(a)	Require Borrower to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the real property.

(b)	Require Borrower to acquire, purchase or negotiate any insurance policy covering the real property through a particular insurance company or insurance agent.

(c)

Unreasonably reject an insurance policy furnished by Borrower for the protection of the real property. However, Lender may disapprove the insurance company selected by Borrower for sensible and sufficient reasons, including but not limited to extent of coverage required and the financial soundness and the services of an insurer.

(d)	Require Borrower to purchase any insurance product from the Lender or its affiliate as a condition of the Loan.

Borrower’s choice of insurer or agent will not affect Lender’s credit decision or terms.

TEXAS COLLATERAL PROTECTION ACT NOTICE

307.052 (a)

Property Insurance Disclosure - Texas Finance Code Section 307.052 Collateral Protection Insurance Notice. (a) Borrower is required to (i) keep the property insured against damage in the amount specified herein; (ii) purchase the insurance from an insurer that is authorized to do business in the State of Texas or an eligible surplus lines insurer or otherwise as provided herein; and (iii) name Lender as the person to be paid under the policy in the event of a loss as provided herein; (b) subject to the provisions hereof, Borrower must, if required by Lender, deliver to Lender a copy of the policy and proof of the payment of insurance premiums; and (c) subject to the provisions hereof, if borrower fails to meet any requirement listed in the foregoing subparts (a) or (b), lender may obtain collateral protection insurance on behalf of Borrower at borrower’s expense.

[SIGNATURES FOLLOW]

1
© 2007 Geraci Law Firm; All Rights Reserved. Hazard Insurance Disclosure		v184
Loan No. 115876

THIS DISCLOSURE IS NEITHER A CONTRACT NOR A COMMITMENT TO LEND.

The undersigned borrower has received, read and approved this Hazard Insurance Disclosure as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

2
© 2007 Geraci Law Firm; All Rights Reserved. Hazard Insurance Disclosure		v184
Loan No. 115876

ARBITRATION AND WAIVER OF RIGHT TO JURY TRIAL AGREEMENT

THIS ARBITRATION AND WAIVER OF RIGHT TO JURY TRIAL AGREEMENT (“Agreement”) is entered into as of May 31, 2024, and is by and among TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”); Sachin Latawa (“Guarantor”); TIRIOS CORPORATION (“Pledgor"); and HouseMax Funding, LLC, a Texas limited liability company (“Lender”). Borrower, Guarantor, Pledgor, and Lender are collectively referred to herein as “Parties” and individually as a “Party.”

RECITALS

A. Borrower has obtained or will obtain a mortgage loan from Lender as evidenced by that certain Loan and Security Agreement of even date, executed by Borrower (“Loan Agreement”) and that certain Secured Note of even date, executed by Borrower (“Note”), which are secured by the Collateral identified in the Loan Agreement. The Loan Agreement, Note, any Security Instrument, and Security Agreements are collectively referred to herein as the “Loan Documents” which evidence the “Loan.”

B. To further induce Lender to make the Loan, Guarantor has delivered or will deliver to Lender a Guaranty guaranteeing Borrower’s performance on the Loan.

C. All Parties wish to arbitrate any and all disputes among them that may arise out of the Loan.

AGREEMENT

NOW, THEREFORE, in consideration of these Recitals and of the Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1. Mutual Agreement To Arbitrate Disputes. The Parties agree that any Claim, as defined below, involving the Loan, including, but not limited to claims arising from the origination, documentation, disclosure, servicing, collection or any other aspect of the Loan transaction or the coverage or enforceability of this Agreement, shall be resolved exclusively by binding arbitration under the terms of this Agreement. This Agreement shall also be binding on the agents, successors and assigns of the parties and the Loan.

2. Claim Defined.

2.1 “Claim” shall include, but not be limited, to:

2.1.1. Any claimed wrongdoing, such as misrepresentation, negligence, breach of contract, breach of fiduciary duty, unconscionability, fraud in the inducement, rescission, breach of the covenant of good faith and fair dealing and unfair business practices.

2.1.2. Any claimed violation of state or federal laws, including, but not limited to consumer credit, truth-in-lending, civil rights, equal opportunity, real estate settlement, housing discrimination laws, fair lending acts, licensing, loan regulation and unfair business practices.

2.2. “Claim” shall not include:

2.2.1. Actions by the Lender to judicially or non-judicially foreclose on the Note and Security Instrument or any Security Agreements for the Loan, to enjoin waste, to collect rents, interpleader actions or actions for a receiver, to recover possession, ejectment or relief from the automatic stay in bankruptcy, or to obtain relief through Governmental Authorities.

2.2.2. Actions for provisional remedies such as a temporary restraining order or preliminary injunction or for a permanent injunction based upon an arbitration award.

1
© 2007 Geraci Law Firm; All Rights Reserved. Arbitration Agreement		v184
Loan No. 115876

3. ARBITRATION OF DISPUTES. TO THE EXTENT A PRE-DISPUTE WAIVER OF THE RIGHT TO TRIAL BY JURY IS NOT ENFORCEABLE UNDER APPLICABLE LAW, ANY AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE MAKING, PERFORMANCE, OR INTERPRETATION OF THE LOAN DOCUMENTS, SHALL BE RESOLVED BY BINDING ARBITRATION. UNLESS OTHERWISE AGREED ON, THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE THEN-CURRENT ARBITRATION PROCEDURES SET FORTH UNDER TEXAS LAW. JUDGMENT ON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. UNLESS OTHERWISE AGREED BY THE PARTIES, THE ARBITRATION SHALL BE HELD BEFORE A SINGLE ARBITRATOR SELECTED AS FOLLOWS: THE DISPUTING PARTIES SHALL, WITHIN TEN (10) BUSINESS DAYS FROM THE DATE ARBITRATION IS REQUESTED BY EITHER PARTY, AGREE UPON AN ARBITRATOR. IF THE PARTIES CANNOT SO AGREE, THEN EACH PARTY, WITHIN FIVE (5) BUSINESS DAYS THEREAFTER, SHALL NAME AN ARBITRATOR WHO SHALL BE AN ATTORNEY LICENSED TO PRACTICE IN TEXAS AND EXPERIENCED AND QUALIFIED IN REAL ESTATE MATTERS OF THE TYPE CONTEMPLATED BY THE LOAN DOCUMENTS OR A RETIRED TEXAS SUPERIOR OR APPELLATE COURT JUDGE. THOSE TWO NAMED ARBITRATORS SHALL THEN, WITHIN FIVE (5) BUSINESS DAYS, SELECT A THIRD ARBITRATOR WHO SHALL BE QUALIFIED AS DEFINED ABOVE, AND SUCH THIRD ARBITRATOR SHALL BE THE SOLE ARBITRATOR TO HEAR AND DETERMINE THE DISPUTE. IF ANY PARTY HERETO FAILS TO NAME AN ARBITRATOR WITHIN THE TIME LIMIT PROVIDED IN THIS SECTION, THEN THE ARBITRATOR TIMELY NAMED BY THE OTHER PARTY SHALL HEAR AND DECIDE THE DISPUTE. IF THE ARBITRATION IS COMMENCED, THE PARTIES AGREE TO PERMIT DISCOVERY PROCEEDINGS OF THE TYPE PROVIDED UNDER TEXAS LAW BOTH IN ADVANCE OF, AND DURING RECESSES OF, THE ARBITRATION HEARINGS. ALL FACTS AND OTHER INFORMATION RELATING TO ANY ARBITRATION ARISING UNDER THIS DECLARATION SHALL BE KEPT CONFIDENTIAL TO THE FULLEST EXTENT PERMITTED BY LAW. THE DECISION OF THE ARBITRATOR(S) SHALL FOLLOW THE LAW, SHALL BE RENDERED WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE CONCLUSION OF THE ARBITRATION, AND SHALL BE SET FORTH IN A WRITTEN OPINION STATING THE FINDINGS OF FACT OF THE ARBITRATOR(S) AND LEGAL AUTHORITIES THAT ARE THE BASIS OF THE DECISION. THE VENUE FOR ANY SUCH ARBITRATION SHALL BE TRAVIS COUNTY, TEXAS. THE COSTS OF THE ARBITRATOR SHALL BE SPLIT EQUALLY BY THE PARTIES BUT SHALL BE A RECOVERABLE COST FOR THE PARTY PREVAILING IN THE ARBITRATION.

4. ARBITRATION RELATED WAIVER. THE PARTIES hereby freely waive the right to trial by judge or jury, the right to appeal, pretrial discovery and application of the rules of evidence.

5. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, ANY GUARANTOR, ANY PLEDGOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THE LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND, BY ITS ACCEPTANCE OF THE BENEFITS OF THE LOAN, LENDER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THE LOAN OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THE LOAN DOCUMENTS.

2
© 2007 Geraci Law Firm; All Rights Reserved. Arbitration Agreement		v184
Loan No. 115876

6. Attorney Fees. Borrower and any Guarantor, Pledgor, and Debtor, if any, agree to pay the following costs, expenses, and Attorneys’ Fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and Attorneys’ Fees paid or incurred in connection with the collection or enforcement of the Loan Documents, whether or not suit is filed; (b) reasonable costs, expenses, and Attorneys’ Fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under the Loan Documents; (c) reasonable costs, expenses, and Attorneys’ Fees incurred to protect the lien of the Security Instrument; and (d) costs of suit and such sum as the court may adjudge as Attorneys’ Fees in any action to enforce payment of the Loan Documents or any part of it.

In addition to the aforementioned fees, costs, and expenses, Lender in any lawsuit or other dispute shall be entitled to its Attorneys’ Fees, and all other fees, costs, and expenses incurred in any post-judgment proceedings to collect or enforce any judgment. This provision for the recovery of post-judgment fees, costs, and expenses is separate and several and shall survive the merger of the Loan Documents into any judgment on the Loan Agreement, Note, Guaranty, Security Instrument, or any other Loan Documents.

7. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents, each executed of even date herewith.

8. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

[SIGNATURES FOLLOW]

3
© 2007 Geraci Law Firm; All Rights Reserved. Arbitration Agreement		v184
Loan No. 115876

IN WITNESS WHEREOF, the parties have carefully read, fully understand and agree to the above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

GUARANTOR:

SACHIN LATAWA

/s/ Sachin Latawa
Sachin Latawa, an individual

PLEDGOR:

TIRIOS CORPORATION

/s/ Sachin Latawa
Sachin Latawa, CEO

4
© 2007 Geraci Law Firm; All Rights Reserved. Arbitration Agreement		v184
Loan No. 115876

BALLOON PAYMENT DISCLOSURE

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

THE NOTE YOU ARE SIGNING WITH RESPECT TO THE LOAN YOU ARE OBTAINING REQUIRES THE ENTIRE AMOUNT OF OUTSTANDING PRINCIPAL AND ACCRUED INTEREST TO BE PAYABLE IN FULL ON THE “BALLOON PAYMENT DATE” INDICATED BELOW.

NOTICE TO BORROWER:

IF YOU DO NOT HAVE THE FUNDS TO PAY THE BALLOON PAYMENT WHEN IT COMES DUE, YOU MAY HAVE TO OBTAIN A NEW LOAN AGAINST YOUR PROPERTY TO MAKE THE BALLOON PAYMENT. IN THAT CASE, YOU MAY AGAIN HAVE TO PAY COMMISSIONS, FEES, AND EXPENSES FOR THE ARRANGING OF THE NEW LOAN. IN ADDITION, IF YOU ARE UNABLE TO MAKE THE MONTHLY PAYMENTS OR THE BALLOON PAYMENT, YOU MAY LOSE THE PROPERTY AND ALL OF YOUR EQUITY THROUGH FORECLOSURE. KEEP THIS IN MIND IN DECIDING UPON THE AMOUNT AND TERMS OF THIS LOAN.

PLEASE BE SURE YOU FULLY UNDERSTAND THE ABOVE BEFORE SIGNING THE NOTE AND OTHER RELATED LOAN DOCUMENTS.

BALLOON PAYMENT DATE:	June 1, 2054

BALLOON PAYMENT AMOUNT:	Unpaid Principal Plus Accrued Unpaid Interest*

(*Plus any unpaid interest, charges, fees, costs and other unpaid amounts due under the Loan Documents.)

I ACKNOWLEDGE RECEIPT OF THE ABOVE AND CERTIFY MY FULL UNDERSTANDING OF ALL OF THE TERMS AND CONDITIONS OF THE LOAN AGREEMENT AND NOTE, INCLUDING THE BALLOON PAYMENT REQUIREMENT AS OF THE DATE SET FORTH ABOVE.

[SIGNATURES FOLLOW]

1
© 2007 Geraci Law Firm; All Rights Reserved. Balloon Payment Disclosure		v184
Loan No. 115876

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

2
© 2007 Geraci Law Firm; All Rights Reserved. Balloon Payment Disclosure		v184
Loan No. 115876

CONDITIONAL LOAN APPROVAL

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

Lender has conditionally approved Borrower for a loan in a certain amount as evidenced by the Loan Agreement and other documents executed in connection therewith, collectively, the “Loan Documents” which evidence the “Loan.” This conditional loan approval is subject to the following:

1. No Loan Approval Until Loan Disbursed. Lender has not and will not fully approve the Loan until Lender has deposited funds into an escrow account and has instructed the escrow company to disburse the funds to Borrower directly and/or to third parties on Borrower’s behalf. No oral modification of this condition is valid or effective.

2. Other Conditions. Lender will not fully approve the Loan until other conditions and requirements by Lender not specified in this document have been satisfied to Lender’s satisfaction, in its sole discretion.

[SIGNATURES FOLLOW]

1
© 2007 Geraci Law Firm; All Rights Reserved. Conditional Loan Approval		v184
Loan No. 115876

By signing below, I understand and agree to the foregoing and execute this document on the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

2
© 2007 Geraci Law Firm; All Rights Reserved. Conditional Loan Approval		v184
Loan No. 115876

E.C.O.A. APPRAISAL REPORT DISCLOSURE

(Pursuant to E.C.O.A.)

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

We may order an appraisal to determine the property’s value and charge you for this appraisal. We will promptly give you a copy of any appraisal, even if your loan does not close.

You can pay for an additional appraisal for your own use at your own cost.

[SIGNATURES FOLLOW]

1
© 2007 Geraci Law Firm; All Rights Reserved. Notice of Right to Receive Appraisal Disclosure		v184
Loan No. 115876

By signing below, Borrower acknowledges that Borrower has read and received a copy of this document as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

2
© 2007 Geraci Law Firm; All Rights Reserved. Notice of Right to Receive Appraisal Disclosure		v184
Loan No. 115876

DESIGNATION OF HOMESTEAD AND AFFIDAVIT OF NON-HOMESTEAD

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

Borrower certifies to Lender, its agents, employees, successors and assigns the following:

1. I have applied to Lender for a loan in the principal amount of $161,000.00 secured by the Property.

2. Lender has stressed to me the importance of knowing whether I occupy or intend to occupy the Property and whether the Property is my homestead.

3. I certify and represent to Lender that:

A. The Property that will secure this loan is not the homestead of any party to the Loan including any affiliates or relatives of Borrower (“Borrower-Affiliated Party”);

B. Borrower has no intention of ever making the Property securing the Loan the homestead of the Borrower or any Borrower-Affiliated Party;

C. Neither Borrower nor any Borrower-Affiliated Party has any intention of ever making the Property securing the Loan his or her principal or secondary residence, or otherwise occupying the Property at any time.

D. Borrower disclaims all homestead rights, interest, and exemption in the Property; and sale.

E. Borrower acknowledges that the Property is therefore not exempt from a forced

4. Borrower agrees to hold Lender harmless and agree to defend, indemnify, protect and hold Lender and its agents, officers, contractors, and employees harmless from and against any and all claims asserted or liability established that arises from the falsity of any part of this declaration.

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

1
© 2007 Geraci Law Firm; All Rights Reserved. Designation of Homestead and Affidavit of Non-Homestead		v184
Loan No. 115876

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Texas)

County of Williamson)

On May 31st, 2024 before me, David Sydney, Notary Public
Date *Here Insert Name of the Officer*

Personally Appeared Sachin Latawa
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

DAVID SYDNEY
NOTARY PUBLIC
ID# 133160844
State of Texas
Comm. Exp. 06-16-2025

I certify under PENALTY OF PERJURY under the laws of the State of Texas that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

3

v184

BUSINESS PURPOSE OF LOAN CERTIFICATION

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

Borrower certifies to Lender and its successors and assigns the following as true and correct:

1. Borrower has applied for and has obtained or may obtain a loan in the principal amount of $161,000.00 (the “Note”) pursuant to the terms of the Loan and Security Agreement of even date herewith (the “Loan Agreement”). The Loan Agreement, and all other documents executed in connection therewith shall be referred to herein as the “Loan Documents” which evidence the “Loan.”

2. Lender has stressed to Borrower the importance of knowing the primary purpose of this Loan. Borrower knows that the legal responsibilities of the Lender vary considerably depending upon whether a loan is a consumer loan, which is for personal, household or family purposes, or a business loan, which is for every other purpose.

3. Borrower has previously represented to Lender and again represents to Lender in this certification, its successors and assigns, that ALL of the purposes of the Loan, exclusive of commissions and loan expenses incurred to obtain the Loan are solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

4. NO part of the proceeds of the Loan are intended to be used for a consumer purpose except as previously disclosed to Lender in writing.

Borrower declares under penalty of perjury under the laws of the state in which the Property is located that the foregoing is true and correct as of the date set forth above.

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

1
© 2007 Geraci Law Firm; All Rights Reserved. Business Purpose of Loan Certification		v184
Loan No. 115876

ENVIRONMENTAL INDEMNITY AGREEMENT

THIS ENVIRONMENTAL INDEMNITY AGREEMENT (“Indemnity”) is entered into as of May 31, 2024, by and among TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (“Borrower”) and Sachin Latawa (“Guarantor”) (Borrower and Guarantor are collectively referred to herein as “Indemnitor”); to and for the benefit of HouseMax Funding, LLC, a Texas limited liability company (“Lender”), and its successors, assigns, services, and participants, any party who now or hereafter holds an interest in the Loan described below, and the respective parent, subsidiary, and affiliated corporations of each of the foregoing, and the respective directors, officers, agents, attorneys, and employees of each of the foregoing (each of which shall be referred to in this Indemnity individually as an “Indemnitee” and collectively as the “Indemnitees”).

In consideration of Lender agreeing to make the Loan to Borrower, and other valuable consideration, the receipt and sufficiency of which is acknowledged, the Indemnitor represents, warrants, and agrees as follows:

1. Definitions. The following terms as used in this Indemnity shall have the meaning set forth in this Section.

1.1 “Applicable Law” means any and all laws, statutes, codes, ordinances, regulations, enactments, decrees, judgments, and orders of any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit holding jurisdiction over the Property (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.2 “Environmental Laws” means any and all present or future laws (whether common law, statute, rule, regulation, or otherwise), permits, and other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property, for the protection of health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) as amended (42 United States Code (“U.S.C.”) §§ 9601-9675); the Resource Conservation and Recovery Act of 1976 (RCRA) (42 U.S.C. §§ 6901-6992k); the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101-5127); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251-1376); the Clean Air Act (42 U.S.C. §§ 7401-7671q); the Toxic Substances Control Act (15 U.S.C. §§ 2601-2692); the Refuse Act (33 U.S.C. §§ 407-426p); the Emergency Planning and Community Right-To-Know Act (42 U.S.C. §§ 11001- 11050); the Safe Drinking Water Act (42 U.S.C. §§ 300f-300j), and all present or future environmental quality or protection laws, statutes or codes or other requirements of any federal or state governmental unit, or of any regional or local governmental unit with jurisdiction over the Property.

1.3 “Governmental Authority” means any and all courts, boards, agencies, commissions, offices, or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, or otherwise) whether now or later in existence.

1.4 “Hazardous Materials” means any and all (a) substances defined as “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in CERCLA, RCRA, and the Hazardous Materials Transportation Act (49 United States Code §§5101-5127), and in the regulations promulgated under those laws; (b) substances defined as “hazardous wastes” under Environmental Laws and in the regulations promulgated under that law in the State where the Real Property Collateral is located and in the regulations promulgated under that law; (c) substances defined as “hazardous substances” under Environmental Laws in the State where the Real Property Collateral is located; (d) substances listed in the United States Department of Transportation Table (49 Code of Federal Regulations § 172.101 and amendments); (e) substances defined as “medical wastes” under Environmental Laws in the State where the Real Property Collateral is located; (f) asbestos-containing materials; (g) polychlorinated biphenyl; (h) underground storage tanks, whether empty, filled, or partially filled with any substance; (i) petroleum and petroleum products, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any such mixture; and (j) such other substances, materials, and wastes that are or become regulated under applicable local, state, or federal law, or that are classified as hazardous or toxic under any Governmental Requirements or that, even if not so regulated, are known to pose a hazard to the health and safety of the occupants of the Real Property Collateral or of real property adjacent to it.

1
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

1.5 “Hazardous Material Activity” means any actual storage, holding, use, release (including, without limitation, a release as defined under Applicable Law), emission, discharge, generation, processing, abatement, removal, repair, remediation, closure, site restoration, cleanup or detoxification, disposal, handling, or transportation of any Hazardous Material from, under, in, at, on, or about the Property or the surrounding property, or any other remedial act, activity, or occurrence that causes or would cause such event to exist.

1.6 “Loan” means the loan provided by Lender to Borrower as provided for in the Loan Documents.

1.7 “Loan Documents” means that certain Loan and Security Agreement (“Loan Agreement”), Secured Note (“Note”), any Security Instruments or Security Agreements (as defined in the Loan Agreement) and all attendant loan documents executed in connection therewith.

1.8 “Losses” means any and all losses, liabilities, damages, demands, claims, actions, judgments, causes of action, assessments, penalties, costs, and expenses (including, without limitation, the reasonable fees and disbursements of outside legal counsel, accountants, consultants, and experts and the reasonable charges of in-house legal counsel and accountants), and all foreseeable and unforeseeable consequential damages (including, without limitation, costs of any and all investigation, cleanup, removal, remediation, closure, site restoration of any Hazardous Material, or any other remedial acts that are required to be performed on the Property by any Environmental Laws and all legal fees therefor).

1.9 “Property” means the Real Property Collateral identified in the Loan Agreement and further described in the attached Exhibit “A” attached hereto and incorporated herein as fully set forth.

2. Representations and Warranties. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor represents and warrants the following:

2.1 Environmental Law Compliance. Indemnitor and the Property are in compliance with all applicable Environmental Laws relating to the Property and the use of the Property;

2.2 No Hazardous Materials Affecting Property. There are no Hazardous Materials in, on, under, or affecting the Property, except those in compliance with all applicable Environmental Laws, and disclosed to Lender in writing, and there is no asbestos or asbestos-containing construction materials in, on, under, or affecting the Property;

2.3 No Usage of Hazardous Materials in Property. Indemnitor has not engaged in any Hazardous Material Activity at, in, on, under, about, or from the Property except in compliance with all applicable Environmental Laws and as disclosed in writing to Lender;

2.4 No Knowledge of Hazardous Materials. Neither Indemnitor nor any agent, affiliate, tenant, or partner of Indemnitor has received any notice or advice from any Governmental Authority or any source (including third parties) whatsoever with respect to Hazardous Materials in, on, at, under, about, from, or affecting the Property; nor have any of them received a written notice from any other third party alleging the occurrence of any Hazardous Material Activity in violation of any applicable Environmental Laws or demanding payment or contribution for environmental damage or injury to the Property; and Indemnitor has no knowledge of any prior owner or occupant of the Property receiving any such notice or advice;

2.5 No Border Zone Property or Hazardous Waste Property. No portion of the Property contains or is located within Two Thousand (2,000) feet of a significant disposal of hazardous waste under Applicable Law that could cause the Property to be classified as a hazardous waste property or a border zone property; and

2
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

2.6 No Underground Storage/Hazardous Materials. No underground storage tanks or underground Hazardous Materials deposits are located on or under the Property.

2.7 No Investigation. The Property and Indemnitor are not in violation of any Environmental Laws or subject to any existing, pending, or threatened investigation by any Governmental Authority under any Environmental Laws.

2.8 Required Permits. Indemnitor has not obtained and is not required by any Environmental Laws to obtain any permits or licenses to construct or use the Property or the Improvements (as defined in the Security Instrument).

2.9 No Prior Release. Indemnitor has conducted an appropriate inquiry into previous uses and ownership of the Property, and after such inquiry determined that no Hazardous Materials have been disposed of, transported, or released on or at the Property.

2.10 Adjacent Property. To the best of Indemnitor’s knowledge and belief, after diligent investigation and inquiry, no real property adjoining the Property is being used, or has ever been used at any previous time, for any Hazardous Material Activity, nor is any other real property adjoining the Property affected by Hazardous Materials contamination.

2.11 Not Subject to any Order. No investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Materials or Hazardous Materials contamination is proposed, threatened, anticipated, or in existence regarding the Property. The Property is not currently on, and to Indemnitor’s knowledge, after diligent investigation and inquiry, has never been on, any federal or state “Superfund” or “Superlien” list.

2.12 No Notice of Violation. Indemnitor nor, to the best of Indemnitor’s knowledge and belief, after diligent investigation and inquiry, any tenant of any portion of the Property has received any notice from any Governmental Authority regarding any violation of any Environmental Laws.

2.13 Compliant Use. The use that Indemnitor makes and intends to make of the Property shall not result in the disposal or release of any Hazardous Materials on, in, or to the Property.

3. Covenants of Indemnitor. Indemnitor covenants as follows:

3.1 Asbestos Free Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, the Property is and shall be kept free of asbestos and asbestos-containing construction materials.

3.2 No Hazardous Materials on Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, neither Indemnitor nor any occupant of the Property shall use, transport, store, treat, generate, handle, dispose of, or in any manner deal with Hazardous Materials on, in, at, about, or from the Property, except in compliance with all applicable federal, state, and local laws, ordinances, rules and regulations, including Environmental Laws, and as disclosed in writing to Lender; nor shall Indemnitor or any occupant cause the Property to become subject to regulation as a hazardous waste treatment, storage, or disposal facility under any Environmental Law.

3.3 Compliance with Environmental Laws. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall comply with, and ensure compliance by all occupants, business invitees and other authorized or unauthorized persons on the premises, of the Property with, all Environmental Laws and shall keep the Property free and clear of any liens imposed pursuant to any Environmental Laws.

3.4 Notify Lender of Hazardous Materials on Property. In the event that Indemnitor receives any notice or advice from any Governmental Authority or any source whatsoever with respect to Hazardous Materials in, on, under, from, or affecting the Property, Indemnitor shall immediately notify Lender, in writing.

3.5 No Underground Storage Tanks on Property. Except as otherwise disclosed to Lender in writing prior to the execution of this Agreement, Indemnitor shall not allow to exist on, under, or about the Property any underground storage tanks or underground Hazardous Materials deposits.

3
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

3.6 Discovery of Hazardous Materials on Property. If at any time Hazardous Materials are discovered in, on, under, or about the Property that do not comply with the provisions herein, Indemnitor shall immediately inform Lender, in writing, of such and Indemnitor’s proposed remedial program, and Indemnitor shall remove such Hazardous Materials from the Property or the groundwater underlying the Property or remediate the same in accordance with all requirements of the appropriate governmental entities. All remedial work shall be conducted and completed promptly, at Indemnitor’s sole cost and expense, by a contractor or contractors approved by Lender.

3.7 Environmental Site Assessment. Indemnitor, at its sole expense, shall (i) perform any environmental site assessment or other investigation of environmental conditions in connection with the Property (including, without limitation, sampling, testing, and analysis of soil, water, air, building materials and other materials and substances, whether solid, liquid, or gas), pursuant to Lender’s written request upon Lender’s reasonable belief that the Property is not in full compliance with Environmental Laws or Permits; and (ii) if requested by Lender, share all reports, results, and correspondence related to such assessments or investigations with Lender. Indemnitor agrees to have any written reports structured to allow Lender (and any other party designated by Lender) to rely on such reports.

3.8 Lender’s Right to Enter Property; Samples of Property; Payment by Indemnitor if violation of Environmental Laws. Indemnitee has the right, but not the obligation, after reasonable prior notice to Indemnitor to enter upon the Property at all reasonable times to assess the environmental condition of the Property, including, without limitation, to conduct any environmental assessment or audit (the scope of which shall be determined in Indemnitee’s sole discretion) and to take samples of soil, groundwater or other water, air quality, and building materials, and to conduct other invasive testing. Such assessment or audit shall be conducted in such a manner to minimize interference with the conduct of business at the Property. Indemnitor agrees to reasonably cooperate in connection therewith. If any such undertaking discloses that a violation of, or a liability under, any Environmental Law exists, or if such undertaking was required or prescribed by any Environmental Law or Governmental Authority, or if the inspection is performed while an Event of Default exists under any of the Loan Documents, then Indemnitor shall pay all reasonable costs and expenses incurred in connection with such undertaking; otherwise, the costs and expenses of such undertaking shall be paid by Indemnitee.

4.IndemnificationFromIndemnitor.

4.1 Indemnification. To the fullest extent permitted by law, Indemnitor agrees to indemnify, defend, protect, and hold harmless the Indemnitees from and against any and all Losses suffered, imposed on, or incurred by such Indemnitee or asserted against such Indemnitee arising out of or as a result of any of the following:

4.1.1. Any breach of the representations, warranties, and covenants made by Indemnitor in this Indemnity;

4.1.2. Any investigation, inquiry, order, hearing, action, or other proceeding by or before any Governmental Authority in connection with any Hazardous Material Activity;

4.1.3. Any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any occurrence or violation described above; or

4.1.4. Any claim, demand or cause of action, or any action or other proceeding, whether meritorious or not, brought or asserted against any Indemnitee that directly or indirectly relates to, arises from, or is based on any of the matters described above, or any allegation of any such matters.

5. Condition to Loan. Borrower acknowledges and agrees that Lender has made it a condition of making the Loan to Borrower that this Indemnity be executed and delivered by the Indemnitor in order to protect the Indemnitees from such liabilities, costs, and expenses as set forth in this Indemnity.

4
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

6. Survival of Obligations. The rights of each Indemnitee under this Indemnity shall be in addition to any other rights and remedies of such Indemnitee against any Indemnitor under any other document or instrument now or hereafter executed by such Indemnitor, or at law or in equity (including, without limitation, any right of reimbursement or contribution pursuant to CERCLA), and shall not in any way be deemed a waiver of any of such rights. Each Indemnitor agrees that it shall have no right of contribution (including, without limitation, any right of contribution under CERCLA) or subrogation against any other Indemnitor under this Indemnity unless and until all obligations of such Indemnitor have been satisfied in full. Each Indemnitor further agrees that, to the extent that the waiver of its rights of subrogation and contribution as set forth in this Indemnity is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation or contribution such Indemnitor may have shall be junior and subordinate to the rights of each Indemnitee against each Indemnitor under this Indemnity.

7. Interest. All obligations of the Indemnitor under this Indemnity shall be payable on demand, and any amount due and payable under this Indemnity to any Indemnitee by any Indemnitor that is not paid within thirty (30) days after written demand for it from an Indemnitee with an explanation of the amounts demanded shall bear interest from the date of such demand until paid at the default rate identified in the Secured Note.

8. Payment of Costs and Expenses. The Indemnitor shall pay to each Indemnitee all costs and expenses (including, without limitation, the reasonable fees and disbursements of any Indemnitee’s outside legal counsel and the reasonable charges of any Indemnitee’s in-house legal counsel) incurred by such Indemnitee in connection with, or the enforcement of, this Indemnity.

9. Binding on Successors; Joint and Several Liability. This Indemnity shall be binding upon each Indemnitor, its heirs, representatives, administrators, executors, successors, and assigns and shall inure to the benefit of and shall be enforceable by each Indemnitee, its successors, endorsees, and assigns (including, without limitation, any entity to which the Lender assigns or sells all or any portion of its interest in the Loan). Any married person executing this Indemnity agrees that recourse may be had against community assets and against such person’s separate property for the satisfaction of all obligations. If this Indemnity is executed by more than one person or entity, the liability of each such person and entity shall be the joint and several obligations of each of them.

10. Governing Law; Consent to Jurisdiction and Venue. This Agreement is made by Lender and accepted by Indemnitor in the State of Texas except that at all times the provisions for the creation, perfection, priority, enforcement and foreclosure of the liens and security interests created in the Property under the Loan Documents shall be governed by and construed according to the laws of the state in which each Property is situated. To the fullest extent permitted by the law of the state in which each Property is situated, the law of the State of Texas shall govern the validity and enforceability of all Loan Documents, and the debt or obligations arising hereunder (but the foregoing shall not be construed to limit Lender’s rights with respect to such security interest created in the state in which each Property is situated). The parties agree that jurisdiction and venue for any dispute, claim or controversy arising, other than with respect to perfection and enforcement of Lender’s rights against the Real Property Collateral, shall be Travis County, Texas, or the applicable federal district court that covers said County, and Indemnitor submits to personal jurisdiction in that forum for any and all purposes. Indemnitor waives any right Indemnitor may have to assert the doctrine of forum non conveniens or to object to such venue.

INDEMNITOR’S INITIALS:

11. CHOICE OF FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR LENDER TO EXTEND CREDIT TO INDEMNITOR, INDEMNITOR AGREES THAT ANY ACTION, SUIT, OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS INDEMNITY, ITS VALIDITY, OR PERFORMANCE, WITHOUT LIMITATION ON THE ABILITY OF LENDER, ITS SUCCESSORS AND ASSIGNS, TO INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO THE ENFORCEMENT OF THIS INDEMNITY, MAY BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS. LENDER AND INDEMNITOR EACH CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY STATE COURT SITTING IN THE CITY OR COUNTY IN WHICH THE PROPERTY IS LOCATED, OR THE COUNTY IN WHICH NOTICE SHALL BE SENT TO LENDER PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS AS DIRECTED BY LENDER, OR ANY UNITED STATES OF AMERICA COURT SITTING IN TEXAS HAVING JURISDICTION OVER THE SUBJECT MATTER AND EACH CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO INDEMNITOR AND LENDER AT THEIR RESPECTIVE ADDRESSES AS SET FORTH BELOW (OR SUCH OTHER ADDRESS AS A PARTY MAY FROM TIME TO TIME DESIGNATE FOR ITSELF BY NOTICE TO THE OTHER PARTY) OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED. INDEMNITOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED UNDER THIS INDEMNITY, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

5
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

12. Provisions Severable. Every provision of this Indemnity is intended to be severable. If any provision of this Indemnity or the application of any provision to any party or circumstance is declared to be illegal, invalid, or unenforceable for any reason by a court of competent jurisdiction, such invalidity shall not affect the balance of the terms and provisions of this Indemnity or the application of the provision in question to any other party or circumstance, all of which shall continue in full force and effect.

13. No Waiver. No failure or delay on the part of any Indemnitee to exercise any power, right, or privilege under this Indemnity shall impair any such power, right, or privilege, or be construed to be a waiver of any default or an acquiescence in such failure or delay, nor shall any single or partial exercise of such power, right, or privilege preclude other or further exercise of that or any other right, power, or privilege. No provision of this Indemnity may be changed, waived, discharged, or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

14. Counterparts; Section Captions. This Indemnity may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Indemnity with the same effect as if all parties had signed the same signature page. Any signature page of this Indemnity may be detached from any counterpart of this Indemnity and reattached to any other counterpart of this Indemnity identical in form but having attached to it one or more additional signature pages. Captions in sections are included for convenience only. They are not to be utilized in interpreting this Indemnity.

15. Confirmation of Authority. The Indemnitor (and their representatives, executing below) have full power, authority, and legal right to execute this Indemnity and to perform all of their obligations under this Indemnity.

16. Gender. As used in this Indemnity, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

17. Merger. All prior understandings, representations, and agreements with respect to this Indemnity are merged into this Indemnity, which alone fully and completely expresses the agreement of the parties.

18. Loan Agreement. This Agreement is subject to the provisions of the Loan Agreement, which is incorporated herein.

19. Capitalized Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents.

[SIGNATURES FOLLOW]

6
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

INDEMNITOR:

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

GUARANTOR:

SACHIN LATAWA

/s/ Sachin Latawa
Sachin Latawa, an individual

7
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

EXHIBIT “A”

REAL PROPERTY DESCRIPTION

LOT 30, BLOCK G, SUNSET OAKS SECTION 4, PHASE 2A, A SUBDIVISION IN HAYS COUNTY, TEXAS, ACCORDING TO THE MAP OR PLAT RECORDED UNDER CLERK'S FILE NO. 22030469, OFFICIAL PUBLIC RECORDS, HAYS COUNTY, TEXAS.

8
© 2007 Geraci Law Firm; All Rights Reserved. Environmental Indemnity Agreement		v184
Loan No. 115876

ENTITY CERTIFICATE

TO: HouseMax Funding, LLC, a Texas limited liability company (“Lender”).

The undersigned, being all of the owners of TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company (the "Company"), hereby certify to Lender as follows:

1. The Company is duly formed and validly existing under the laws of the state in which it was formed, and if the state of formation is not the same as the state in which the Property is located, the Company has been duly registered within the state in which the Property is located.

2. A true and complete copy of the documents that serve as evidence of the Company formation and that govern the operation of the Company and all amendments thereto (collectively, the "Entity Documents") are attached hereto and incorporated herein by reference as Exhibit A. The Entity Documents are in full force and effect, duly adopted, and have not been altered, amended, canceled, extended, modified, superseded, supplemented or terminated, except as set forth in Exhibit A.

3. Lender has agreed to extend a loan (the “Loan”) in the amount of One Hundred Sixty-One Thousand and 00/100 Dollars ($161,000.00). The Loan is to be made in accordance with the terms of the Secured Note, Security Instrument, and all other attendant documents executed in connection therewith (the “Loan Documents”).

4. TIRIOS CORPORATION, a Delaware corporation has been duly appointed or elected as the Managing Member of the Company (“Authorized Person”), and, acting alone, shall have the full power and authority, in the name and on behalf of the Company, to:

a. execute and deliver to Lender any and all Loan Documents, including without limitation notes, deeds of trust, mortgages, assignments, security agreements, financing statements, indemnities, certificates, guarantees, pledges, subordinations, estoppels, and agreements, and any renewals, extensions, modifications and amendments thereto, all on such terms, in such amounts, and at such interest rates as may be acceptable to Authorized Person, its execution of such documents or instruments to be conclusive proof of its approval thereof; and

b. appoint one or more persons to deliver the items identified above to Lender on behalf of the Company.

5. The matters contained herein are intended as a specific identification of certain powers and authority, and shall not be construed as a limitation on any powers or authority now or hereafter conferred on Authorized Person or the Company.

6. The authority given hereunder shall be deemed retroactive, and any and all acts authorized hereunder and previously performed are hereby ratified and affirmed.

7. Unless and until Lender receives written notice to the contrary delivered pursuant to the notice provisions of the Loan Agreement, Lender may rely on the acts and signature of Authorized Person as being the valid and binding acts and signature of the Company.

8. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement or the Security Instrument, each executed of even date herewith.

[SIGNATURES FOLLOW]

1
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC		v184
Loan No. 115876

Date: May 31, 2024

OWNERS:

TIRIOS CORPORATION, a Delaware corporation

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

2
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC		v184
Loan No. 115876

Exhibit “A”

Entity Documents

3
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC		v184
Loan No. 115876

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "TIRIOS PROPCO SERIES LLC", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF APRIL, A.D. 2023, AT 12:58 O'CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

7405709 8100
SR# 20231427813

Authentication: 203138599
Date: 04-13-23

1
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:53 PM 04/13/2023
FILED 12:58 PM 04/13/2023
SR 20231427813 - File Number 7435709

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF LIMITED LIABILITY COMPANY

The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The Name of the limited liability company is:

Tirios Propco Series LLC

2. The Registered Office of the limited liability company in the State of Delaware is located at 8 The Green A (street), in the City of Dover, Zip Code 19901. The name of the Registered Agent as such address upon whom process against this limited liability company many be served is A Registered Agent, Inc

3. Series LLC. Notice is hereby given that, pursuant to Section 18-215(b) of the Delaware LLC Act, the Company has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

By ______________________________
Authorized Person

Name Clemen Cunningham
Print of Type

2
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

SERIES LIMITED LIABILITY COMPANY AGREEMENT

OF

TIRIOS PROPCO SERIES LLC

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, THE MANAGING MEMBER OR THEIR AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS OR HER OWN ADVISORS AS TO THE LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THIS AGREEMENT AND ITS SUITABILITY FOR SUCH INVESTOR.

AN INVESTMENT IN THE SERIES OF INTEREST CARRIES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD LOSS OF HIS OR HER ENTIRE INVESTMENT IN THE SERIES OF INTEREST.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT   OF   1933,   AS   AMENDED,   OR   THE   SECURITIES   LAWS   OF    ANY    OTHER STATE. ACCORDINGLY, INTERESTS MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM SUCH REGISTRATION.

This SERIES LIMITED LIABILITY COMPANY AGREEMENT, (this Agreement) entered into and is effective as of this April 13, 2023, by Tirios Corporation, a Delaware corporation, and each other Person (as defined below) who is admitted to the Company as a Member of the Company. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

RECITALS

WHEREAS, the parties hereto desire to form a series limited liability company pursuant to the Delaware Limited Liability Company Act by having filed a Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware on April 13, 2013, as amended through the date hereof, and entering into this Agreement;

WHEREAS, it is intended by the parties hereto that the Company establish separate Series for the holding of properties to be acquired by the Company and that the debts, liabilities and obligations incurred, contracted for or otherwise existing with respect to a particular Series of the Company will be enforceable against the assets of such Series only, and not against the assets of the Company generally or any other Series thereof, and not of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other Series thereof shall be enforceable against the assets of such Series;

NOW THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

3
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

ARTICLE I - DEFINITIONS

Section 1.1 Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

Abort Costs means all fees, costs and expenses incurred in connection with any Series Asset proposals pursued by the Company, the Managing Member or a Series that do not proceed to completion.

Acquisition Expenses means in respect of each Series, the following fees, costs and expenses allocable to such Series (or such Series pro rata share of any such fees, costs and expenses allocable to the Company) and incurred in connection with the evaluation, discovery, investigation, development and acquisition of a Series Asset, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, real-estate property title and registration fees (as required), research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Asset was acquired using debt prior to completion of the Initial Offering), auction house fees, technology costs, photography and videography expenses in order to prepare the profile for the Series Asset to be accessible to Investor Members via an online platform and any blue sky filings required in order for such Series to be made available to Economic Members in certain states (unless borne by the Managing Member, as determined in its sole discretion) and similar costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of a Series Asset.

Acquisition Fee shall have the meaning set forth in Section 6.3.

Additional Economic Member means a Person admitted as an Economic Member and associated with a Series in accordance with ARTICLE III as a result of an issuance of Interests of such Series to such Person by the Company.

Advisory Board has the meaning assigned to such term in Section 5.4.

Affiliate means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

Aggregate Ownership Limit means, in respect of an Initial Offering, a Subsequent Offering or a Transfer, not more than 19.9% of the aggregate Outstanding Interests of a Series, or such other percentage set forth in the applicable Series Designation or as determined by the Managing Member in its sole discretion and as may be waived by the Managing Member in its sole discretion.

Agreement means this Series Limited Liability Company Agreement, as amended, modified, supplemented, or restated from time to time.

Allocation Policy means the allocation policy of the Company adopted by the Managing Member in accordance with Section 5.1.

Asset Management Fee shall have the meaning set forth in Section 6.3.

Broker means any Person who has been appointed by the Company (and as the Managing Member may select in its reasonable discretion) and specified in any Series Designation to provide execution and other services relating to an Initial Offering to the Company, or its successors from time to time, or any other broker in connection with any Initial Offering.

4
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Brokerage Fee means the fee payable to the Broker for the purchase by any Person of Interests in an Initial Offering equal to an amount agreed between the Managing Member and the Broker from time to time and specified in any Series Designation.

Business Day means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or required to close.

Certificate of Formation means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed with the Secretary of State of the State of Delaware.

Code means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any superseding federal tax law. A reference herein to a specific Code section refers, not only to such specific section, but also to any corresponding provision of any superseding federal tax statute, as such specific section or such corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

Company means Tirios Propco Series LLC, a Delaware series limited liability company, and any successors thereto.

Conflict of Interest means any matter that the Managing Member believes may involve a conflict of interest that is not otherwise addressed by the Allocation Policy.

Delaware Act means the Delaware Limited Liability Company Act, 6 Del. C. Section 18- 101, et seq.

DGCL means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

Economic Member means together, the Investor Members, Additional Economic Members (including any Person who receives Interests in connection with any goods or services provided to a Series (including in respect of the sale of a Series Asset to that Series)) and their successors and assigns admitted as Additional Economic Members and Substitute Economic Members, in each case who is admitted as a Member of such Series, but shall exclude the Managing Member in its capacity as Managing Member. For the avoidance of doubt, the Managing Member or any of its Affiliates shall be an Economic Member to the extent it purchases Interests in a Series.

ERISA means the Employee Retirement Income Security Act of 1974.

Exchange Act means the Securities Exchange Act of 1934.

Expenses and Liabilities has the meaning assigned to such term in Section 5.5(a).

Free Cash Flow means any available cash for distribution generated from the net income received by a Series, as determined by the Managing Member to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization of the relevant Series Asset (as shown on the income statement of such Series) and (iii) any depreciation of the relevant Series Asset (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Asset (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, including interest payments on debt obligations and tax liabilities, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.4. For avoidance of doubt, net income received by a Series shall reflect the deduction of applicable Series Asset Management Fees and Asset Management Fees as expenses of the Series.

5
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Form of Adherence means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or Additional Economic Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Managing Member from time to time, pursuant to which a Substitute Economic Member agrees to adhere to the terms of this Agreement.

Governmental Entity means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

Indemnified Person means (a) any Person who is or was an Officer of the Company or associated with a Series, (b) any Person who is or was a Managing Member or Liquidator, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (c) any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, fiduciary or trustee of another Person, (d) any member of the Advisory Board appointed by the Managing Member pursuant to Section 5.4, (e) the Property Manager, and (f) any Person the Managing Member designates as an Indemnified Person for purposes of this Agreement; provided, that, except to the extent otherwise set forth herein or in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative or custodial services

Initial Member means the Person identified in the Series Designation of such Series as the Initial Member associated therewith.

Initial Offering means the first offering or private placement and issuance of any Series, other than the issuance to the Initial Member.

Interest means an interest in a Series issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company and such Series pursuant to this Agreement and the Delaware Act. Interests will be represented in book form and maintained by the Transfer Agent with a digital courtesy copy issued by the Company as “Tokens.” Where it is necessary herein to determine the percentage of Company Interest held by one or more Members, such percentage shall be calculated by dividing a Member’s Series Interests by all Outstanding Series Interests. Where it is necessary herein to determine the percentage of Series Interest held by one or more Members, such percentage shall be calculated by dividing a Member’s Series Interests in such Series by all Outstanding Series Interests in that Series.

Interest Designation has the meaning ascribed in Section 3.3(f).

Investment Advisers Act means the Investment Advisers Act of 1940.

Investment Company Act means the Investment Company Act of 1940.

6
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Investment Limit means, with respect to any individual holder who purchases Interests pursuant to an Offering conducted under Regulation A of the Securities Act who is not qualified as an accredited investor, in any trailing twelve-month period, 10% of the greater of such holder’s annual income or net worth or, with respect to any entity, 10% of the greater of such holder’s annual revenue or net assets at fiscal year-end.

Investor Members mean those Persons who acquire Interests in the Initial Offering or Subsequent Offering and their successors and assigns admitted as Additional Economic Members.

Liquidator means one or more Persons selected by the Managing Member to perform the functions described in Section 11.2 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

Managing Member means, as the context requires, the managing member of the Company or the managing member of a Series.

Member means each member of the Company associated with a Series, including, unless the context otherwise requires, the Initial Member, the Managing Member, each Economic Member (as the context requires), each Substitute Economic Member and each Additional Economic Member.

National Securities Exchange means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

Net Asset Value means the current market value of a Series’ total Series Assets, less any liabilities, as reasonably determined by the Managing Member or its designee. (a) The Managing Member has sole discretion in determining the fair market value of the Series Assets.

Offering Document means, with respect to any Series or the Interests of any Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering documents related to the Initial Offering of such Interests, in the form approved by the Managing Member and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the U.S. Securities and Exchange Commission.

Offering Expenses means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow and compliance costs related to a specific offering.

Officers means any president, vice president, secretary, treasurer or other officer of the Company or any Series as the Managing Member may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

Operating Expenses means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company:

(i) any and all fees, costs and expenses incurred in connection with the management of a Series Asset, including Series Asset Management Fees, Asset Management Fees, property taxes, income taxes, licensing fees, property insurance fees, utility fees, maintenance fees, marketing, security, and utilization of the Series Asset;

7
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(ii) any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series of Interests, including any blue sky filings required in order for a Series of Interest to be made available to Investors in certain states and any annual audit of the accounts of such Series of Interests (if applicable) and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U.

(iii) any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Managing Member or the Property Manager, in connection with the Series Asset;

(iv) any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments or withdrawals;

(v) any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(vi) any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series, the Managing Member or the Property Manager in connection with the affairs of the Company or a Series;

(vii) the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(viii) all custodial fees, costs and expenses in connection with the holding of any Series Assets or Interests;

(ix) any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Managing Member in connection with a Series;

(x) the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

(xi) the cost of any audit of a Series annual financial statements, the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members;

(xii) any indemnification payments to be made pursuant to Section 5.5;

(xiii) the fees and expenses of the Company’s or a Series counsel in connection with advice directly relating to the Company’s or a Series legal affairs;

(xiv) the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Managing Member in connection with the operations of the Company or a Series; and

8
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(xv) any similar expenses that may be determined to be Operating Expenses, as determined by the Managing Member in its reasonable discretion;

provided, however, that Operating Expenses shall not include (A) administrative costs of the Managing Member, regulatory filings by the Company or any Series, and the costs of annual appraisals of the Series Assets, which in each case shall be borne by the Managing Member, or (B) administrative costs of the Property Manager, including costs related to ongoing property inspections, guest relations services, cleaning scheduling, inventory management, and vendor and repair scheduling, which in each case shall be borne by the relevant Property Manager.

Operating Expenses Reimbursement Obligation(s) has the meaning ascribed in Section 6.3.

Outstanding means all Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

Person means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

Property Management Fee shall have the meaning set forth in Section 6.3.

Property Manager means the property manager of each of the Series Assets as specified in each Series Designation or, its permitted successors or assigns, appointed in accordance with Section 5.10.

Record Date means the date established by the Managing Member for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

Record Holder or holder means the Person in whose name such Interests are registered on the books of the Company as of the opening of business on a particular Business Day, as determined by the Managing Member in accordance with this Agreement.

REIT means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

REIT Aggregate Ownership Limit means for all investors in a Series qualified as a Real Estate Investment Trust (“REIT”) other than the Managing Member, the greater of (a) 9.8% (in value or in number of Interests, whichever is more restrictive) of the aggregate of the Outstanding Interests in a Series, or (b) such other percentage set forth in the applicable Series Designation, unless such Aggregate Ownership Limit is otherwise waived by the Managing Member in its sole discretion.

SEC means the U.S. Securities and Exchange Commission.

Securities Act means the Securities Act of 1933.

Series has the meaning assigned to such term in Section 3.3(a).

Series Assets means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

9
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Series Designation has the meaning assigned to such term in Section 3.3(a).

Subsequent Offering means any further issuance of Interests in any Series, excluding any Initial Offering or Transfer.

Substitute Economic Member means a Person who is admitted as an Economic Member of the Company and associated with a Series pursuant to Section 4.1(b) as a result of a Transfer of Interests to such Person.

Super Majority Vote means, the affirmative vote of the holders of Outstanding Interests of all Series representing at least two thirds of the total votes that may be cast by all such Outstanding Interests, voting together as a single class.

Tax Matters Representative has the meaning assigned to such term in ARTICLE IX.

Tirios Blockchain means a dedicated channel of the Managing Member’s permissioned Hyperledger blockchain network created and managed using the Hyperledger Fabric framework.

Token means an encrypted digital asset created on the Tirios Blockchain which represent the digital courtesy copy of the Series Interests, and in the event of a conflict between the record held by the Transfer Agent and the blockchain record, the Transfer Agent’s record will be determinative.

Transfer means, with respect to an Interest, a transaction by which the Record Holder of an Interest assigns such Interest to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

U.S. GAAP means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, ARTICLES and Sections refer to paragraphs, ARTICLES and Sections of this Agreement; (c) the term include or includes means includes, without limitation, and including means including, without limitation, (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular ARTICLE, Section or other subdivision, (e) or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

ARTICLE II - ORGANIZATION

Section 2.1 Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.

Section 2.2 Name. The name of the Company shall be Tirios Propco Series LLC. The business of the Company and any Series may be conducted under any other name or names, as determined by the Managing Member. The Managing Member may change the name of the Company at any time and from time to time and shall notify the Economic Members of such change in the next regular communication to the Economic Members.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Managing Member in its sole discretion, the registered office of the Company in the State of Delaware shall be located at 8 The Green A Street, Dover, DE 19901 and the registered agent for service of process on the Company and each Series in the State of Delaware at such registered office shall be A Registered Agent, Inc. The principal office of the Company shall be located at such location as determined by the Managing Member. Unless otherwise provided in the applicable Series Designation, the principal office of each Series shall be located as at the principal office of the Company or such other place as the Managing Member may from time to time designate by notice to the Economic Members associated with the applicable Series. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member determines to be necessary or appropriate. The Managing Member may change the registered office, registered agent or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

Section 2.4 Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) acquire and operate real estate properties, and, to exercise all of the rights and powers conferred upon the Company and each Series with respect to its interests therein, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5 Powers. The Company, each Series and, subject to the terms of this Agreement, the Managing Member shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.6 Power of Attorney.

(a) Each Economic Member hereby constitutes and appoints the Managing Member and, if a Liquidator shall have been selected pursuant to Section 11.2, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to:

11
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Managing Member, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Managing Member, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Economic Member pursuant to, or in connection with other events described in, ARTICLE III or ARTICLE XI; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Series of Interest issued pursuant to Section 3.3; (F) all certificates, documents and other instruments that the Managing Member or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and

(ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Managing Member or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Managing Member, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

Nothing contained in this Section shall be construed as authorizing the Managing Member, or the Liquidator, to amend, change or modify this Agreement except in accordance with ARTICLE XII or as may be otherwise expressly provided for in this Agreement.

(b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Economic Member and the transfer of all or any portion of such Economic Members Interests and shall extend to such Economic Members heirs, successors, assigns and personal representatives. Each such Economic Member hereby agrees to be bound by any representation made by any officer of the Managing Member, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Economic Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section. Each Economic Member shall execute and deliver to the Managing Member, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of the Managing Member, such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.7 Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.3. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of ARTICLE XI.

12
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.8 Title to Assets. All Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or applicable Series Assets. Title to any Series Assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer or other Series, individually or collectively, shall have any ownership interest in such Series Assets or any portion thereof. Title to any or all of the Series Assets may be held in the name of the relevant Series or one or more nominees, as the Managing Member may determine. All Series Assets shall be recorded by the Managing Member as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Assets is held.

Section 2.9 Certificate of Formation. The Certificate of Formation was originally filed with the Secretary of State of the State of Delaware on April 13, 2023, such filing being hereby confirmed, ratified and approved in all respects. The Managing Member shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Managing Member determines such action to be necessary or appropriate, the Managing Member shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III - MEMBERS, SERIES AND INTERESTS

Section 3.1 Members.

(a) Subject to paragraph (b), a Person shall be admitted as an Economic Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Managing Member, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Managing Member, a completed Form of Adherence, which is then accepted by the Managing Member, (ii) the prior written consent of the Managing Member, and (iii) otherwise complying with the applicable provisions of ARTICLE III and ARTICLE IV.

(b) The Managing Member may withhold its consent to the admission of any Person as an Economic Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Interests, as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, (ii) cause such Person’s holding to be in excess of the Aggregate Ownership Limit, (iii) cause such Person’s holding to be in excess of the REIT Aggregate Ownership Limit for any Series taxed as a REIT, (iv) could adversely affect the Company or a Series or subject the Company, a Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject, (v) cause the Company to be required to register as an investment company under the Investment Company Act, (vi) cause the Managing Member or any of its Affiliates being required to register under the Investment Advisers Act, (vii) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, (viii) result in a loss of (a) partnership status by the Company for US federal income tax purposes or the termination of the Company for US federal income tax purposes or (b) corporation taxable as a REIT, as applicable, for US federal income tax purposes of any Series or termination of any Series for US federal income tax purposes, or (ix) in any trailing 12-month period, cause the Persons’ investment in all Interests (of all Series in the aggregate) to exceed the Investment Limit. A Person may become a Record Holder without the consent or approval of any of the Economic Members. A Person may not become a Member without acquiring an Interest.

13
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(c) The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Managing Member shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d) Except as otherwise provided in the Delaware Act and subject to Sections 3.1(e) and 3.3 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e) Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(f) Unless otherwise provided herein, and subject to ARTICLE XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Interests from the Company; provided that when a transferee of a Member’s Interests becomes a Record Holder of such Interests, such transferring Member shall cease to be a Member of the Company with respect to the Interests so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.3.

(g) Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member (including a Managing Member or its Affiliates), on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h) Tirios Corporation was appointed as the Managing Member of the Company with effect from the date of the formation of the Company on April 13, 2023 and shall continue as Managing Member of the Company until the earlier of (i) the dissolution of the Company pursuant to Section 11.1(a), or (ii) its removal or replacement pursuant to Section 4.3 or ARTICLE X. Except as otherwise set forth in the Series Designation, the Managing Member of each Series shall be Tirios Corporation until the earlier of (i) the dissolution of the Series pursuant to Section 11.1(b) or (ii) its removal or replacement pursuant to Section 4.3 or Article X. Unless otherwise set forth in the applicable Series Designation, the Managing Member or its Affiliates will, as at the closing of any Initial Offering, hold at least 1.00% of the Interests of the Series being issued pursuant to such Initial Offering. Unless provided otherwise in this Agreement, the Interests held by the Managing Member or any of its Affiliates shall be identical to those of an Economic Member and will not have any additional distribution, redemption, conversion or liquidation rights by virtue of its status as the Managing Member; provided, that the Managing Member shall have the rights, duties and obligations of the Managing Member hereunder, regardless of whether the Managing Member shall hold any Interests.

14
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 3.2 Capital Contributions.

(a) The minimum number of Interests a Member may acquire is one (1) Interest or such higher or lesser amount as the Managing Member may determine from time to time and as specified in each Series Designation, as applicable. Persons acquiring Interests through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the Company in an amount equal to the per Interest price determined in connection with such Initial Offering or Subsequent Offering and multiplied by the number of Interests acquired by such Person in such Initial Offering or Subsequent Offering, as applicable. Persons acquiring Interests in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Managing Member in its sole discretion.

(b) Except as expressly permitted by the Managing Member, in its sole discretion (i) initial and any additional Capital Contributions to the Company or Series as applicable, by any Member shall be payable in cash and (ii) initial and any additional Capital Contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the Managing Member of a Person’s admission as a Member to a Series (or a Members application to acquire additional Interests) (or within five business days thereafter with the Managing Members approval). No Member shall be required to make an additional capital contribution to the Company or Series but may make an additional Capital Contribution to acquire additional interests at such Members sole discretion.

(c) Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Series of any Interests of a Series shall have priority over any other Member holding the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Economic Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company’s or any Series name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

Section 3.3 Series of the Company.

(a) Establishment of Series. Subject to the provisions of this Agreement, the Managing Member may, at any time and from time to time and in compliance with paragraph (c), cause the Company to establish in writing (each, a Series Designation) one or more series as such term is used under Section 18- 215 of the Delaware Act (each a Series) and in any such manner as permitted by the Delaware Act. The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Managing Member, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of such Interests of such Series remain Outstanding.

15
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(b) Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c) Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Managing Member amending any Series Designation) shall be effective when a duly executed original of the same is included by the Managing Member among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Interests of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d) Assets and Liabilities Associated with a Series.

(i) Assets Associated with a Series. All consideration received by the Company for the issuance or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (assets), shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series. Such assets are herein referred to as assets associated with that Series. In the event that there are any assets in relation to the Company that, in the Managing Members reasonable judgment, are not readily associated with a particular Series, the Managing Member shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Managing Member deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Managing Member pursuant to the provisions of this paragraph shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Managing Member shall not commingle the assets of one Series with the assets of any other Series.

16
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(ii) Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing, with respect to a particular Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as liabilities associated with that Series. In the event that there are any liabilities in relation to the Company that, in the Managing Member’s reasonable judgment, are not readily associated with a particular Series, the Managing Member shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Managing Member deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Managing Member pursuant to the provisions of this Section shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Managing Member has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18-215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Interests in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e) Ownership of Series Assets. Title to and beneficial interest in Series Assets shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series, individually or collectively, shall have any title to or beneficial interest in specific Series Assets or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Assets. Any Series Assets may be held or registered in the name of the relevant Series, in the name of a nominee or as the Managing Member may determine; provided, however, that Series Assets shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Assets is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Assets to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Managing Member or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f) Prohibition on Issuance of Preference Interests. No Interests shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the date of the Initial Offering of any interests of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, or the Interest Designation).

Section 3.4 Authorization to Issue Interests.

(a) The Company may issue Interests, and options, rights and warrants relating to Interests, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Managing Member shall determine, all without the approval of the Economic Members. Each Interest shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

17
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(b) Subject to Section 6.4(a)(i), and unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Interests. All Interests issued pursuant to, and in accordance with the requirements of, this ARTICLE III shall be validly issued Interests in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

(c) The Company’s transfer agent will maintain the official ownership records of the Interests in book form, the ownership of the Series Interests will also be recorded on the Tirios Blockchain as a digital courtesy copy of the Series Interests. A Member will be deemed the record holder with respect to a Series Interest as of any date only if, as of such date, such Series Interest is recorded with the Transfer Agent in book form. The Company will maintain a digital courtesy copy of the Series Interests on Blockchain as a Token, which is maintained for recordkeeping purposes of the Company, and in the event of a conflict between the record held by the transfer agent and the blockchain record, the transfer agent’s record will be determinative. A Member shall be entitled to exercise the rights attributed to the Series Interests held by such Member only to the extent that, as of the respective date when such rights are intended to accrue or be exercised, such Member is a record holder of the corresponding number of Series Interests. For these purposes, the Company and our Managing Member shall rely on the information recorded on book entry form with Transfer Agent, and on the Blockchain Token Ledger as of the relevant date and in the event of a conflict between the record held by the transfer agent and the blockchain record, the transfer agent’s record will be determinative.

Section 3.5 Voting Rights of Interests Generally. Unless otherwise provided in this Agreement or any Series Designation, the Economic Members shall not participate in the decision-making, management or control of the Company’s business and shall have no authority to act for or bind the Company. To the extent that the Economic Members are permitted to vote, (i) each Record Holder of Interests shall be entitled to one vote per Interest/Token for all matters submitted for the consent or approval of Members generally, (ii) all Record Holders of Interests (regardless of Series) shall vote together as a single class on all matters as to which all Record Holders of Interests are entitled to vote, (iii) Record Holders of a particular Series of Interest shall be entitled to one vote per Interest/token of the Series for all matters submitted for the consent or approval of the Members of such Series. Any action required by this Agreement or the Act to be taken at any meeting of the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 3.6 Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of an Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law, this Agreement or any applicable rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Interests.

18
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 3.7 Splits.

(a) Subject to paragraph (c) of this Section and Section 3.4, and unless otherwise provided in any Interest Designation, the Company may make a pro rata distribution of Interests of a Series to all Record Holders of such Series, or may effect a subdivision or combination of Interests of any Series, in each case, on an equal per Interest basis and so long as, after any such event, any amounts calculated on a per Interest basis or stated as a number of Interests are proportionately adjusted.

(b) Whenever such a distribution, subdivision or combination of Interests is declared, the Managing Member shall select a date as of which the distribution, subdivision or combination shall be effective. The Managing Member shall send notice thereof at least 20 days prior to the date of such distribution, subdivision or combination to each Record Holder as of a date not less than 10 days prior to the date of such distribution, subdivision or combination. The Managing Member also may cause a firm of independent public accountants selected by it to calculate the number of Interests to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Managing Member shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c) Subject to Section 3.4 and unless otherwise provided in any Series Designation, the Company shall not issue fractional Interests upon any distribution, subdivision or combination of Interests. If a distribution, subdivision or combination of Interests would otherwise result in the issuance of fractional Interests, each fractional Interest shall be rounded to the nearest whole Interest (and a 0.5 Interest shall be rounded to the next higher Interest).

Section 3.8 Agreements. The rights of all Members and the terms of all Interests are subject to the provisions of this Agreement (including any Series Designation).

ARTICLE IV - REGISTRATION AND TRANSFER OF INTERESTS.

Section 4.1 Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below:

(a) The Company shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Interests and information regarding the Transfer of each of the Interests. The Managing Member is hereby initially appointed as registrar and transfer agent of the Interests, provided that the Managing Member may appoint such third-party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Interests and Transfers of such Interests as herein provided, including as set forth in any Series Designation. Such registrar may be the Blockchain Token Ledger or separate from the Blockchain Token Ledger.

(b) Upon acceptance by the Managing Member of the Transfer of any Interest, Interests/Tokens may be transferred only by following the procedures for transfers available to Economic Members. Each transferee of an Interest (i) shall be admitted to the Company as a Substitute Economic Member with respect to the Interests so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company maintained in book form by the Transfer Agent, and as a digital courtesy copy as a Token on the Blockchain Token Ledger, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Managing Member in accordance with Section 4.2(g)(ii), (iii) shall become the Record Holder of the Interests so transferred, (iv) grants powers of attorney to the Managing Member and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Interests and the admission of any new Economic Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Economic Members. In case of a conflict between the record held by the Transfer Agent and the blockchain record, the Transfer Agent’s record will be determinative.

19
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(c) Nothing contained in this Agreement shall preclude the settlement of any transactions involving Interests entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading, if any.

Section 4.2 Ownership Limitations.

(a) No Transfer of any Economic Members Interest, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Economic Member, unless the written consent of the Managing Member has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.2. In the event of any Transfer, all of the conditions of the remainder of this Section must also be satisfied. Notwithstanding the foregoing but subject to Section 3.6, assignment of the economic benefits of ownership of Interests may be made without the Managing Members consent, provided that the assignee is not an ineligible or unsuitable investor under applicable law.

(b) No Transfer of any Economic Member’s Interests, whether voluntary or involuntary, shall be valid or effective unless the Managing Member determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Managing Member:

(i) result in the transferee directly or indirectly owning in excess of the Aggregate Ownership Limit or REIT Aggregate Ownership Limit for any Series taxed as a REIT;

(ii) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act) of any Series of Interests, unless such Interests have been registered under the Exchange Act or the Company is otherwise an Exchange Act reporting company;

(iii) cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

(iv) adversely affect the Company or such Series, or subject the Company, the Series, the Managing Member or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Managing Member or any of their respective Affiliates to any tax to which it would not otherwise be subject;

(v) require registration of the Company, any Series or any Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(vi) violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

(c) The transferring Economic Member, or such Economic Member’s legal representative, shall give the Managing Member prior written notice before making any voluntary Transfer and notice within thirty (30) days after any involuntary Transfer (unless such notice period is otherwise waived by the Managing Member), and shall provide sufficient information to allow legal counsel acting for the Company to make the determination that the proposed Transfer will not result in any of the consequences referred to in paragraphs (b)(i) through (b)(vi) above. If a Transfer occurs by reason of the death of an Economic Member or assignee, the notice may be given by the duly authorized representative of the estate of the Economic Member or assignee. The notice must be supported by proof of legal authority and valid assignment in form and substance acceptable to the Managing Member.

20
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(d) In the event any Transfer permitted by this Section shall result in beneficial ownership by multiple Persons of any Economic Members interest in the Company, the Managing Member may require one or more trustees or nominees to be designated to represent a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as an Economic Member had pursuant to the provisions of this Agreement.

(e) A transferee shall be entitled to any future distributions attributable to the Interests transferred to such transferee and to transfer such Interests in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Economic Member as a result of such Transfer until he or she becomes a Substitute Economic Member.

(f) The Company and each Series shall incur no liability for distributions made in good faith to the transferring Economic Member until a written instrument of Transfer has been received by the Company and recorded on its books and the effective date of Transfer has passed.

(g) Any other provision of this Agreement to the contrary notwithstanding, any Substitute Economic Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section, the Managing Member may require, in its sole discretion:

(i) the transferring Economic Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Managing Member;

(ii) each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Economic Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Managing Member);

(iii) each transferee to provide all the information required by the Managing Member to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters; and

(iv) payment by the transferring Economic Member, in full, of the costs and expenses referred to in paragraph (h) below, and no Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Economic Member shall be admitted to the Company as an Economic Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Managing Member, waived.

(h) The transferring Economic Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees.

(i) Any Transfer which violates this Section or other provision of this Agreement shall be void and the purported buyer, assignee, transferee, pledgee, chargee, mortgagee, or other recipient shall have no interest in or rights to Company assets, profits, losses or distributions and neither the Managing Member nor the Company shall be required to recognize any such interest or rights.

21
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 4.3 Transfer of Interests and Obligations of the Managing Member.

(a) The Managing Member may Transfer all Interests acquired by the Managing Member (including all Interests acquired by the Managing Member in the Initial Offering pursuant to Section 3.1(h)) at any time and from time to time following the closing of the Initial Offering.

(b) The Economic Members hereby authorize the Managing Member to assign its rights, obligations and title as Managing Member to an Affiliate of the Managing Member without the prior consent of any other Person, and, in connection with such transfer, designate such Affiliate of the Managing Member as a successor Managing Member provided, that the Managing Member shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

(c) Except as set forth in Section 4.3(b) above, in the event of the resignation of the Managing Member of its rights, obligations and title as Managing Member, the Managing Member shall appoint a successor Managing Member without need for vote or consent of the Economic Members. The Managing Member shall continue to serve as the Managing Member of the Company until such date as a successor Managing Member is elected appointed to the terms of this Section 4.3(c).

Section 4.4 Remedies for Breach. If the Managing Member shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of this ARTICLE IV, the Managing Member shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event.

ARTICLE V - MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

Section 5.1 Power and Authority of Managing Member. Except as explicitly set forth in this Agreement, the Managing Member, as appointed pursuant to Section 3.1(h) of this Agreement, shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in Section 2.4, in each case without the consent of the Economic Members, including but not limited to the following:

(a) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of a Series, an Operating Expenses Reimbursement Obligation, or indebtedness that is convertible into Interests, and the incurring of any other obligations;

(b) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the U.S. Securities and Exchange Commission), and the making of any tax elections;

(c) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Company or any Series or the merger or other combination of the Company with or into another Person and for the avoidance of doubt, any action taken by the Managing Member pursuant to this sub-paragraph shall not require the consent of the Economic Members;

22
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(d) (i) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and the repayment of obligations of the Company and (ii) the use of the assets of a Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series;

(e) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(f) the declaration and payment of distributions of Free Cash Flows or other assets to Members associated with a Series;

(g) the election and removal of Officers of the Company or associated with any Series;

(h) the appointment of the Property Manager in accordance with the terms of this Agreement;

(i) the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such Persons;

(j) the solicitation of proxies from holders of any Series of Interests issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Economic Members under this Agreement;

(k) the maintenance of insurance for the benefit of the Company, any Series and the Indemnified Persons and the reinvestment by the Managing Member in its sole discretion, of any proceeds received by such Series from an insurance claim in a replacement Series Asset which is substantially similar to that which comprised the Series Asset prior to the event giving rise to such insurance payment;

(l) the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(m) the placement of any Free Cash Flow funds in deposit accounts in the name of a Series or of a custodian for the account of a Series, or to invest those Free Cash Flow funds in any other investments for the account of such Series, in each case pending the application of those Free Cash Flow funds in meeting liabilities of the Series or making distributions or other payments to the Members (as the case may be);

(n) the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(o) the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(p) the giving of consent of or voting by the Company or any Series in respect of any securities that may be owned by the Company or such Series;

13
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(q) the waiver of any condition or other matter by the Company or any Series;

(r) the entering into of listing agreements with any National Securities Exchange or over-the- counter market and the delisting of some or all of the Interests from, or requesting that trading be suspended on, any such exchange or market;

(s) the issuance, sale or other disposition, and the purchase or other acquisition, of Interests or options, rights or warrants relating to Interests;

(t) the registration of any offer, issuance, sale or resale of Interests or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Interests or other securities by Members or other security holders);

(u) the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Series;

(v) the adoption, amendment and repeal of the Allocation Policy;

(w) the selection of auditors for the Company and any Series;

(x) the selection of any transfer agent or depositor for any securities of the Company or any Series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions;

(y) unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Economic Members as to any matter to be voted on by all Economic Members of the Company or if a particular Series, as applicable;

(z) the designation of any Series or dissolution of any Series following sale of all of its Series Assets; and

(aa) the dissolution of the Company following sale of all of its Assets and all Series Assets.

The authority and functions of the Managing Member, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act. No Economic Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

Section 5.2 Determinations by the Managing Member. In furtherance of the authority granted to the Managing Member pursuant to Section 5.1 of this Agreement, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Managing Member consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Interests:

(i) the amount of Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Interests of any Series;

24
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(ii) the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(iii) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(iv) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by any Series or of any Interests;

(v) the number of Interests within a Series;

(vi) any matter relating to the acquisition, holding and disposition of any assets by any Series;

(vii) the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(viii) each of the matters set forth in Section 5.1(a) through Section 5.1(aa); or

(ix) any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

Section 5.3 Delegation. The Managing Member may delegate to any Person or Persons any of the powers and authority vested in it hereunder, and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, on such terms and conditions as it may consider appropriate.

Section 5.4 Advisory Board.

(a) The Managing Member may establish an Advisory Board comprised of members of the Managing Members expert network and external advisors. The Advisory Board will be available to provide guidance to the Managing Member on the strategy and progress of the Company. Additionally, the Advisory Board may: (i) be consulted with by the Managing Member in connection with the acquisition and disposal of a Series Asset, (ii) conduct an annual review of the Company’s acquisition policy, (iii) provide guidance with respect to, material conflicts arising or that are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Economic Members, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand, (iv) approve any material transaction between the Company or a Series and the Managing Member or any of its Affiliates, another Series or an Economic Member (other than the purchase of interests in such Series), (v) provide guidance with respect to fees, expenses, assets, revenues and availability of funds for distribution with respect to each Series on an annual basis and (vi) approve any service providers appointed by the Managing Member in respect of the Series Assets.

(b) If the Advisory Board determines that any member of the Advisory Boards interests conflict to a material extent with the interests of a Series or the Company as a whole, such member of the Advisory Board shall be excluded from participating in any discussion of the matters to which that conflict relates and shall not participate in the provision of guidance to the Managing Member in respect of such matters, unless a majority of the other members of the Advisory Board determines otherwise.

25
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(c) The members of the Advisory Board shall not be entitled to compensation by the Company or any Series in connection with their role as members of the Advisory Board (including compensation for attendance at meetings of the Advisory Board), provided, however, the Company or any applicable Series shall reimburse a member of the Advisory Board for any out of pocket expenses or Operating Expenses actually incurred by it or any of its Affiliates on behalf of the Company or a Series when acting upon the Managing Members instructions or pursuant to a written agreement between the Company or a Series and such member of the Advisory Board or its Affiliates.

(d) The members of the Advisory Board shall not be deemed managers or other persons with duties to the Company or any Series (under Sections 18-1101 or 18-1104 of the Delaware Act or under any other applicable law or in equity) and shall have no fiduciary duty to the Company or any Series. The Managing Member shall be entitled to rely upon, and shall be fully protected in relying upon, reports and information of the Advisory Board to the extent the Managing Member reasonably believes that such matters are within the professional or expert competence of the members of the Advisory Board, and shall be protected under Section 18-406 of the Delaware Act in relying thereon.

Section 5.5 Exculpation, Indemnification, Advances and Insurance.

(a) Subject to other applicable provisions of this ARTICLE V including Section 5.7, the Indemnified Persons shall not be liable to the Company or any Series for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, fiduciary or trustee of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, ”Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a managing member of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, a member of the Advisory Board or an officer, director, member, partner, fiduciary or trustee of another Person, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Person’s fraud, willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Managing Member or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this paragraph that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Person that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Person’s fraud, willful misconduct or gross negligence.

26
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(b) The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.7, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

(c) Any indemnification under this Section (unless ordered by a court) shall be made by each applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d) Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraph (a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in paragraph (a). Neither a contrary determination in the specific case under paragraph (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e) To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option of the Managing Member, be paid by each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section.

(f) The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in paragraph (a) shall be made to the fullest extent permitted by law. The provisions of this Section shall not be deemed to preclude the indemnification of any person who is not specified in paragraph (a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g) The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section.

27
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(h) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section.

(i) The Company and any Series may, to the extent authorized from time to time by the Managing Member, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j) If this Section or any portion of this Section shall be invalidated on any ground by a court of competent jurisdiction each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated.

(k) Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l) An Indemnified Person shall not be denied indemnification in whole or in part under this Section because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m) Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section, to the maximum extent permitted by law.

(n) The Managing Member shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Managing Member reasonably believes are within such other Person’s professional or expert competence (including, without limitation, the Advisory Board).

(o) Any amendment, modification or repeal of this Section or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

28
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 5.6 Duties of Officers.

(a) Except as set forth in Sections 5.5 and 5.7, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the Officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and

(ii) the duties and obligations owed to the Members by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b) The Managing Member shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and the Managing Member shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Managing Member in good faith.

Section 5.7 Standards of Conduct and Modification of Duties of the Managing Member. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Managing Member, in exercising its rights hereunder in its capacity as the managing member of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any Economic Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. The Managing Member shall not have any duty (including any fiduciary duty) to the Company, any Series, the Economic Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section shall not in any way reduce or otherwise limit the specific obligations of the Managing Member expressly provided in this Agreement or in any other agreement with the Company or any Series.

Section 5.8 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Managing Member and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Managing Member or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Economic Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member or any Officer in connection with any such dealing. In no event shall any Person dealing with the Managing Member or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Managing Member or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Managing Member or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

29
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 5.9 Certain Conflicts of Interest. The resolution of any Conflict of Interest approved by the Advisory Board shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise.

Section 5.10 Appointment of the Property Manager. The Managing Member exercises ultimate authority over the Series Assets. Pursuant to Section 5.3, the Managing Member has the right to delegate its responsibilities under this Agreement in respect of the management of the Series Assets to a Property Manager.

ARTICLE VI - FEES AND EXPENSES

Section 6.1 Initial Fees and Expenses. The following fees, costs and expenses in connection with any Initial Offering or Subsequent offering and the sourcing and acquisition of a Series Asset shall be borne by the relevant Series (except in the case of an unsuccessful Offering in which case all Abort Costs shall be borne by the Managing Member, and except to the extent assumed by the Managing Member in writing):

(a) Cost to acquire the Series Asset;

(b) Brokerage Fee;

(c) Offering Expenses;

(d) Acquisition Expenses; and

(e) Acquisition Fee.

Section 6.2 Operating Expenses; Dissolution Fees. Each Series shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with Section 6.4.

Section 6.3 Managing Member Fees. The Managing Member shall be entitled to the following fees from each Series:

(a) On a quarterly basis beginning on the first quarter end date following the initial closing date of the issuance of Interests in a Series, the Series shall pay the Managing Member an Asset Management Fee, payable quarterly in arrears, equal to 0.25% (1% annualized) of the Net Asset Value of the Series’ Assets as of the last day of the immediately preceding quarter.

(b) Upon the closing of the acquisition of any Series Asset, the Managing Member shall receive an Acquisition Fee equal to 4% to 8% of the gross purchase price for such Series Asset, as determined by the Managing Member in its sole discretion, less any amount received by the Managing Member or its Affiliates as sales agent or broker commissions for the purchase of the Series Asset.

(c) The Managing Member or its designated Affiliate will receive a Property Management Fee of $59 per month for each real property Asset held by a Series.

(d) Series may retain certain of the Managing Member’s Affiliates, for services relating to Series Assets or operations of the Company or a Series, including any administrative services, construction, brokerage, leasing, development, financing, title, insurance, property oversight and other asset management services. Any such arrangements will be at market terms and rates, as determined by the Managing Member

30
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 6.4 Excess Operating Expenses; Further Issuance of Interests; Operating Expenses Reimbursement Obligation(s).

(a) If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Managing Member may:

(i) issue additional Interests in such Series in accordance with Section 3.4; and/or

(ii) pay such excess Operating Expenses and not seek reimbursement; and/or

(iii) enter into an agreement pursuant to which the Managing Member loans to the Company an amount equal to the remaining excess Operating Expenses (the ”Operating Expenses Reimbursement Obligation(s)”). The Managing Member, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for such purpose in accordance with ARTICLE VII.

Section 6.5 Allocation of Expenses. Any Brokerage Fee, Offering Expenses, Acquisition Expenses, Sourcing Fee and Operating Expenses shall be allocated by the Managing Member in accordance with the Allocation Policy.

Section 6.6 Overhead of the Managing Member. The Managing Member shall pay and the Economic Members shall not bear the cost of: (i) all of the ordinary overhead and administrative expenses of the Managing Member including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, but excluding any Operating Expenses, (ii) any Abort Costs, and (iii) such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth herein, including in the definition of Operating Expenses, or in any Offering Document.

ARTICLE VII – DISTRIBUTIONS AND REDEMPTIONS

Section 7.1 Application of Cash. Subject to Section 7.3, ARTICLE XI and any Interest Designation, any Free Cash Flows of each Series after (i) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be and (ii) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses, shall be applied and distributed, 100% by way of distribution to the Members of such Series (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member or its Affiliates).

Section 7.2 Application of Amounts upon the Liquidation of a Series. Subject to Section 7.3 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed 100% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Managing Member and its Affiliates if the Managing Member or any Affiliates acquired Interests or received Interests as a Sourcing Fee or otherwise).

31
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 7.3 Timing of Distributions.

(a) Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Managing Member shall pay distributions to the Members associated with such Series pursuant to Section 7.1, at such times as the Managing Member shall reasonably determine, and pursuant to Section 7.2, as soon as reasonably practicable after the relevant amounts have been received by the Series; provided that, the Managing Member shall not be obliged to make any distribution pursuant to this Section (i) unless there are sufficient amounts available for such distribution or (ii) which, in the reasonable opinion of the Managing Member, would or might leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies including to meet any Operating Expenses and outstanding Operating Expenses Reimbursement Obligations (and the Managing Member is hereby authorized to retain any amounts within the Company to create a reserve to meet any such obligations or contingencies), or which otherwise may result in the Company or such Series having unreasonably small capital for the Company or such Series to continue its business as a going concern. Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), distributions shall be paid to the holders of the Interests of a Series on an equal per Interest basis as of the Record Date selected by the Managing Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in any Series if such distribution would violate the Delaware Act or other applicable law. The Managing Member will attempt to make distributions under Section 7.1 not less than quarterly, subject to the foregoing restrictions.

(b) Notwithstanding Section 7.2 and Section 7.3(a), in the event of the termination and liquidation of a Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, ARTICLE XI.

(a) Each distribution in respect of any Interests of a Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Interests as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s and such Series liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 7.4 Distributions in kind. Distributions in kind of the entire or part of a Series Asset to Members are prohibited.

Section 7.5 Redemption.

Unless stated otherwise in the respective Series Designation, a Member associated with one or more Series may not request the redemption of his, her, or its Interests in a Series.

(a) Amendment, Suspension and Termination of Redemption. The Managing Member may in its sole discretion, amend, suspend, or terminate the redemption plan at any time without prior notice, including to protect the Series’ operations and non-redeemed Members, to prevent an undue burden on the Series’ liquidity, to maintain the Company’s tax status, to comply with Federal Securities laws and regulations, or for any other reason.

32
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

ARTICLE VIII - BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.1 Records and Accounting.

(a) The Managing Member shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Managing Member appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Economic Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Managing Member; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

(b) Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Members Interest as a member of the Company (as reasonably determined by the Managing Member) to such information pertaining to the Company as a whole and to each Series in which such Member has an Interest, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Managing Member shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Managing Member. For the avoidance of doubt, except as may be required pursuant to ARTICLE X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member has an Interest and not to any Series in which such Member does not have an Interest.

(c) Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Managing Member shall use its commercially reasonable efforts to circulate to each Economic Member electronically by e-mail or made available via an online platform:

(i) a financial statement of such Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

(ii) confirmation of the number of Interests in each Series Outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.1(c) and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

Section 8.2 Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE IX - TAX MATTERS

It is intended that the Company and each Series may elect to be treated as a corporation or partnership for U.S. federal income tax purposes and that each Series that holds qualifying real estate assets may elect to be treated as a corporation that will elect to be taxed as a REIT, each as determined in the Managing Member’s sole discretion. From the effective date of a Series election to qualify as a REIT until the termination of its status as a REIT, the Managing Member and its officers shall take such action from time to time as the Managing Member determines is necessary or appropriate in order to maintain the Series’ qualification as a REIT; provided, however, if the Managing Member determines in good faith that it is no longer in the best interests of the Series or Company for a Series to continue to be qualified as a REIT, the Managing Member may authorize the Company to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. The additional terms in Exhibit B shall apply to the Company or any Series if it has elected to be taxed as a partnership. The additional terms in Exhibit C shall apply to the Company or any Series if it has elected to be taxed as a REIT.

33
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

ARTICLE X - REMOVAL OF THE MANAGING MEMBER

Economic Members of the Company acting by way of a Super Majority Vote may elect to remove the Managing Member at any time if the Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company. The Managing Member shall call a meeting of all of the Economic Members of the Company within 30 calendar days of such final non-appealable judgment of a court of competent jurisdiction, at which the Economic Members may (i) by Super Majority Vote, remove the Managing Member of the Company and each relevant Series in accordance with this ARTICLE X and (ii) if the Managing Member is so removed, by a plurality, appoint a replacement Managing Member or the liquidation and dissolution and termination the Company and each of the Series in accordance with ARTICLE XI. If the Managing Member fails to call a meeting as required by this ARTICLE X, then any Economic Member shall have the ability to demand a list of all Record Holders of the Company pursuant to Section 8.1(b) and to call a meeting at which such a vote shall be taken. In the event of its removal, the Managing Member shall be entitled to receive all amounts that have accrued and are then currently due and payable to it pursuant to this Agreement but shall forfeit its right to any future distributions. If the Managing Member of a Series and the Property Manager of a Series shall be the same Person or controlled Affiliates, then the Managing Member’s or such affiliate’s appointment as Property Manager of such Series shall concurrently automatically terminate. Prior to its admission as a Managing Member of any Series, any replacement Managing Member shall acquire the Interests held by the departing Managing Member in such Series for fair market value and in cash immediately payable on the Transfer of such Interests and appoint a replacement Property Manager on the same terms and conditions set forth herein and in the Property Management Agreement. For the avoidance of doubt, if the Managing Member is removed as Managing Member of the Company it shall also cease to be Managing Member of each of the Series.

ARTICLE XI - DISSOLUTION, TERMINATION AND LIQUIDATION

Section 11.1 Dissolution and Termination.

(a) The Company shall not be dissolved by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company shall dissolve, and its affairs shall be wound up, upon:

(i) an election to dissolve the Company by the Managing Member;

(ii) the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Assets) and the subsequent election to dissolve the Company by the Managing Member;

(iii) the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv) at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

34
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(v) a vote by the Economic Members to dissolve the Company following the for-cause removal of the Managing Member in accordance with ARTICLE X.

(b) A Series shall not be terminated by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i) the dissolution of the Company pursuant to Section 11.1(a);

(ii) the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series (which shall include the obsolesce of the Series Asset) and the subsequent election to dissolve the Company by the Managing Member. The termination of the Series pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(iii) an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(iv) an election to terminate the Series by the Managing Member; or

(v) at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

(c) The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Section 11.2 Liquidator. Upon dissolution of the Company or termination of any Series, the Managing Member shall select one or more Persons (which may be the Managing Member) to act as Liquidator.

In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Managing Member and may be removed at any time by the Managing Member; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Managing Member. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Managing Member under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Managing Member shall act as Liquidator.

Section 11.3 Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

35
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(a) Subject to Section 11.3(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.

(b) Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under ARTICLE VII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c) Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 11.3(b) shall be distributed to the holders of the Interests of the Series on an equal per Interest basis, and in accordance with Section 7.2.

Section 11.4 Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flows and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Managing Member, as applicable.

Section 11.5 Return of Contributions. None of any Member, the Managing Member or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Economic Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series Assets.

Section 11.6 Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Assets.

ARTICLE XII - AMENDMENT OF AGREEMENT OR SERIES DESIGNATION

Section 12.1 General. Except as provided in Section 12.2, the Managing Member may amend any of the terms of this Agreement or any Series Designation as it determines in its sole discretion and without the consent of any of the Economic Members. Without limiting the foregoing, the Managing Member, without the approval of any Economic Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a) a change that the Managing Member determines to be necessary or appropriate in connection with any action taken or to be taken by the Managing Member pursuant to the authority granted in ARTICLE V hereof;

36
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(b) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(c) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, any Series Designation;

(d) a change that the Managing Member determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to be taxed as an entity for U.S. federal income tax purposes;

(e) a change that the Managing Member determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f) a change that the Managing Member determines to be necessary, desirable or appropriate to facilitate the trading of the Interests (including, without limitation, the division of any class or classes or series of Outstanding Interests into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which Interests are or will be listed for trading, compliance with any of which the Managing Member deems to be in the best interests of the Company and the Members;

(g) a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h) a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Managing Member determines to be necessary or appropriate;

(i) an amendment that the Managing Member determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Managing Member, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j) an amendment that the Managing Member determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.3 or the authorization, establishment, creation or issuance of any class or series of Interests of any Series pursuant to Section 3.4 and the admission of Additional Economic Members;

(k) any other amendment other than an amendment expressly requiring consent of the Economic Members as set forth in Section 12.2; and

(l) any other amendments substantially similar to the foregoing.

Section 12.2 Certain Amendment Requirements. Notwithstanding the provisions of Section 12.1, no amendment to this Agreement shall be made without the consent of the Economic Members holding of a majority of the Outstanding Interests, that:

(a) decreases the percentage of Outstanding Interests required to take any action hereunder;

37
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(b) materially adversely affects the rights of any of the Economic Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests);

(c) modifies Section 11.1(a) or gives any Person the right to dissolve the Company; or

(d) modifies the term of the Company.

Section 12.3 Amendment Approval Process. If the Managing Member desires to amend any provision of this Agreement or any Series Designation, other than as permitted by Section 12.1, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof for the consideration of such amendment. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Managing Member. Such meeting shall be called and held upon notice in accordance with ARTICLE XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Managing Member shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the Interests of all Series then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation pursuant to this ARTICLE XII.

ARTICLE XIII - MEMBER MEETINGS

Section 13.1 Meetings. The Company shall not be required to hold an annual meeting of the Members. The Managing Member may, whenever it thinks fit, convene meetings of the Company or any Series. The non- receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

Section 13.2 Quorum. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the meeting proceeds to business; in respect of meetings of the Company, Members holding 50% of Interests, and in respect of meetings of any Series, Members holding 50% of Interests in such Series, present in person or by proxy shall be a quorum. In the event a meeting is not quorate, the Managing Member may adjourn or cancel the meeting, as it determines in its sole discretion.

Section 13.3 Chairman. Any designee of the Managing Member shall preside as chairman of any meeting of the Company or any Series.

Section 13.4 Voting Rights. Subject to the provisions of any class or series of Interests of any Series then Outstanding, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement.

Section 13.5 Extraordinary Actions. Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Interests entitled to cast a majority of all the votes entitled to be cast on the matter.

38
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 13.6 Managing Member Approval. Other than as provided for in ARTICLE X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Managing Member.

Section 13.7 Action By Members without a Meeting. Any Series Designation may provide that any action required or permitted to be taken by the holders of the Interests to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

ARTICLE XIV - CONFIDENTIALITY

Section 14.1 Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with ARTICLE VIII and any other information disclosed to an Economic Member under or in connection with this Agreement is confidential and non-public and each Economic Member undertakes to treat that information as confidential information and to hold that information in confidence. No Economic Member shall, and each Economic Member shall ensure that every person connected with or associated with that Economic Member shall not, disclose to any person or use to the detriment of the Company, any Series, any Economic Member or any Series Assets any confidential information which may have come to its knowledge concerning the affairs of the Company, any Series, any Economic Member, any Series Assets or any potential Series Assets, and each Economic Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 14.1 is subject to Section 14.2 and Section 14.3.

Section 14.2 Exempted information. The obligations set out in Section 14.1 shall not apply to any information which:

(a) is public knowledge and readily publicly accessible as of the date of such disclosure;

(b) becomes public knowledge and readily publicly accessible, other than as a result of a breach of this ARTICLE XIV; or

(c) has been publicly filed with the U.S. Securities and Exchange Commission.

Section 14.3 Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.1 shall not apply to the disclosure of confidential information by an Economic Member:

(a) to any person, with the prior written consent of the Managing Member (which may be given or withheld in the Managing Members sole discretion);

(b) if required by law, rule or regulation applicable to the Economic Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Economic Member, or if requested by any Governmental Entity having jurisdiction over the Economic Member, but in each case only if the Economic Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Managing Member with reasonable advance notice of any such required disclosure; (ii) consults with the Managing Member prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Managing Member to prevent the disclosure of confidential information (including (a) using reasonable endeavors to oppose and prevent the requested disclosure and

(b) returning to the Managing Member any confidential information held by the Economic Member or any person to whom the Economic Member has disclosed that confidential information in accordance with this Section); or

39
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(c) to its trustees, officers, directors, employees, legal advisers, accountants, investment managers, investment advisers and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this ARTICLE XIV.

ARTICLE XV - GENERAL PROVISIONS

Section 15.1 Addresses and Notices.

(a) Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of an Economic Member, in its Form of Adherence) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application to which all Members have access, and any such publication shall constitute a valid method of serving notices under this Agreement.

(b) Any notice or correspondence shall be deemed to have been served as follows:

(i) in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

(ii) in the case of service by U.S. registered mail, on the third Business Day after the day on which it was posted;

(iii) in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission; and

(iv) in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication.

(c) In proving service (other than service by e-mail), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d) Any notice to the Company (including any Series) shall be deemed given if received by any member of the Managing Member at the principal office of the Company designated pursuant to Section 2.3. The Managing Member and the Officers may rely and shall be protected in relying on any notice or other document from an Economic Member or other Person if believed by it to be genuine.

40
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Section 15.2 Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.4 Integration. This Agreement, together with the applicable Form of Adherence and Property Management Agreement and any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.5 Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 15.6 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.7 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring an Interest, upon acceptance of its Form of Adherence.

Section 15.8 Applicable Law and Jurisdiction.

(a) This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought in any state or federal court of competent jurisdiction located within the State of Delaware and each Member hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the State of Delaware. This Section 15.8(b) shall not apply to matters arising under the federal securities laws. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 11.1 will be deemed effective service of process on such party.

41
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(c) EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBERS MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS, EXCLUDING HOWEVER MATTERS ARISING UNDER FEDERAL SECURITIES LAW.

Section 15.9 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10 Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of the managing Member or less than all of the Members, such action may be so taken upon the concurrence of the Managing Member or less than all of the Members, as applicable, and each Member shall be bound by the results of such action.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGING MEMBER

TIRIOS CORPORATION

By:	/s/ Sachin Latawa
Sachin Latawa
Chief Executive Officer and President

COMPANY

TIRIOS PROPCO SERIES LLC

By:	Tirios Corporation, its Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa
Chief Executive Officer and President

42
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

EXHIBIT A: FORM OF SERIES DESIGNATION

In accordance with the Series Limited Liability Company Agreement of Tirios Propco Series LLC (the “Company”) dated April 13, 2023 (the “Agreement”) and upon the execution of this designation by the Company and Tirios Corporation in its capacity as Managing Member of the Company and Initial Member of [SERIES], a series of Tirios Propco Series LLC (“[SERIES]”), this exhibit shall be attached to, and deemed incorporated in its entirety into, the Agreement.

References to Sections and ARTICLES set forth herein are references to Sections and ARTICLES of the Agreement, as in effect as of the effective date of establishment set forth below.

Name of Series	[SERIES], a series of Tirios Propco Series LLC

Effective date	[DATE]
Managing Member

Tirios Corporation was appointed as the Managing Member of [SERIES] with effect from the date of the Agreement and shall continue to act as the Managing Member of [SERIES] until dissolution of [SERIES] pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X

Initial Member	Tirios Corporation

Series Asset

The Series Assets of [SERIES] shall comprise [asset description] which will be acquired by [SERIES] upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by [SERIES] from time to time, as determined by the Managing Member in its sole discretion

Purpose	As stated in Section 2.4

Issuance	Subject to Section 6.4(a)(i), the maximum number of [SERIES] Interests the Company can issue is [XX]

Broker	[Broker-Dealer Name]

Interest Designation	No Interest Designation shall be required in connection with the issuance of [SERIES] Interests

Voting

Subject to Section 3.5, the [SERIES] Interests shall entitle the Record Holders thereof to one vote per Interest on any and all matters submitted to the consent or approval of Members generally. No separate vote or consent of the Record Holders of [SERIES] Interests shall be required for the approval of any matter, except as required by the Delaware Act or except as provided elsewhere in this Agreement.

The affirmative vote of the holders of not less than a majority of the [SERIES] Interests then Outstanding shall be required for:

(a) any amendment to this Agreement (including this Series Designation) that would adversely change the rights of the [SERIES] Interests;

(b) mergers, consolidations or conversions of [SERIES] or the Company; and

43
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(c) all such other matters as the Managing Member, in its sole discretion, determines shall require the approval of the holders of the Outstanding [SERIES] Interests voting as a separate class.

Notwithstanding the foregoing, the separate approval of the holders of [SERIES] Interests shall not be required for any of the other matters specified under Section 12.1

Other rights

Holders of [SERIES] Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of [SERIES] Interests

Officers	There shall initially be no specific officers associated with [SERIES], although, the Managing Member may appoint Officers of [SERIES] from time to time, in its sole discretion

Aggregate Ownership Limit	The Aggregate Ownership Limit or REIT Aggregate Ownership Limit [Choose one]

Minimum Interests	[XX] Interests per Member

Fiscal Year	As stated in Section 8.2

Information Reporting	As stated in Section 8.1(c)

Termination	As stated in Section 11.1(b)

Liquidation	As stated in Section 11.3

Amendments to this Exhibit	As stated in ARTICLE XII

44
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

EXHIBIT B: PARTNERSHIP TAXATION PROVISIONS

1. Definitions. For application to any Series as opposed to the Company, substitute “Company” with “Series.”

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (a) crediting to such Capital Account any amount which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulation Sections 1.704-1(b)(2)(ii)(c), 1.704-2 (g)(1), and 1.704-2(i); and(b) debiting to such Capital Account the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Company Minimum Gain” has the meaning set forth for “partnership minimum gain” in Treasury Regulation Section 1.704-2(d).

“Gross Asset Value” means, in respect of any asset of the Company or Series, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset as reasonably determined by the Managing Member.

(b) The Gross Asset Value of all items of Company property shall be adjusted to equal their respective gross fair market values (as reasonably determined by the Managing Member and taking Code Section 7701(g) into account) as of the following times: (i) the acquisition of an additional interest in the Company or Series by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company o r S e r i e s property as consideration for all or a portion of an interest in the Company or Series; (iii) the liquidation by the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) (other than pursuant to Code Section 708(b)(1)(B)), and (iv) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a partner capacity, or by a new Member acting in a partner capacity in anticipation of being a Member; provided that any adjustments described in clauses (i), (ii), (iii) and (iv) of this paragraph shall be made only if the Managing Member reasonably determines that such adjustments are necessary to reflect the relative economic interests of the Members of the Company.

(c) The Gross Asset Value of any item of Company property distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value (as reasonably determined by the Managing Member and taking Code Section 7701(g) into account).

(d) The Gross Asset Value of each item of Company property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (f) of the definition of “Net Profit” and “Net Loss”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

45
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(e) If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

“Member Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Deduction” has the meaning set forth in Treasury Regulation Section 1.704- 2(i), substituting the term “Member” for the term “partner” as the context requires.

“Net Profit” and “Net Loss” shall mean for each Fiscal Year or other period, an amount equal to the Company’s or Series’, as applicable, taxable income or loss for that year or period, determined in accordance with Code Section 703(a) (for these purposes, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss pursuant to the foregoing shall be added to such taxable income or loss.

(b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or that are treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Net Profit or Net Loss pursuant to the foregoing shall be subtracted from such taxable income or loss.

(c) In the event the Gross Asset Value of any Company Asset is adjusted pursuant to paragraph (b) or (c) of the definition of Gross Asset Value, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing Net Profit or Net Loss.

(d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of the property differs from its Gross Asset Value.

(e) If the Fair Market Value of any asset differs from its adjusted tax basis for federal income tax purposes, then the amount of depreciation, amortization or cost recovery deductions with respect to such asset shall, for purposes of determining Net Profit and Net Loss, be an amount which bears the same ratio to such Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, then the Managing Member may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Profit and Net Loss).

46
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(f) To the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) and Section 1.704-2(c) of the Treasury Regulations.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code, and any successor regulations.

2. Capital Accounts.

(a) An account (a “Capital Account”) shall be established for each Member on the books of the Company, and the Members’ Capital Accounts shall be adjusted as set forth below. The Members’ Capital Accounts shall be maintained in accordance with the rules of Code Section 704(b) and the Regulations promulgated thereunder.

(b) A Member’s Capital Contribution shall be credited to its Capital Account when and as received by the Company.

3. Regulatory and Special Allocations.

(a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Exhibit B, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704- 2(j)(2) of the Treasury Regulations. This Section (a) is intended to comply with the partnership minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704- 2(i)(4) of the Treasury Regulations, notwithstanding any other provision of Exhibit B, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain, determined in accordance with Section 1.704-2(i)(4) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704- 2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section (b) is intended to comply with the partner minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

47
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(c) Qualified Income Offset. Notwithstanding any other provision of this Agreement, if any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704- l(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, items of income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, however, that an allocation pursuant to this Section (c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Section 5 of thisExhibit B have been tentatively made as if this Section were not in the Agreement.

(d) Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit, each such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section (d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in have been tentatively made as if Section (c) above and this Section (d) were not in the Agreement.

(e) Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members pro rata in proportion to their respective holdings of Series Interests.

(f) Member Nonrecourse Deductions. Notwithstanding any other provision of this Agreement, any Member Nonrecourse Deductions shall be specially allocated to the Members who bear the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Treasury Regulations Section 1.704-2(i).

(g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated, as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), as an item of Net Profit (if the adjustment increases the basis of the asset) or Net Loss (if the adjustment decreases such basis) and such Net Profit or Net Loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

(h) The allocations set forth in paragraphs (a), (b), (c), (d), (e), (f), and (g) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of Section 5 of this Exhibit B (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Profits and Net Losses among Members so that, to the extent possible, the net amount of such allocations of Net Profits and Net Losses and other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

4. Curative Allocations. If the Managing Member determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of income, gain, loss, deduction or credit is not specified in Exhibit B (an “unallocated item”), or that the allocation of any item of income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulation Section 1.704- 1(b) and the factors set forth in Treasury Regulation Section 1.704-1(b)(3)(ii)) (a “misallocated item”), then the Managing Member may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided that no such allocation will be made without the prior consent of each Member that would be affected thereby (which consent no such Member may unreasonably withhold) and provided further that no such allocation shall have any material effect on the amounts distributable to any Member, including the amounts to be distributed upon the complete liquidation of the Company.

48
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

5. Tax Allocations.

(a) After giving effect to the allocations set forth in Section 3 of this Exhibit A, Net Profit, Net Loss and items of income, gain, deduction and loss of the Company for each Fiscal Year (or other period) shall be allocated among all Members who were Members during such Fiscal Year (or other period) in a manner that will result in the Capital Account balance for each Member (which balance may be positive or negative), after adjusting the Capital Account for all Capital Contributions and distributions and any special allocations required pursuant to this Agreement for the current and all prior taxable years (or other applicable period), being (as nearly as possible) equal to (x) the amount that would be distributed to the Member if the Company were to sell all of its assets at their current Gross Asset Value, pay all liabilities of the Company (limited, with respect any nonrecourse liabilities, to the value reflected in the Members’ Capital Accounts for the assets securing such nonrecourse liabilities), and distribute the proceeds thereof in accordance with Section 7.1 and Section 7.2, minus (y) the Member’s share of Company Minimum Gain and Member Minimum Gain.

(b) All income, gains, losses, deductions and credits of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts, except that if any such allocation for tax purposes is not permitted by the Code or other applicable law, the subsequent income, gains, losses, deductions and credits shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts. Each item of income, gain, loss, deduction and credit realized by the Company in any taxable year shall be allocated pro rata to the Members according to the amount of Net Profit or Net Loss, as the case may be, allocated to them in such year.

(c) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of the variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(d) In the event the Gross Asset Value of any Company asset is adjusted due to a revaluation of Company assets under Treasury Regulations Section 1.704-1(b)(2)(iv)(f), subsequent allocations of income, gain, loss and deduction with respect to such Company asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

(e) Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

(f) Allocations pursuant to Section 4 of this Exhibit B are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Profits, Net Losses, distributions or other items pursuant to any provisions of this Agreement.

49
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

EXHIBIT C: REIT PROVISIONS

1. Definitions.

“Beneficial Ownership” shall mean ownership of Interests in a Series by a Person, whether the Interests are held directly or indirectly (including by a nominee), and shall include Interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however,that in determining the number of Interests Beneficially Owned by a Person, no Interest shall be counted more than once. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“One Hundred Members Date” means the first day on which Interests of any Series are beneficially owned by 100 or more Persons within the meaning of Section 856(a)(5) of the Code.

2. Ownership Limitations related to REIT Qualification

(a) Basic Restrictions Applicable to Series to be Taxed as REITs.

(i) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Interests in a Series in excess of the REIT Aggregate Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Interests in a Series in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own Interests in a Series to the extent that such Beneficial Ownership or Constructive Ownership of Interests in a Series would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year, and (2) no Person shall Beneficially Own or Constructively Own Interests in a Series to the extent that such Beneficial Ownership or Constructive Ownership of Interests in a Series would result in the Company otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that (A) would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code or (B) would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Company intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such), in either case causing the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) During the period commencing on the One Hundred Members Date, any Transfer of Interests in a Series that, if effective, would result in the Interests in a Series being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Interests in a Series.

50
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

(b) Remedies for Breach . If the Managing Member shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Exhibit C or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Interests in a Series in violation of Exhibit C (whether or not such violation is intended), the Managing Member shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to redeem interests, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 4.5 (or Non-Transfer Event that results in a violation of Exhibit C) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Managing Member. Nothing herein shall limit the ability of the Managing Member to grant a waiver as may be permitted under Exhibit C.

(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Interests in a Series that will or may violate Exhibit C shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event on the Company’s qualification as a REIT.

(d) Exceptions. Subject to Exhibit C the Managing Member, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person. The provisions of Exhibit C will not apply to any Series that the Company does not intend to be taxed as a REIT

51
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

TIRIOS PROPCO SERIES LLC

SERIES DESIGNATION OF

TIRIOS PROPCO SERIES LLC – 274 GABBRO

In accordance with the Series Limited Liability Company Agreement of Tirios Propco Series LLC (the “Company”) dated April 13, 2023 (the “Agreement”) and upon the execution of this designation by the Company and Tirios Corporation in its capacity as Managing Member of the Company and Initial Member of Tirios Propco Series LLC – 274 Gabbro, a series of Tirios Propco Series LLC (“274 Gabbro”), this exhibit shall be attached to, and deemed incorporated in its entirety into, the Agreement.

References to Sections and ARTICLES set forth herein are references to Sections and ARTICLES of the Agreement, as in effect as of the effective date of establishment set forth below.

Name of Series	Tirios Propco Series LLC – 274 Gabbro, a series of Tirios Propco Series LLC

Effective date	May 3, 2023

Managing Member

Tirios Corporation was appointed as the Managing Member of 274 Gabbro with effect from the date of the Agreement and shall continue to act as the Managing Member of 274 Gabbro until dissolution of 274 Gabbro pursuant to Section 11.1(b) or its removal and replacement pursuant to Section 4.3 or ARTICLE X

Initial Member	Tirios Corporation

Series Asset

The Series Assets of 274 Gabbro shall comprise of that certain real property and improvements thereon located at 274 Gabbro Gardens, San Marcos, TX 78656, which will be acquired by 274 Gabbro upon the close of the Initial Offering and any assets and liabilities associated with such asset and such other assets and liabilities acquired by 274 Gabbro from time to time, as determined by the Managing Member in its sole discretion

Purpose	As stated in Section 2.4

Issuance	Subject to Section 6.3(a)(i), the maximum number of 274 Gabbro Interests the Company can issue is 860 ($100.00 per interest)

Broker	Dalmore Group, LLC, a Delaware Limited Liability Company

Interest Designation	No Interest Designation shall be required in connection with the issuance of 274 Gabbro Interests

Voting

Subject to Section 3.5, the 274 Gabbro Interests shall entitle the Record Holders thereof to one vote per Interest on any and all matters submitted to the consent or approval of Members generally. No separate vote or consent of the Record Holders of 274 Gabbro Interests shall be required for the approval of any matter, except as required by the Delaware Act or except as provided elsewhere in this Agreement.

The affirmative vote of the holders of not less than a majority of the 274 Gabbro Interests then Outstanding shall be required for:

(a) any amendment to this Agreement (including this Series Designation) that would adversely change the rights of the 274 Gabbro Interests;

(b) mergers, consolidations or conversions of 274 Gabbro or the Company; and

(c) all such other matters as the Managing Member, in its sole discretion, determines shall require the approval of the holders of the Outstanding 274 Gabbro Interests voting as a separate class.

Notwithstanding the foregoing, the separate approval of the holders of 274 Gabbro Interests shall not be required for any of the other matters specified under Section 12.1

52
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Other rights

Holders of 274 Gabbro Interests shall have no conversion, exchange, sinking fund, appraisal rights, no preemptive rights to subscribe for any securities of the Company and no preferential rights to distributions of 274 Gabbro Interests

Officers	There shall initially be no specific officers associated with 274 Gabbro, although, the Managing Member may appoint Officers of 274 Gabbro from time to time, in its sole discretion

Aggregate Ownership Limit	The Aggregate Ownership Limit

Minimum Interests	One (1) Interest per Member

Fiscal Year	As stated in Section 8.2

Information Reporting	As stated in Section 8.1(c)

Termination	As stated in Section 11.1(b)

Liquidation	As stated in Section 11.3

Amendments to this Exhibit	As stated in ARTICLE XII

[Signature Page Follows]

53
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

IN WITNESS WHEREOF, this Series Designation has been executed as of the effective date written above.

MANAGING MEMBER
TIRIOS CORPORATION

By:	/s/ Sachin Latawa
Sachin Latawa
Chief Executive Officer and President

COMPANY
TIRIOS PROPCO SERIES LLC

By:	Tirios Corporation, its Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa
Chief Executive Officer and President

54
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

ENTITY CERTIFICATE

TO: HouseMax Funding, LLC, a Texas limited liability company (“Lender”).

The undersigned, being all of the owners of TIRIOS CORPORATION, a Delaware corporation (the "Company"), hereby certify to Lender as follows:

1. The Company is duly formed and validly existing under the laws of the state in which it was formed, and if the state of formation is not the same as the state in which the Property is located, the Company has been duly registered within the state in which the Property is located.

2. A true and complete copy of the documents that serve as evidence of the Company formation and that govern the operation of the Company and all amendments thereto (collectively, the "Entity Documents") are attached hereto and incorporated herein by reference as Exhibit A. The Entity Documents are in full force and effect, duly adopted, and have not been altered, amended, canceled, extended, modified, superseded, supplemented or terminated, except as set forth in Exhibit A.

3. Lender has agreed to extend a loan (the “Loan”) in the amount of One Hundred Sixty-One Thousand and 00/100 Dollars ($161,000.00). The Loan is to be made in accordance with the terms of the Secured Note, Security Instrument, and all other attendant documents executed in connection therewith (the “Loan Documents”).

4. Sachin Latawa has been duly appointed or elected as the CEO of the Company (“Authorized Person”), and, acting alone, shall have the full power and authority, in the name and on behalf of the Company, to:

a. execute and deliver to Lender any and all Loan Documents, including without limitation notes, deeds of trust, mortgages, assignments, security agreements, financing statements, indemnities, certificates, guarantees, pledges, subordinations, estoppels, and agreements, and any renewals, extensions, modifications and amendments thereto, all on such terms, in such amounts, and at such interest rates as may be acceptable to Authorized Person, its execution of such documents or instruments to be conclusive proof of its approval thereof; and

b. appoint one or more persons to deliver the items identified above to Lender on behalf of the Company.

5. The matters contained herein are intended as a specific identification of certain powers and authority, and shall not be construed as a limitation on any powers or authority now or hereafter conferred on Authorized Person or the Company.

6. The authority given hereunder shall be deemed retroactive, and any and all acts authorized hereunder and previously performed are hereby ratified and affirmed.

7. Unless and until Lender receives written notice to the contrary delivered pursuant to the notice provisions of the Loan Agreement, Lender may rely on the acts and signature of Authorized Person as being the valid and binding acts and signature of the Company.

8. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Agreement or the Security Instrument, each executed of even date herewith.

[SIGNATURES FOLLOW]

55
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Date: May 31, 2024

OWNERS:

Sachin Latawa

/s/ Sachin Latawa
Sachin Latawa, an individual

56
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Exhibit “A”

Entity Documents

57
© 2007 Geraci Law Firm; All Rights Reserved. Entity Certificate for TIRIOS CORPORATION		v184
Loan No. 115876

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “TIRIOS CORPORATION”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF MAY, A.D. 2020, AT 2:37 O`CLOCK P.M.

7992366 8100 SR# 20205152485	Authentication: 203020591 Date: 06-01-20
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:37PM05/29/2020 FILED 02:37PM 05/29/2020 SR 20205152485 - FileNumber 7992366

CERTIFICATE OF INCORPORATION

OF

TIRIOS CORPORATION

********

I, the undersigned, for the purpose of creating and organizing a corporation under the provisions of and subject to the requirements of the General Corporation Law of the State of Delaware (the "DGCL"), certify as follows:

ARTICLE I.

The name of the corporation (the "Corporation") is: Tirios Corporation.

ARTICLE II.

The address of the registered office of the Corporation in the State of Delaware is: The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the commercial registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III.

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV.

The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each of which shall have a par value of one cent ($0.01) per share.

ARTICLEV.

The name and the mailing address of the sole incorporator is:

Name	Mailing Address

Alvin Benjamin Carter III	c/o Brown Rudnick LLP One Financial Center Boston, MA 02111

ARTICLE VI.

Unless and except to the extent that the by-laws of the Corporation (the "By-laws") shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VII.

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. No amendment to, modification of or repeal of this ARTICLE VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VIII.

The Corporation may, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which a person indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE IX.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the By-laws or adopt new By-laws without any action on the part of the stockholders; provided that any By-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ARTICLEX.

The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") or the By-laws, from time to time, to amend, alter or repeal any provision of the Certificate oflncorporation in any manner now or hereafter provided by law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by the Certificate oflncorporation or any amendment thereof are conferred subject to such right.

[signature page follows]

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate oflncorporation, hereby acknowledging, declaring, and certifying that the foregoing Certificate of Incorporation is my act and deed and that the facts herein stated are true, and have accordingly hereunto set my hand this 29 day of May, 2020.

By:	/s/ Alvin Benjamin Carter III
Alvin Benjamin Carter III, Incorporator

Authorized Copy

Sachin Latawa,

CEO

Exhibit A

Officers

Sachin Latawa	President

Sachin Latawa	Treasurer

Sachin Latawa	Secretary

TIRIOS CORPORATION

Consent In Lieu of Meeting of Incorporator

The undersigned, being the sole incorporator of Tirios Corporation, a Delaware corporation (the "Corporation"), pursuant to Section 108 of the Delaware General Corporation Law, does hereby consent to the adoption of the following resolutions with the same force and effect as if duly adopted at a meeting of the incorporator called for the purpose:

RESOLVED

To record that the Certificate of Incorporation of the Corporation has been executed and filed with the Secretary of State of the State of Delaware in accordance with Section I 03 of the Delaware General Corporation Law and has become effective.

RESOLVED	To adopt as the By-Laws of the Corporation the By-Laws, attached hereto as Exhibit A, which shall be initialed by the Secretary of the Corporation for identification.

RESOLVED	To fix the number of the initial directors of the Corporation at one (1).

RESOLVED	To elect the following persons listed below as the initial director of the Corporation:

Sachin Iatawa

EXECUTED, effective as of the date set forth below. Dated: May 29, 2020

By	/s/ Alvin Benjmain Carter III
Alvin Benjamin Carter III, Incorporator

Authorized Copy

Sachin Latawa,

CEO

Exhibit A

By-Laws

TIRIOS CORPORATION

INCORPORATED UNDER THE LAWS OF

THE STATE OF DELAWARE

BY-LAWS

ARTICLE I. OFFICES.

Section 1. Offices. The registered office of TIRIOS CORPORATION (the “Corporation”) shall be located in the state of Delaware and shall be at such address as shall be set forth in the Corporation’s Certificate of Incorporation. The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require. For clarity, any reference in these Bylaws to the “Certificate of Incorporation” shall refer to the Certificate of Incorporation as amended or restated from time to time.

Section 2. Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the Delaware General Corporation Law. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II. STOCKHOLDERS.

Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

Section 3. Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called pursuant to a resolution approved by the Board of Directors and may not be called by any other person or persons. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 4. Notice of Meetings. Written notice of the time and place of any stockholder’s meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to him or her at his or her address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 5. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws.

Section 6. Adjournment of Meetings. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 7. Voting List. The Secretary shall prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. Such list shall be open at the place where the election is to be held for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 8. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock registered in his or her name on the record of stockholders. At all meetings of stockholders all matters, except as otherwise provided by statute, shall be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 9. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 10. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 11. Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the President shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of such meetings.

ARTICLE III. DIRECTORS.

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Corporation’s Certificate of Incorporation, these bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 2. Number and Qualifications: The Board of Directors shall consist initially of one director and thereafter shall consist of such number as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 3. Election of Directors: The directors shall be elected by the stockholders at the annual meeting of stockholders.

Section 4. Duration of Office: The directors chosen at any annual meeting shall, except as hereinafter provided, hold office until the next annual election and until their successors are elected and qualify.

Section 5. Removal and Resignation of Directors: Except as set forth in the Certificate of Incorporation or as prohibited by applicable law, any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote in an election of directors, and the office of such director shall forthwith become vacant.

Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase.

Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until his or her successor is elected and qualifies.

Section 7. Regular Meetings: The Board of Directors shall hold an annual meeting for the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 8. Special Meetings: Special meetings of the Board of Directors may be held at such times and at such places as may be called by the Chairman of the Board of Directors, if any, or by any two directors, on at least 24 hours’ notice to each director given by one of the means specified in Section 10 hereof other than by mail or on at least three days’ notice if given by mail.

Section 9. Adjourned Meetings: A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 10 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 10. Notice and Place of Meetings: Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such other place as shall be stated in the notice of such meeting. Subject to Section 8, Section 9, and Section 11 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 11. Waiver of Notice: Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 12. Business Transacted at Meetings, etc.: Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 13. Quorum; Action at a Meeting: A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 14. Compensation: The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 15. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent in writing may be made by signature, including an electronic transmission thereof, or may be made via facsimile, email, or by other means of electronic transmission indicating consent to such action, without signature.

Section 16. Meetings Through Use of Communications Equipment: Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 17. Committees of the Board of Directors: The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV. OFFICERS.

Section 1. Number: The officers of the Corporation shall be a President, Treasurer, and Secretary as may be appointed in accordance with the provisions of this Article IV. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications: The officers, except as provided in Section 3 of this Article IV, shall be chosen annually by the Board of Directors. Each such officer shall, except as herein otherwise provided, hold office until his or her successor shall have been chosen and shall qualify. The Chairman of the Board of Directors, if any, shall be a director of the Corporation, and should they cease to be a director, they shall ipso facto cease to be such officer. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers: Other officers, including one or more assistant secretaries, treasurer or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers: Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation: Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies: A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation: The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors: The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to them by the Board of Directors.

Section 9. President: In the absence of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders. They shall have power to call special meetings of the stockholders at any time. They shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 10. Secretary: The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him or her by the Board of Directors, or as are prescribed by these Bylaws.

Section 11. Treasurer: The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him or her by the Board of Directors.

ARTICLE V. CAPITAL STOCK.

Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the President or one of the vice-presidents, and the Secretary or an assistant secretary or the treasurer or an assistant treasurer, and the seal of the Corporation or a facsimile thereof shall be impressed or affixed or reproduced thereon, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, President, Vice- President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, her or it, the numbers of the certificates, if any, covering such shares and the dates of acquisition of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer.

The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

ARTICLE VI. DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors: The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any, if any, part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VII. MISCELLANEOUS PROVISIONS.

Section 1. Fiscal Year: The Board of Directors may determine the corporation’s fiscal year. Until changed by the Board of Directors, the last day of the corporation’s fiscal year shall be December 31.

Section 2. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Checks, Drafts, etc.: All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 4. Deposits: All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

Section 5. Voting Stock of Other Corporations: Except as otherwise ordered by the Board of Directors, the President or the treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6. Indemnification:

(a) Indemnification. The Corporation shall indemnify to the fullest extent authorized or permitted by applicable law any person (his or her heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative, arbitration, or investigative proceeding, including without limitation a proceeding by or in the right of the Corporation, by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer or in any other capacity for another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if, with respect to the acts or omissions of such person, such person (i) acted in good faith, (ii) received no improper personal benefit, (iii) with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (iv) reasonably believed that the conduct was in the best interest of the Corporation (or if, at the Corporation’s request, such person served for another organization, reasonably believed that the conduct was not opposed to the best interest of the Corporation). The termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not satisfy the criteria of the preceding sentence.

The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as an employee or agent or in any other capacity of another corporation, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 6.

(b) Determination of Indemnification. Any indemnification under Section 6(a) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6(a). Such determination shall be made (i) by the Board of Directors by a majority of a quorum, not counting any directors who are at the time parties to the proceeding for determining either a majority or the presence of a quorum, (ii) if a quorum under clause (i) of this Section 6(b) cannot be obtained, by a majority of a committee or by a majority of a committee of the Board of Directors, consisting solely of two or more directors not at the time parties to the proceeding, duly designated to act in the matter by a majority of the full Board of Directors, including directors who are parties, (iii) by a special legal counsel, or (iv) as otherwise provided by the Delaware General Corporation Law.

(c) Right to Indemnification. Notwithstanding the other provisions of this Section 6, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 6(a), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

(d) Advance of Expenses. Expenses incurred in defending a civil or criminal proceeding may be paid by the Corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon (i) receipt of written affirmation by the person of a good-faith belief that the applicable criteria for indemnification have been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the Corporation, if the ultimate determination is that the criteria for indemnification have not been satisfied, and (ii) after a determination that the facts then known to those making the determination would not preclude indemnification.

(e) Indemnification Not Exclusive. The indemnification provided by this Section 6 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, any agreement, the Certificate of Incorporation, any vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(f) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Section 6.

(g) Continuity. The indemnification and advancement of expenses provided for in this Section 6 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VIII. AMENDMENTS.

These Bylaws may be adopted, amended, or repealed or new bylaws adopted by the Board of Directors. The stockholders may make additional bylaws and may adopt, amend, or repeal any bylaws whether such bylaws were originally adopted by them or otherwise.

* * * * *

ANTI-MONEY LAUNDERING DECLARATION

Lender: HouseMax Funding, LLC, a Texas limited liability company	Borrower: TIRIOS PROPCO SERIES LLC – 274 GABBRO, a series of TIRIOS PROPCO SERIES LLC, a Delaware series limited liability company
Date: May 31, 2024	Property Address: 274 Gabbro Gdns, Maxwell, Texas 78656-2016

The Loan Agreement in addition to this Declaration requires that you affirm and declare that you and the source of all funds related to any and all payments made to Lender and any and all payments made in relation to the Loan are fully compliant with all applicable rules, regulations, opinions, and releases set forth by the U.S. Department of Treasury (“Treasury”), the Financial Crimes Enforcement Network (“FinCen”), the Internal Revenue Service (“IRS”) and the Office of Foreign Asset Control (“OFAC”).

NOTICE TO BORROWER:

Borrower attests to and affirms the following:

1.

All funds paid in relation to this Loan, including, but not limited to, any deposits, fees, and any payments to be made to Lender under the Note shall be made with lawfully sourced funds which were/are deposited in a depository institution insured by a Federal or state agency located in the United States of America.

2.

Borrower, its principals, subsidiaries, agents, and assigns are not subject to any inquiries, investigations, administrative hearings, and/or sanctions set forth by OFAC, Treasury, IRS, FinCen or other applicable Federal or state government agency as it pertains to money-laundering and/or tax fraud.

3.

Borrower understands that any violation of the representations made in this Declaration by Borrower may be deemed an Event of Default under the Loan Agreement, Note, Security Instrument, and any other Loan Documents, and Lender may elect, in its absolute discretion, to accelerate the Loan and declare all outstanding amounts owing under the Loan Agreement, Note, Security Instrument, and other Loan Documents immediately due and payable.

4.	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Loan Documents.

I acknowledge receipt of the above and certify my full understanding of all of the terms and conditions of the Loan Agreement, Note, Deed of Trust and other Loan Documents, including this Declaration as of the date set forth above.

[SIGNATURES FOLLOW]

BORROWER:

TIRIOS PROPCO SERIES LLC – 274 GABBRO, A SERIES OF TIRIOS PROPCO SERIES LLC, A

DELAWARE SERIES LIMITED LIABILITY COMPANY

By: TIRIOS CORPORATION, a Delaware corporation, Managing Member

By:	/s/ Sachin Latawa
Sachin Latawa, CEO

SIGNATURE AFFIDAVIT AND AKA STATEMENT

I, Sachin Latawa, certify that this is my true and correct signature:

SACHIN LATAWA (Print Name) — [signature] Signature

AKA STATEMENT

I, Sachin Latawa further certify that I am also known as:

Sachin latawa → NEVER KNOWN AS

(Insert Name Variation)

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of Texas)

County of Williamson)

On May 31st, 2024 (Date) before me, David Sydney (Here Insert Name of the Officer), Notary Public

Personally Appeared Sachin Latawa (Name(s) of Signer(s))

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

DAVID SYDNEY
NOTARY PUBLIC
ID# 133160844
State of Texas
Comm. Exp. 06-16-2025

I certify under PENALTY OF PERJURY under the laws of the State of Texas that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature]
Signature of Notary Public

1

© 2007 Gernci Law Firm; All Rights Reserved.

Signature Affidavit and AKA Statement
Loan No. 115876

v184

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▸ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▸ ______

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▸

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ______

Exempt from FATCA reporting code (if any) ______

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

103 Saddle Ridge Dr

Requester's name and address (optional)

6 City, state, and ZIP code

Cedar Park, Texas 78613-7473

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

[ ][ ][ ] – [ ][ ] – [ ][ ][ ][ ]

or

Employer identification number

[ ][ ] – [ ][ ][ ][ ][ ][ ][ ]

Part II Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. Person▸	/s/Sachin Latawa	5/31/2024 Date ▸

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

•Form 1099-DIV (dividends, including those from stocks or mutual funds)

•Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

•Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

•Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

By signing the filled-out form, you:

1.Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3.Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4.Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

•An individual who is a U.S. citizen or U.S. resident alien;

•A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

•An estate (other than a foreign estate); or

•A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your

U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

•In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

•In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

•In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1.The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3.The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5.Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

•Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1.You do not furnish your TIN to the requester,

2.You do not certify your TIN when required (see the instructions for Part II for details),

3.The IRS tells the requester that you furnished an incorrect TIN,

4.The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5.You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

•What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form for more information.

•Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of agrantor trust dies.

•Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a.Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b.  Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c.  Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d.  Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e.  Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single- member LLC

LLC treated as a partnership for U.S. federal tax purposes,

• LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

• LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
Partnership	Partnership
Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities 3—

A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a) 11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.		M—A tax exempt trust under a section 403(b) plan or section 457(g) plan
Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.
IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7	Line 5
Broker transactions

Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4	Line 6
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]	Enter your city, state, and ZIP code.
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4	Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN).

Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472- 1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

Note: See What Name and Number To Give the Requester,

later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1- 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1.Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2.Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3.Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4.Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5.Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

2 Circle the minor’s name and furnish the minor’s SSN.

3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

What Name and Number To Give the Requester		To reduce your risk:

For this type of account:	Give name and SSN of:	•Protect your SSN,
1. Individual	The individual	•Ensure your employer is protecting your SSN, and
Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]	•Be careful when choosing a tax preparer.
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account	If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.
Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
a.The usual revocable savings trust (grantor is also trustee) b.So-called trust account that is not a legal or valid trust under state law	The grantor-trustee[1] The actual owner[1]

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

Sole proprietorship or disregarded entity owned by an individual	The owner[3]	For more information, see Pub. 5027, Identity Theft Information for Taxpayers.
Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A))	The grantor*

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes.

Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
Association, club, religious, charitable, educational, or other tax- exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee

For this type of account:	Give name and EIN of:
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer.

Certain penalties may also apply for providing false or fraudulent information.

MORTGAGE FRAUD IS

INVESTIGATED BY THE FBI

Mortgage Fraud is investigated by the Federal Bureau of Investigation and is punishable by up to 30 years in federal prison or $1,000,000 fine, or both. It is illegal for a person to make any false statement regarding income, assets, debt, or matters of identification, or to willfully overvalue any land or property, in a loan and credit application for the purpose of influencing in any way the action of a financial institution.

Some of the applicable Federal criminal statutes which may be charged in connection with Mortgage Fraud include:

18 U.S.C. § 1001 - Statements or entries generally

18 U.S.C. § 1010 - HUD and Federal Housing Administration Transactions 18 U.S.C. § 1014 - Loan and credit applications generally

18 U.S.C. § 1028 - Fraud and related activity in connection with identification documents 18 U.S.C. § 1341 - Frauds and swindles by Mail

18 U.S.C. § 1342 - Fictitious name or address 18 U.S.C. § 1343 - Fraud by wire

18 U.S.C. § 1344 - Bank Fraud

42 U.S.C. § 408(a) - False Social Security Number

Unauthorized use of the FBI seal, name, and initials is subject to prosecution under Sections 701, 709, and 712 of Title 18 of the United States Code. This advisement may not be changed or altered without the specific written consent of the Federal Bureau of Investigation, and is not an endorsement of any product or service.

ACKNOWLEDGEMENT OF RECEIPT OF THE MORTGAGE FRAUD IS INVESTIGATED BY THE FBI DISCLOSURE

Each of the Undersigned Borrower(s) and Broker hereby acknowledges receipt of a copy of the Mortgage Fraud is Investigated by the FBI Disclosure.

/s/Sachin Latawa	5/31/2024

Borrower Signature	Date	Borrower Signature	Date

SACHIN LATAWA

Printed Name		Printed Name